Exhibit 10.1

OMNIBUS AMENDMENT NO. 4 TO
AMENDED AND RESTATED SERIES 2017-VFN INDENTURE SUPPLEMENT, AMENDED AND RESTATED NOTE PURCHASE AGREEMENT AND TRANSFER AND SERVICING AGREEMENT
AND
SUPPLEMENTAL INDENTURE NO. 6 TO MASTER INDENTURE
OMNIBUS AMENDMENT NO. 4 TO AMENDED AND RESTATED SERIES 2017-VFN INDENTURE SUPPLEMENT, AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, OMNIBUS AMENDMENT AND TRANSFER AND SERVICING AGREEMENT AND SUPPLEMENTAL INDENTURE NO. 6 TO MASTER INDENTURE (this “Amendment and Supplemental Indenture”), dated as of September 27, 2023, is by and among USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), USCC RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Transferor”), UNITED STATES CELLULAR CORPORATION, a Delaware corporation, as performance guarantor (the “Performance Guarantor”), ROYAL BANK OF CANADA, as the Administrative Agent (the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor to U.S. Bank National Association, as indenture trustee (herein, together with its successors in the trusts under the Indenture, called the “Indenture Trustee”), U.S. Bank National Association, a national banking association, as account bank (herein, together with its successors and assigns, the “Account Bank”) and as securities intermediary (herein, together with its successors and assigns, the ”Securities Intermediary”), and the Owners and Managing Agents parties hereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture or the Note Purchase Agreement (each as defined below).
WHEREAS, the Issuer, the Servicer and the Indenture Trustee, have entered into that certain Master Indenture, dated as of December 20, 2017, as agreed to and accepted (with respect to Section 6.7(c) thereof) by USCC (the “Master Indenture”), as amended by Supplemental Indenture No. 1, dated as of November 30, 2018 (“Supplement No. 1”), and as amended by Omnibus Amendment No. 1 to Master Indenture, Series 2017-VFN Indenture Supplement and Transfer and Servicing Agreement, dated as of September 30, 2019 (“Omnibus Amendment No. 1”), and as further amended by Supplemental Indenture No. 2, dated as of October 23, 2020 (“Supplement No. 2”), and as supplemented by the Amended and Restated Series 2017-VFN Indenture Supplement, dated as of October 23, 2020 (the “Series Supplement”), among the Issuer, the Servicer and the Indenture Trustee, and as amended by Supplemental Indenture No. 3, dated as of July 21, 2021 (“Supplement No. 3”), as amended by Omnibus Amendment No. 2 to Amended and Restated Series 2017-VFN Indenture Supplement, Amended and Restated Note Purchase Agreement and Transfer and Servicing Agreement and Supplemental Indenture No. 4 to Master Indenture, dated as of March 10, 2022 (“Supplement No. 4”) and as amended by Omnibus Amendment No. 3 to Transfer And Servicing Agreement and Supplemental Indenture No. 5 to Master Indenture, dated as of February 6, 2023 (“Supplement No. 5” and the Master Indenture, together with the Series Supplement, Supplement No. 1, Omnibus Amendment No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5, as may further be amended and/or supplemented from time to time, the “Indenture”);
WHEREAS, pursuant to Section 10.2 of the Indenture, the Issuer and the Indenture Trustee are authorized to enter into supplemental indentures to the Indenture from time to time with the consent of the Holders of more than 50% of the Outstanding Amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by an Act, made in the manner set forth in Section 12.3 of the Indenture, of such Holders delivered to the Issuer, the Servicer and the Indenture Trustee (the “Requisite Amendment Consent”) as more fully set forth in Section 10.2 of the Indenture, and no such adversely affected Series or Class is rated by a Rating Agency;
WHEREAS, the Issuer has requested that certain terms included in the Indenture be amended as described herein;
WHEREAS, the Issuer has delivered to the Indenture Trustee, Securities Intermediary, and Account Bank an Issuer Order, dated as of the date hereof (the “Related Issuer Order”), authorizing such amendment, as required by Section 10.2 of the Indenture;
WHEREAS, the Issuer has delivered to the Indenture Trustee, Securities Intermediary, and Account Bank (with the consent of all Noteholders (the “Requisite Certificate Consent” and, together with the Requisite Amendment Consent, the “Requisite Consent”)) an Officer’s Certificate of the Administrator, upon which the Indenture Trustee, Securities Intermediary, and Account Bank may conclusively rely, stating that this Amendment and Supplemental Indenture is permitted by the Indenture and the other Transaction Documents, as applicable, and that all conditions precedent to this Amendment and Supplemental Indenture have been satisfied or waived, as required by Section 10.3 of the Indenture;
WHEREAS, the Issuer has solicited the Requisite Consent from the Noteholders;
WHEREAS, the undersigned Holders are the only Holders of Notes currently Outstanding under the Indenture, which Notes were issued pursuant to the Indenture;
WHEREAS, the Transferor, the Servicer, as servicer and custodian, and the Issuer entered into that certain Transfer and Servicing Agreement, dated as of December 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”);
WHEREAS, the Transferor, the Servicer, the Issuer and the Indenture Trustee, with the consent of the undersigned Holders, have agreed to amend the Transfer and Servicing Agreement on the terms and conditions set forth herein;

WHEREAS, the Issuer, the Transferor, the Servicer, the Performance Guarantor, the Administrative Agent and the Owners and the Managing Agents parties hereto are parties to that certain Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020, as amended by Supplement No. 4 (and as further amended, modified, waived, supplemented or restated from time to time, the “Note Purchase Agreement”); and
WHEREAS, the parties hereto have agreed to amend the Note Purchase Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendments to the Master Indenture. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Master Indenture is hereby amended as follows:
    1.1. The definition of “Eligible Receivable” contained in Annex A to the Master Indenture is hereby amended by deleting clause (g) in its entirety and replacing it with the following:
        (g) it has an original term of either thirty (30) or thirty-six (36) months.
Section 2.    Amendments to the Series Supplement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Series Supplement is hereby amended as follows:
2.1.    The definition of “Scheduled Commitment Termination Date” contained in Section 2.1(b) of the Series Supplement is hereby amended by replacing the reference to “March 15, 2024” contained therein with “September 27, 2025”.
2.2.    The definition of “Required Hedge Rate” contained in Section 2.1(b) of the Series Supplement is hereby amended by replacing the reference to “7.05%” contained therein with “9.00%”.
2.3.    The definition of “Series 2017-VFN Discount Percentage” contained in Section 2.1(b) of the Series Supplement is hereby amended by replacing the reference to “9.15%” contained therein with “11.15%”.
2.4    Annex A to the Series Supplement is hereby amended as follows:
2.4.1.    The definition of “Advance Matrix I” is hereby amended by deleting the table contained therein in its entirety and replacing it with the following:

Advance Matrix I*
Remaining Term (months)	Obligor Tenure/Obligor Credit Class
	5A	4A	3A	2A	1A	0A
31-36	92.50%	81.25%	78.25%	75.50%	63.00%	53.00%
25-30	93.75%	84.50%	82.00%	80.00%	71.75%	62.00%
19-24	94.00%	86.00%	84.00%	82.00%	75.00%	74.00%
13-18	94.75%	89.00%	87.50%	85.50%	80.75%	80.75%
7-12	95.00%	90.50%	88.50%	87.75%	84.75%	84.75%
<6	95.00%	90.50%	88.75%	88.00%	85.00%	85.00%
* - For each Contract, “Remaining Term (months)” in the table above represents the number of unpaid Scheduled Payments owing by the Obligor on the related Contract.

2.4.2.    The definition of “Advance Matrix II” is hereby amended by deleting the table contained therein in its entirety and replacing it with the following:

Advance Matrix II*
Remaining Term (months)	Obligor Tenure/Obligor Credit Class
	5A	4A	3A	2A	1A	0A
31-36	90.25%	76.75%	72.75%	69.00%	54.00%	39.00%
25-30	92.25%	81.00%	77.75%	75.00%	64.00%	51.50%
19-24	92.50%	82.75%	80.25%	77.25%	67.00%	67.00%
13-18	93.50%	86.50%	84.50%	81.50%	75.00%	75.00%
7-12	93.50%	88.25%	85.50%	84.25%	80.25%	80.25%
<6	93.50%	88.50%	85.50%	84.25%	80.25%	80.25%
* - For each Contract, “Remaining Term (months)” in the table above represents the number of unpaid Scheduled Payments owing by the Obligor on the related Contract.
Section 3.     Amendments to the Note Purchase Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Note Purchase Agreement is hereby amended as follows:
3.1.    As of the date of this Amendment and Supplemental Indenture, the Note Purchase Agreement, including all exhibits and schedules, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Note Purchase Agreement attached as Appendix A hereto.
Section 4.    Amendment to the Transfer and Servicing Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Transfer and Servicing Agreement is hereby amended as follows:
4.1.    Section 2.05(a) of the Transfer and Servicing Agreement is hereby deleted in its entirety and replaced with the following:
In the event any representation or warranty contained in Section 2.04(a) is not true and correct in any material respect as of the date specified therein with respect to any Receivable and such breach, (i) if such breach is first discovered prior to September 27, 2023, has a material adverse effect on the Noteholders and (ii) if such breach is first discovered on or after September 27, 2023, could reasonably be expected to have a material adverse effect on the Noteholders, then, within thirty (30) days of the earlier to occur of the discovery thereof by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice thereof given by the Owner Trustee, the Trust, the Indenture Trustee or the Servicer, then such Receivable shall be designated ineligible (as such, an “Ineligible Receivable”) and such Ineligible Receivables shall be reassigned to the Transferor on the terms and conditions set forth in Section 2.05(b) below; provided that such Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and the Receivables Balances of such Receivables shall be included in determining the Aggregate Receivables Balance in the Trust if, on any day prior to the end of such thirty (30) day period (or such longer period as may be agreed to in writing by the Indenture Trustee), (x) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (y) the Transferor shall have delivered an Officer’s Certificate of the Transferor to the Trust and the Indenture Trustee describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct in all material respects. The Transferor shall also have delivered an Officer’s Certificate to each Rating Agency, if applicable, describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct in all material respects.
Section 5.    Conditions Precedent. This Amendment and Supplemental Indenture shall become effective as of the date hereof (the “Effective Date”) upon:
(i)    receipt by the Issuer, the Servicer and the Indenture Trustee of evidence of the Requisite Consent as evidenced by the execution by each Holder of the Series 2017-VFN Notes of a counterpart of this Amendment and Supplemental Indenture;
(ii)    receipt by the parties hereto of duly executed counterparts of this Amendment and Supplemental Indenture, the Fee Letter, dated as of the date hereof (the “Fee Letter”), among the Administrative Agent, the Managing Agents, and the Transferor;
(iii)    receipt by the Indenture Trustee, Securities Intermediary, and Account Bank of the Officer’s Certificate of the Administrator required by Section 10.3 of the Indenture and the Officer’s Certificate of the Transferor required by Section 9.01(d) of the Transfer and Servicing Agreement;

(iv)    the Transferor’s payment of all fees referred to in (A) the Fee Letter that are payable on the date hereof, including, without limitation, the upfront fee payable to each Managing Agent (for the benefit of its related Owner(s)) and (B) the Administrative Agent Fee Letter, dated as of the date hereof, between the Administrative Agent and the Transferor, that are payable on the date hereof;
(v)    all of the terms, covenants, agreements and conditions precedent set forth in the Indenture, the Note Purchase Agreement, the Transfer and Servicing Agreement and other Transaction Document to be complied with and performed by USCC, the Transferor, the Issuer, the Servicer, the Originators or the Indenture Trustee, as the case may be, with respect to this Amendment and Supplemental Indenture, by the date hereof have been satisfied or otherwise waived by the Managing Agents; and
(vi)    the receipt by the Administrative Agent and each Managing Agent of opinions of counsel to each of the Transferor, the Issuer, the Servicer and the Performance Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to corporate matters, legality, validity and enforceability of the Amendment, no conflict of law and non-contravention of charter documents addressed to the Administrative Agent and each Managing Agent.
Section 6.    Representations and Warranties; Covenants.
6.1.    The Issuer hereby represents and warrants that:
(a)    This Amendment and Supplemental Indenture, the Indenture, the Note Purchase Agreement and the Transfer and Servicing Agreement each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
(b)    No event or circumstance has occurred and is continuing which constitutes an Event of Default, Default, Amortization Event, Potential Amortization Event, Trust Amortization Event, or Trust Event of Default.
6.2.    The Servicer hereby represents and warrants that:
(a)    This Amendment and Supplemental Indenture, the Indenture, the Transfer and Servicing Agreement and the Note Purchase Agreement each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
(b)    No event or circumstance has occurred and is continuing which constitutes a Servicer Default or Potential Servicer Default.
6.3.    The Transferor hereby represents and warrants that this Amendment and Supplemental Indenture, the Note Purchase Agreement and the Transfer and Servicing Agreement each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
6.4.    Upon the effectiveness of this Amendment and Supplemental Indenture and after giving effect hereto, the Issuer, the Servicer, the Transferor and the Indenture Trustee as applicable, each represents and warrants as to itself, as applicable, that the covenants, representations and warranties of (a) the Issuer set forth the Article III and Section 9.5 of the Series Supplement, (b) the Indenture Trustee set forth in Section 6.13 of the Master Indenture, (c) the Issuer set forth in the Section 4.1 and Section 4.6 of the Note Purchase Agreement, (d) the Servicer set forth in Section 4.1, Section 4.2, Section 4.7 and Section 4.9 of the Note Purchase Agreement, (e) the Transferor set forth in Section 4.1, Section 4.3, Section 4.6, and Section 4.9 of the Note Purchase Agreement, and (f) the Transferor set forth in Section 2.03 and Section 2.04 of the Transfer and Servicing Agreement, are true and correct in all material respects as of the date hereof (unless stated to relate to an earlier date).
Section 7.    Reference to and Effect on the Indenture, the Transfer and Servicing Agreement and the Note Purchase Agreement.
7.1.    Upon the effectiveness of this Amendment and Supplemental Indenture and on and after the date hereof, each reference in (i) the Indenture to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Indenture and its amendments, as amended hereby, (ii) the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement and its amendments, as amended hereby, and (iii) the Transfer and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Transfer and Servicing Agreement and its amendments, as amended hereby.
7.2.    Each of the Indenture, the Note Purchase Agreement and the Transfer and Servicing Agreement in each case as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, as applicable, shall remain in full force and effect, and are hereby ratified and confirmed.

7.3.    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Supplemental Indenture shall not operate as a waiver of any right, power or remedy of the Indenture Trustee or the Administrative Agent, nor constitute a waiver of any provision of the Indenture, the Note Purchase Agreement, the Transfer and Servicing Agreement or any Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.
7.4.    The Issuer affirms the liens and security interests created and granted by it in the Note Purchase Agreement and the other Transaction Documents and agrees that this Amendment and Supplemental Indenture shall in no manner adversely affect or impair such liens and security interests.
Section 8.    Consent; Waiver; Direction.
(i)    Royal Bank of Canada hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. The Toronto-Dominion Bank hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. By its execution hereof each of the Noteholders (which Noteholders constitute, in the aggregate, 100% of the Holders of the Outstanding Notes) (a) acknowledges its receipt of notice of the contents of this Amendment and Supplemental Indenture, (b) consents to the amendments contained herein, consents to the delivery of the Officer’s Certificate of the Administrator (which certificate shall not be required to contain the statements outlined in Section 12.1(a) of the Master Indenture), (c) hereby waives the requirement under Section 10.2 of the Master Indenture for further written notice setting forth in general terms the substance of this Amendment and Supplemental Indenture, (d) directs the Indenture Trustee, Account Bank, and Securities Intermediary to consent to and execute this Amendment and Supplemental Indenture, without receiving the Officer’s Certificates and Opinions of Counsel deliverable in connection with this Amendment and Supplemental Indenture under the Master Indenture or any other Transaction Document, and (e) hereby agrees to hold the Indenture Trustee, Account Bank, and Securities Intermediary harmless against any and all losses and liabilities, damages, claims, actions, suits, or out-of-pocket expenses or costs (including attorney’s fees and other legal expenses) incurred or arising out of or in connection with the actions set forth above taken by the Indenture Trustee, Account Bank, and Securities Intermediary pursuant to this authorization and direction.
(ii)    By its execution hereof each of the Managing Agents and the Administrative Agent acknowledges its receipt of the contents of this Amendment and Supplemental Indenture and consents to the amendments contained herein.
Section 9.    Governing Law. THIS AMENDMENT AND SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
Section 10.    Headings. Section headings in this Amendment and Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Amendment and Supplemental Indenture for any other purpose.
Section 11.    Counterparts; Facsimile and Electronic Signatures. This Amendment and Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment and Supplemental Indenture or in any other certificate, agreement or document related to this Amendment and Supplemental Indenture or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 12.    Entire Agreement. The parties hereto hereby agree that this Amendment and Supplemental Indenture constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.
Section 13.    Fees, Costs and Expenses. The Transferor shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of (i) Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent, as provided in the Fee Letter, (ii) Morris James LLP, counsel for the Owner Trustee, and (iii) Richards, Layton & Finger, P.A., counsel for the Indenture Trustee, Securities Intermediary, and Account Bank, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and Supplemental Indenture.

Section 14.    Issuer Order.     By its execution hereof, the Issuer hereby (a) authorizes, instructs and directs the Indenture Trustee, Account Bank, and Securities Intermediary to execute this Amendment and Supplemental Indenture, (b) authorizes, instructs and directs the Indenture Trustee, Account Bank, and Securities Intermediary to execute this Amendment and Supplemental Indenture without receiving an Officer’s Certificate, or an Opinion of Counsel pursuant to the Indenture, the Note Purchase Agreement, the Transfer and Servicing Agreement or any other Transaction Document and (c) agrees that the actions set forth above taken by the Indenture Trustee, Account Bank, and Securities Intermediary pursuant to this authorization and direction shall be actions in connection with the administration of the trust created under the Indenture and the performance of its duties thereunder and under the other Transaction Documents within the meaning of Section 6.7(a) of the Master Indenture and shall not constitute negligence or willful misconduct on the part of the Indenture Trustee.
Section 15.    Concerning the Owner Trustee.
(i) It is expressly understood and agreed by the parties hereto that (a) this Amendment and Supplemental Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment and Supplemental Indenture or any other related documents.
(ii) The Transferor, as Equity Certificateholder, hereby authorizes, empowers and directs the Owner Trustee, in the name and on behalf of the Issuer, to execute and deliver this Amendment and Supplemental Indenture and each other document, instrument or writing (including, without limitation, any Issuer Order) as may be necessary or convenient in connection with the transactions contemplated hereby. The Transferor, as Equity Certificateholder, hereby waives any notice in connection with the foregoing and hereby certifies and confirms that (x) it is the sole Equity Certificateholder, (y) the foregoing direction and actions are necessary, suitable, or convenient in connection with the matters described in Section 2.03 of the Trust Agreement, and do not violate or conflict with, are not contrary to, are contemplated and authorized by, and are consistent and in accordance and compliance with the Trust Agreement and the Transaction Documents and the obligations of the Issuer and the Owner Trustee under the Trust Agreement and the Transaction Documents, and (z) the foregoing direction and the execution and delivery of such documents are covered by the indemnifications provided under the Trust Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment and Supplemental Indenture as of the date first written above.

USCC MASTER NOTE TRUST, as the Issuer

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of USCC Master Note Trust,

By:	/s/ Andrew M. Cooper
Name:	Andrew M. Cooper
Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, (i) with respect to the Indenture and the Series Supplement, as Indenture Trustee, and (ii) with respect to each other document amended hereby, not in its individual capacity but solely in its capacity as Indenture Trustee

By:	/s/ Matthew M. Smith
Name:	Matthew M. Smith
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, (i) with respect to the Indenture and the Series Supplement, as Indenture Trustee, and (ii) with respect to each other document amended hereby, not in its individual capacity but solely in its capacity as Indenture Trustee

By:	/s/ Matthew M. Smith
Name:	Matthew M. Smith
Title:	Vice President

USCC SERVICES, LLC, as Servicer

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person

USCC RECEIVABLES FUNDING, LLC, as Transferor

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Executive Vice President, CFO & Treasurer

UNITED STATES CELLULAR CORPORATION, as Performance Guarantor

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Executive Vice President, CFO & Treasurer

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Kevin P. Wilson
Name:	Kevin P. Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

THUNDER BAY FUNDING, LLC,
as a Conduit Purchaser

By:	Royal Bank of Canada, as attorney-in-fact for Thunder Bay Funding LLC

By:	/s/ Kevin P. Wilson
Name:	Kevin P. Wilson
Title:	Authorized Signatory

ROYAL BANK OF CANADA,
as a Committed Purchaser and a Noteholder

By:	/s/ Kevin P. Wilson
Name:	Kevin P. Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

ROYAL BANK OF CANADA,
as a Managing Agent

By:	/s/ Kevin P. Wilson
Name:	Kevin P. Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

BANNER TRUST,
as a Conduit Purchaser

By:	COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of Banner Trust

By:	TD SECURITIES INC., as its financial services agent

By:	/s/ Andrew Gubasta
Name:	Andrew Gubasta
Title:	Vice President

THE TORONTO-DOMINION BANK,
as a Committed Purchaser and a Noteholder

By:	/s/ Jamie Giles
Name:	Jamie Giles
Title:	Managing Director

THE TORONTO-DOMINION BANK,
as a Managing Agent

By:	/s/ Jamie Giles
Name:	Jamie Giles
Title:	Managing Director

APPENDIX A
See Attached.

Execution Version
(Conformed Through (1) Amendment No. 1, dated as of June 29, 2021, ~~and~~  (2) Amendment No. 2 to Amended and Restated Series 2017-VFN Indenture Supplement, Amended and Restated Note Purchase Agreement and Transfer and Servicing Agreement and Supplemental Indenture No. 4 to Master Indenture, dated as of March 10, 2022~~)~~, and (3) Omnibus Amendment No. 4 to Amended and Restated Series 2017-VFN Indenture Supplement, Amended and Restated Note Purchase Agreement and Transfer and Servicing Agreement and Supplemental Indenture No. 6, dated as of September 27, 2023)
NOT EXECUTED IN THIS FORM

AMENDED AND RESTATED
SERIES 2017-VFN NOTE PURCHASE AGREEMENT

Dated as of October 23, 2020

among

USCC RECEIVABLES FUNDING LLC,
as Transferor

USCC MASTER NOTE TRUST,
as Issuer,

USCC SERVICES, LLC,
as Servicer

UNITED STATES CELLULAR CORPORATION,
as Performance Guarantor

THE OWNERS PARTY HERETO,

THE MANAGING AGENTS PARTY HERETO,

and

ROYAL BANK OF CANADA,
as Administrative Agent

_____________________

USCC Master Note Trust
Series 2017-VFN Notes
______________________

TABLE OF CONTENTS
ARTICLE I DEFINITIONS
SECTION 1.1    Definitions
SECTION 1.2    Other Definitional Provisions.
ARTICLE II TERMS OF THE SERIES 2017-VFN NOTES
SECTION 2.1    Issuance of Series 2017-VFN Notes; Note Principal Balance Increases; Note Principal Balance Reductions.
SECTION 2.2    Reduction, Increase and Extension of Commitments.
SECTION 2.3    Interest, Fees, Expenses, Payments, Etc.
SECTION 2.4    Requirements of Law.
SECTION 2.5    Taxes.
SECTION 2.6    Indemnification.
SECTION 2.7    Expenses, Etc.
SECTION 2.8    Benchmark Replacement Setting.
ARTICLE III CONDITIONS PRECEDENT
SECTION 3.1    Conditions to ~~2022~~2023 Amendment Closing Date
SECTION 3.2    Conditions to Note Principal Balance Increases
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 4.1    Representations and Warranties of the Servicer, the Transferor and the Issuer
SECTION 4.2    Additional Representations and Warranties of the Servicer
SECTION 4.3    Additional Representations and Warranties of the Transferor
SECTION 4.4    [Reserved]
SECTION 4.5    Representations and Warranties of the Conduit Purchasers and Committed Purchasers
SECTION 4.6    Covenants of the Issuer and Transferor
SECTION 4.7    Covenants of the Servicer
SECTION 4.8    [Reserved]
SECTION 4.9    Additional Covenants of the Transferor and the Servicer
SECTION 4.10    Merger or Consolidation of, or Assumption, of the Obligations of the Transferor or the Seller
ARTICLE V THE AGENTS
SECTION 5.1    Appointment.
SECTION 5.2    Delegation of Duties
SECTION 5.3    Exculpatory Provisions.
SECTION 5.4    Reliance by Agents
SECTION 5.5    Notices
SECTION 5.6    Non Reliance on Agents and Other Owners
SECTION 5.7    Indemnification
SECTION 5.8    Agents in their Individual Capacity
SECTION 5.9    Successor Agents.
SECTION 5.10    Funding Decision
ARTICLE VI TRANSFERS OF SERIES 2017-VFN NOTES
SECTION 6.1    Transfers of Series 2017-VFN Notes.
ARTICLE VII MISCELLANEOUS
SECTION 7.1    Amendments and Waivers.
SECTION 7.2    Notices.
SECTION 7.3    Confidentiality.
SECTION 7.4    No Waiver; Cumulative Remedies
SECTION 7.5    Successors and Assigns

TABLE OF CONTENTS
(continued)
SECTION 7.6    Successors to Servicer
SECTION 7.7    Counterparts
SECTION 7.8    Severability
SECTION 7.9    Integration
SECTION 7.10    Governing Law
SECTION 7.11    WAIVER OF JURY TRIAL
SECTION 7.12    Jurisdiction; Consent to Service of Process
SECTION 7.13    Termination
SECTION 7.14    Limited Recourse; No Proceedings.
SECTION 7.15    Survival of Representations and Warranties
SECTION 7.16    No Recourse.
SECTION 7.17    RBC Roles
SECTION 7.18    USA PATRIOT Act
SECTION 7.19    Tax Characterization
SECTION 7.20    Accounting Treatment by Owners
SECTION 7.21    Collections.
SECTION 7.22    Limitation of Liability of Owner Trustee

EXHIBITS

EXHIBIT A    FORM OF TRANSFER SUPPLEMENT
EXHIBIT B    FORM OF FUNDING NOTICE
EXHIBIT C    FORM OF COMPLIANCE STATEMENT
EXHIBIT D    FORM OF INVESTMENT LETTER
EXHIBIT E    [RESERVED]
EXHIBIT F    FORM OF INTEREST RATE CAP AGREEMENT
EXHIBIT G    HEDGING REQUIREMENTS

ANNEX

ANNEX I    AGREED-UPON PROCEDURES

SCHEDULES

SCHEDULE I    CONDUIT PURCHASER, COMMITTED PURCHASER, MANAGING AGENTS AND RELATED INFORMATION
SCHEDULE II    NOTICE INFORMATION
SCHEDULE III    ORGANIZATIONAL INFORMATION
SCHEDULE IV    LIST OF CLOSING DELIVERABLES

THIS AMENDED AND RESTATED SERIES 2017-VFN NOTE PURCHASE AGREEMENT, dated as of October 23, 2020, is by and among USCC RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Transferor”), USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company (“USCC SERVICES”), as the servicer (in such capacity, the “Servicer”), UNITED STATES CELLULAR CORPORATION (“USCC”), a Delaware corporation, as the performance guarantor under the Performance Guaranty (in such capacity, the “Performance Guarantor”), the Owners (as hereinafter defined) from time to time party hereto, the Managing Agents for the Ownership Groups from time to time party hereto, and ROYAL BANK OF CANADA (“RBC”), as administrative agent for the Owners (together with its successors in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the parties hereto have previously entered into that certain Series 2017-VFN Note Purchase Agreement, dated as of December 20, 2017, as amended by that certain Omnibus Amendment No. 1 to Master Indenture, Series 2017-VFN Indenture Supplement, Note Purchase Agreement, Receivables Purchase Agreement, and Transfer and Servicing Agreement, dated as of September 30, 2019 (such agreement, as amended, the “2017 Agreement”); and
WHEREAS, the parties hereto wish to amend and restate the 2017 Agreement in its entirety to, among other things (i) reflect the Commitment of each of the Ownership Groups pursuant to this Agreement, (ii) extend the Scheduled Commitment Termination Date, and (iii) as otherwise specified herein.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1    Definitions. All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in Annex A to the Indenture or the Series 2017-VFN Supplement, as applicable, each as in effect on the date of this Agreement and as it may be amended or otherwise modified from time to time. Each capitalized term defined herein shall relate only to the Series 2017-VFN Notes and to no other Class of Notes issued pursuant to the Indenture.
“2017 Agreement” shall have the meaning specified in the recitals to this Agreement.
“~~2022~~2023 Amendment Closing Date” shall have the meaning specified in Section 2A.1 of this Agreement.
“Adjusted Commitment” shall mean with respect to any date of determination, with respect to an Owner, such Owner’s Commitment, minus the aggregate outstanding principal amount of its Support Advances to the Conduit Purchasers in its related Ownership Group as of such date.
“Adjusted Daily Simple SOFR” shall mean, for any SOFR Rate Day, a rate per annum equal to the sum of (a) the applicable Daily Simple SOFR and (b) the SOFR Adjustment.
“Administrative Agent” shall have the meaning specified in the preamble to this Agreement.
“Administrative Agent Fee Letter” shall mean the agreement, dated as of the ~~2022~~2023 Amendment Closing Date, between the Transferor and the Administrative Agent, setting forth certain fees payable by the Transferor to the Administrative Agent.
“Advisors” shall have the meaning specified in Section 7.3(b) of this Agreement.
“Agent” shall have the meaning specified in Section 5.1(a) of this Agreement.
“Agreement” shall mean this Amended and Restated Series 2017-VFN Note Purchase Agreement, as further amended, restated, supplemented or otherwise modified from time to time.
“Amortization Rate” shall mean 1.00% per annum.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Servicer, the Transferor or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Assignee” and “Assignment” shall have the respective meanings specified in Section 6.1(e) of this Agreement.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.8.
“Banner Trust” shall mean Banner Trust, a master trust established under the laws of the Province of Ontario.

“Banner Trust CP Rate” shall mean for any Interest Period, with respect to Banner Trust as a Conduit Purchaser, the per annum rate equivalent to the weighted average cost (as reasonably determined by the TD Bank Managing Agent, and which shall include (without duplication), the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to commercial paper notes maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of commercial paper notes) to the extent related to the issuance of commercial paper notes that is allocated, in whole or in part, by such Conduit Purchaser or its related Managing Agent to fund or maintain any Series 2017-VFN Notes (or portion thereof) during such Interest Period, and any other costs, fees and expenses associated with the funding or maintenance of the any Series 2017-VFN Notes by such Conduit Purchaser, including any liquidity support, credit enhancement or government sponsored funding programs (including the Federal Reserve Bank’s Commercial Paper Funding Facility); provided, that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; and provided further that, if any component of any such rate is a discount rate, in calculating the “Banner Trust CP Rate” for such Interest Period, the TD Bank Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, subject to the earlier proviso that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Benchmark” shall mean, initially, Adjusted Daily Simple SOFR; provided, that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.8. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Rate” shall mean, with respect any Interest Period or portion thereof, a rate per annum equal to the quotient (expressed as a percentage and rounded upwards, if necessary, to the nearest 1/16 of 1%) obtained by dividing (i) the then-current Benchmark for such Interest Period by (ii) 100% minus the Benchmark Reserve Percentage for such Interest Period, if any.
“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Transferor, with the consent of the Managing Agents (such consent not to be unreasonably withheld or delayed) giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as so determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Transferor with the consent of the Managing Agents (such consent not to be unreasonably withheld or delayed) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continued to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Reserve Percentage” shall mean, for any portion of the Note Principal Balance to accrue interest by reference to the Benchmark Rate (or the correlative rate based on the then-current Benchmark) and any Interest Period therefor, the maximum reserve percentage, if any, applicable to the related Owner under Regulation D during such Interest Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be applicable) for determining such Owner’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such interest period consisting or included in the computation of Eurocurrency Liabilities (as defined in Regulation D). Without limiting the effect of the foregoing, but without duplicating the provisions of Section 2.4, the Benchmark Reserve Percentage shall reflect any other reserves required to be maintained by an Owner by reason of any Regulatory Change, in which such relevant rule, guideline or directive was adopted, changed or reinterpreted after the Original Closing Date, against (a) any category of liabilities which includes deposits by reference to which the then-current Benchmark, as applicable, is to be determined or (b) any category of extensions of credit or other assets which include credits or assets based on the then-current Benchmark, as applicable.

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.8.
“Breakage Costs” shall mean (a) for any change in the basis for calculation of interest on any Conduit Purchaser’s Percentage Interest of the Note Principal Balance from the Commercial Paper Rate to the Liquidity Funding Rate, (b) for any payment of principal of any Series 2017-VFN Note (i) on a date other than a Payment Date or (ii) upon fewer than two (2) Business Days’ prior written notice or (c) for any failure of the Issuer to borrow any Note Principal Balance Increase on the date specified in the related Funding Notice, the loss, cost and expense attributable to such event, including, in the case of clause (a), any loss, cost or expense suffered by such Conduit Purchaser by reason of its issuance of Commercial Paper Notes or its incurrence of other obligations reasonably allocated by such Conduit Purchaser (or its related Managing Agent) to funding or maintaining its interest in the applicable Series 2017-VFN Note, and which, in the case of clauses (b) and (c), will be deemed to include an amount determined by the applicable Owner to be equal to the excess of (x) the amount of interest that such Owner would have received on the principal amount of such payment or Note Principal Balance Increase for a period of two (2) Business Days from the date of such payment or failure at the Note Rate, over (y) the amount of income such Owner estimates it will receive on the investment of an amount equal to the principal amount of such payment or Note Principal Balance Increase for such two (2) Business Day period.
“Cap Counterparty” shall mean Royal Bank of Canada, as a party to the initial Interest Rate Cap Agreement, and each other Eligible Cap Counterparty that enters into an Eligible Interest Rate Cap relating to the Series 2017-VFN Notes.
“Closing” shall have the respective meanings specified in Section 2A.1 of this Agreement.
“Collateral Agent” shall mean, with respect to each Conduit Purchaser, the collateral agent, if any, under the program documents governing the issuance of its Commercial Paper Notes, together with its successors and assigns in such capacity.
“Commercial Paper Notes” shall mean, with respect to a Conduit Purchaser, the short term promissory notes issued by such Conduit Purchaser which are allocated in whole or in part by such Conduit Purchaser (or its related Managing Agent) to fund or maintain its interest in a Series 2017-VFN Note hereunder.
“Commercial Paper Rate” shall mean, for any Interest Period (or portion thereof): (i) with respect to the Thunder Bay Owners, clause (A) of the definition of the Thunder Bay Funding Rate; (ii) with respect to the TD Bank Owners, clause (A) of the definition of the TD Bank Funding Rate; and (iii) with respect to any other Owner that becomes a party to this Agreement from time to time, the amount specified in the related joinder agreement or Transfer Supplement(s).
“Commitment” shall mean, with respect to an Ownership Group or Committed Purchaser on any date, the amount specified for such Ownership Group or Committed Purchaser on Schedule I hereto, as the same may be adjusted from time to time pursuant to Section 2.2 of this Agreement or pursuant to Transfer Supplement(s) executed by such Owner and its Assignee(s) and delivered pursuant to Section 6.1 of this Agreement.

“Committed Percentage” shall mean, for each Committed Purchaser within any Ownership Group, with respect to any date of determination, a fraction (expressed as a percentage) having as its numerator the Commitment of such Committed Purchaser as of such date and as its denominator the sum of the Commitments of all Committed Purchasers within the related Ownership Group as of such date.
“Committed Purchaser” shall mean, with respect to each Ownership Group, each financial institution identified as a “Committed Purchaser” for such Ownership Group on Schedule I hereto or in the applicable Transfer Supplement with respect to such Ownership Group pursuant to which such financial institution becomes a “Committed Purchaser” party hereto.
“Conduit Purchaser” shall mean, with respect to each Ownership Group, each multi-seller, asset-backed commercial paper conduit, if any, identified as a “Conduit Purchaser” for such Ownership Group on Schedule I hereto or in the applicable Transfer Supplement with respect to such Ownership Group pursuant to which such multi-seller, asset-backed commercial paper conduit or RIC becomes a “Conduit Purchaser” party hereto.
“Conduit Support Document” shall mean, with respect to any Conduit Purchaser, any agreement entered into by the applicable Conduit Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Purchaser, the issuance of one or more surety bonds for which such Conduit Purchaser is obligated to reimburse the applicable Conduit Support Provider for any drawings thereunder, the sale by such Conduit Purchaser to any Conduit Support Provider of a Series 2017-VFN Note (or any portion thereof) and/or the making of loans and/or other extensions of credit to such Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder, including, without limitation of the foregoing, a liquidity asset purchase agreement related to the Series 2017-VFN Note.
“Conduit Support Provider” shall mean, with respect to any Conduit Purchaser, any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program.
“Conduit Trustee” shall mean, with respect to each Conduit Purchaser, the trustee or security trustee, if any, appointed under the program documents of such Conduit Purchaser, for the benefit of the holders of its Commercial Paper Notes.
“Confidential Information” shall mean any and all materials and information concerning USCC, the Transferor or the Issuer and their subsidiaries and Affiliates, and their business, which information is non-public, confidential or proprietary in nature, and shall include, without limitation, (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect, or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that: (a) is or becomes generally available to the public other than as a result of an action by the Administrative Agent, the Managing Agents or any Owner or their representatives or (b) becomes available to the Administrative Agent, any Managing Agent or any Owner on a non-confidential basis from a person other than USCC and/or any one or more of its subsidiaries or Affiliates who is not, to the knowledge of the Administrative Agent, any Managing Agent or any Owner, otherwise bound by a confidentiality agreement with USCC and/or any one or more of its subsidiaries or Affiliates, or is not, to the knowledge of the Administrative Agent, any Managing Agent or any Owner, otherwise prohibited from transmitting the information to the Administrative Agent, any Managing Agent or any Owner.
“Conforming Changes” shall mean, with respect to either the use or administration of Adjusted Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Note Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent and the Transferor, in consultation with the Managing Agents, decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Transferor, in consultation with the Managing Agents, decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Managing Agents, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) 0.00%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Transferor or the Owners.
“Default Rate” shall mean 2.00% per annum.
“Delayed Funding Amount” shall have the meaning specified in Section 2.1(h) of this Agreement.
“Delayed Funding Date” shall mean, with respect to a Funding Notice, the thirty-fifth (35th) day following the related Increase Date requested in such Funding Notice (or if such day is not a Business Day, then the next succeeding Business Day).
“Delayed Funding Notice” shall have the meaning specified in Section 2.1(g) of this Agreement.

“Delayed Funding Ownership Group” shall mean each Ownership Group that is identified on Schedule I hereto as a “Delayed Funding Ownership Group,” as the same may be amended from time to time with the consent of the affected Ownership Group and the Servicer.
“Eligible Cap Counterparty” shall mean (i) a Person with commercial paper or short-term deposit ratings which are equal to “A-1” or higher by S&P and “P-1” by Moody’s on such date, (ii) if a Person does not have a commercial paper or short-term deposit rating on such date, such Person has unsecured debt obligations which are rated at least “A-” by S&P and “A3” by Moody’s, and (iii) in the case of either (i) or (ii), such Person is not on negative watch for downgrade.
“Eligible Interest Rate Cap” shall mean an interest rate cap agreement in substantively the form of Exhibit F attached hereto, entered into between the Issuer and an Eligible Cap Counterparty for the benefit of the Owners, as the same may be modified, supplemented, amended or amended and restated from time to time in accordance with the terms thereof.
“ERISA Event” shall mean any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived under PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Title I of ERISA), whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or Multiemployer Plan, or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, or that any Multiemployer Plan is, or is expected to be, considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (f) the complete or partial withdrawal of any member of the ERISA Group from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any member of the ERISA Group, of any notice, or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (g) any member of the ERISA Group incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (h) any member of the ERISA Group ceasing operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawing as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or cease making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions; or (i) any member of the ERISA Group incurring any liability under Section 4069 or 4212(c) of ERISA.
“ERISA Group” shall mean any entity, including the Issuer and the Performance Guarantor, that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Issuer or the Performance Guarantor is a member, or (ii) solely for the purposes of Section 302 of ERISA and Section 412 of the Code, described in Section 414(m) or (o) of the Code of which the Issuer or the Performance Guarantor is a member.
“Excluded Taxes” shall have the meaning specified in Section 2.5(a) of this Agreement.
“Existing Scheduled Commitment Termination” shall have the meaning specified in Section 2.2(c) of this Agreement.
“Facility Limit” shall mean, on any date of determination, the sum of the Commitments on such date.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version as described above), any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” shall mean, on any day with respect to any Ownership Group, the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the related Managing Agent from three federal funds brokers of recognized standing selected by such Managing Agent.
“Fee Letters” shall mean, collectively, each agreement between the Transferor and a Managing Agent setting forth certain fees and expenses payable to such Managing Agent (for the benefit of its respective related Owners) by the Transferor in connection with the Series 2017-VFN Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Floor” shall mean a rate of interest equal to 0.00%.
“Funding Date” shall mean the Initial Addition Date and each Increase Date.
“Funding Notice” shall mean a notice substantially in the form of Exhibit B hereto delivered by the Issuer to the Administrative Agent and each Managing Agent pursuant to Section 2.1 of this Agreement.

“Governmental Actions” shall mean any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
“Governmental Rules” shall mean any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
“Hedging Requirements” shall mean the requirements contained in Exhibit G.
“Increase Date” shall mean each date on which the Issuer requests that the Owners fund Note Principal Balance Increases to the Issuer pursuant to Section 2.1(e) of this Agreement.
“Indemnified Amounts” shall have the meaning specified in Section 2.6(a) of this Agreement.
“Indemnified Party” shall have the meaning specified in Section 2.6(a) of this Agreement.
“Indenture” shall mean that certain Master Indenture, dated December 20, 2017, by and among the Issuer and U.S. Bank National Association, as Indenture Trustee, as amended, supplemented or otherwise modified from time to time.
“Indenture Trustee” shall have the meaning set forth in the Indenture.
“Initial Note Principal Balance” shall mean, with respect to a Series 2017-VFN Note, the aggregate outstanding principal amount of such Series 2017-VFN Note on the Original Closing Date after giving effect to any increase on such date, if any.
“Inspection” shall have the meaning specified in Section 4.7(f) of this Agreement.
“Interest Rate Cap Renewal Date” shall mean, initially, March 23, 2022 and, thereafter, such other date that the Issuer may select from time to time subject to the prior written consent of the Administrative Agent.
“Investing Office” shall mean initially, the office of any Owner (if any) designated as such in the Transfer Supplement by which it became a party to this Agreement, and thereafter, such other office of such Owner or such Assignee as may be designated in writing to the applicable Managing Agent, the Administrative Agent, the Issuer, the Servicer and the Indenture Trustee by such Owner or Assignee.
“Investment Letter” shall mean a letter executed by each Owner substantially in the form of Exhibit D hereto.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Liquidity Funding Rate” shall mean for any applicable portion of the Note Principal Balance and Interest Period and the applicable Managing Agent and its related Ownership Group, an interest rate per annum equal to the greater of (I) the sum of (A) the Federal Funds Effective Rate for each day in such Interest Period plus (B) 0.50% plus (C) the Program Fee Rate, and (II) the applicable Prime Rate plus the Program Fee Rate for each day in such Interest Period.
“Managing Agent” shall mean, with respect to any Ownership Group, the Person so designated on Schedule I hereto or in the applicable Transfer Supplement with respect to such Ownership Group.
“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition or operations of USCC, the Transferor, the Issuer, or the Performance Guarantor, as applicable, together with its respective subsidiaries (in each case taken as a whole), (ii) the ability of any of USCC, the Transferor, the Issuer or the Performance Guarantor to perform its respective obligations under any Transaction Document, (iii) the legality, validity or enforceability of any Transaction Document, (iv) the rights or interests of the Indenture Trustee or the Noteholders hereunder or with respect to the Collateral or (v) the collectability of the Receivables generally or any material portion thereof.
“Monthly Additional Interest” shall have the meaning specified in Section 2.3(a).
“Monthly Interest” shall have the meaning specified in Section 2.3(a).
“Monthly Interest Shortfall” shall have the meaning specified in Section 2.3(a).
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any member of the ERISA Group on behalf of its employees and which is covered by Title IV of ERISA.
“Non-Delaying Ownership Group” shall have the meaning specified in Section 2.1(h) of this Agreement.
“Non-Renewing Ownership Group” shall have the meaning specified in Section 2.2(d) of this Agreement.
“Note Principal Balance” shall have the meaning specified in the Series 2017-VFN Supplement.

“Note Principal Balance Increase” shall mean any increase in the Note Principal Balance of any Series 2017-VFN Note pursuant to Section 2.1 of this Agreement.
“Note Principal Balance Reduction” shall mean any reduction of the Note Principal Balance of any Series 2017-VFN Note pursuant to Section 2.1(i) of this Agreement.
“Note Rate” shall mean, with respect to each Owner, any Series 2017-VFN Note and any Interest Period or portion thereof, a rate of interest equal to the Thunder Bay Funding Rate (with respect to Thunder Bay) or the TD Bank Funding Rate (with respect to TD Bank or Banner Trust) as applicable, or the applicable rate of interest specified in the related joinder agreement or Transfer Supplement(s) to which any other Owner becomes a party to this Agreement.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Original Closing Date” shall mean December 20, 2017.
“Owner Trustee” shall mean Wilmington Trust, National Association, a national banking association, not in its individual capacity, but solely as owner trustee of the Issuer.
“Owner’s Percentage” shall mean, at any time with respect to any Owner in an Ownership Group, the percentage equivalent of a fraction, the numerator of which is the principal amount of a Series 2017-VFN Note that such Owner is committed to fund at such time and the denominator of which is the Commitment of such Ownership Group at such time.
“Owners” shall mean the Managing Agents, the Conduit Purchasers, the Committed Purchasers, the Conduit Support Providers and all other owners by assignment or otherwise of all or any portion of a Series 2017-VFN Note (or any interest therein).
“Ownership Group” shall mean each separate group identified from time to time on Schedule I hereto consisting of a Managing Agent, one or more Conduit Purchasers administered by such Managing Agent (if applicable), one or more related Committed Purchasers and each other related Owner. The Managing Agent, Conduit Purchasers, Committed Purchasers and the other Owners identified on Schedule I as belonging to the same Ownership Group, together with all other owners by assignment or otherwise of all or any portion of a Series 2017-VFN Note (or any interest therein), shall be deemed to be “related” hereunder.
“Ownership Group Share” shall mean, for an Ownership Group at any time of determination, a fraction (expressed as a percentage) having the Commitment for such Ownership Group as its numerator and the VFN Maximum Principal Amount as its denominator; provided, however, that if any Owner fails to fund any amount as required hereunder, “Ownership Group Share” shall mean, for an Ownership Group, for purposes of making all distributions hereunder, a fraction (expressed as a percentage) having the portion of the Note Principal Balance of the Series 2017-VFN Note funded by the Owners of such Ownership Group as its numerator and the Note Principal Balance as its denominator.
“Ownership Tranche” shall mean each of the ownership tranches into which the Series 2017-VFN Notes may be divided from time to time, which shall be identical in all respects, except for their respective Commitments and principal amounts funded in respect of such tranches, and certain matters relating to the rate and payment of interest applicable to each Ownership Tranche. The initial allocation of Series 2017-VFN Notes among Ownership Tranches and any modifications thereto shall be made as provided in Sections 2.1(a) and 2.2, as applicable, of this Agreement.
“Participant” shall have the meaning specified in Section 6.1(d) of this Agreement.
“Participation” shall have the meaning specified in Section 6.1(d) of the Agreement.
“Percentage Interest” shall mean, for an Owner with respect to any date of determination, the percentage equivalent of (a) the sum of (i) the portion of the Initial Note Principal Balance (if any) funded by such Owner, plus (ii) the aggregate amount of Note Principal Balance Increases (if any) funded by such Owner after the Original Closing Date but prior to such day pursuant to Section 2.1 of this Agreement, plus (iii) any portion of the Note Principal Balance acquired by such Owner as an Assignee from another Owner pursuant to a Transfer Supplement executed and delivered pursuant to Section 6.1 of this Agreement, minus (iv) the aggregate amount of principal payments received by such Owner in respect of its interest in a Series 2017-VFN Note prior to such day, minus (v) any portion of the Note Principal Balance assigned by such Owner to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to Section 6.1 of this Agreement, divided by (b) the Note Principal Balance on such day.
“Performance Guarantor” shall have the meaning specified in the preamble to this Agreement.
“Permitted Transferee” shall mean each initial Owner, each Managing Agent (in its individual capacity), the Administrative Agent (in its individual capacity), any asset backed commercial paper conduit whose Commercial Paper Notes are rated in the highest available short-term rating from at least two (2) Rating Agencies, that is administered by the Administrative Agent, a Managing Agent or any Affiliate thereof, any Support Party, any Collateral Agent or Conduit Trustee for any Conduit Purchaser’s commercial paper program to secure obligations of such Conduit Purchaser, and any other Person who has been consented to as a potential Transferee by the Issuer (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that after an Amortization Event or an Event of Default occurs and is continuing, a “Permitted Transferee” shall mean any Person, and the consent of the Issuer shall not be required for any transferee.
“Plan” shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained or contributed to by any member of the ERISA Group for any of its employees or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Prime Rate” shall mean, for any day, the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.
“Program Fee Rate” shall mean, with respect to any Ownership Group, any Series 2017-VFN Note and any Interest Period, the rate specified as the Program Fee Rate in the applicable Fee Letter for such Ownership Group.
“Purchased Assets” shall have the meaning specified in the Receivables Purchase Agreement.
“RBC” shall have the meaning specified in the preamble to this Agreement.
“RBC Roles” shall have the meaning specified in Section 7.17 of this Agreement.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System.
“Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage), or any change therein, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) issued after the date hereof by any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Owner, Participant or Support Party with the requirements of (a) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), or (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (c) any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines or the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law), or (d) the rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case relating to the international regulatory framework for banking capital and liquidity measurements, standards and monitoring known collectively as “Basel III”, regardless of the date when enacted, adopted, issued or implemented.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Restricted Person” shall have the meaning specified in Section 7.14(c) of this Agreement.
“RIC” shall mean a receivables investment company or asset-backed commercial paper conduit administered by a Managing Agent or an Affiliate thereof which obtains funding from the issuance of Commercial Paper Notes or other notes.
“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the date hereof, Cuba, Crimea (Ukraine), Iran, Sudan, Syria and North Korea.
“Sanctioned Person” shall mean, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) any Person operating, organized or resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (c) any Person controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.
“Scheduled Commitment Termination Date” shall mean ~~March 15~~September 27, ~~2024~~2025, as such date may be extended from time to time pursuant to Section 2.2(c).
“Seller’s Interest Retention Requirements” shall mean the Transferor’s obligations pursuant to Section 4.04 of the Transfer and Servicing Agreement and the Performance Guarantor’s representations and warranties under Section 4(k) of the Performance Guaranty.
“Series 2017-VFN Controlling Holders” shall mean with respect to the Series 2017-VFN Notes and at any time of determination, the Holders of 100% of the Outstanding Amount of Series 2017-VFN Notes.
“Series 2017-VFN Majority Holders” shall mean with respect to the Series 2017-VFN Notes and at any time of determination, the Holders in the aggregate of at least 50% of the Outstanding Amount of Series 2017-VFN Notes.
“Series 2017-VFN Supplement” shall mean that certain Amended and Restated Series 2017-VFN Indenture Supplement, dated as of October 23, 2020, by and among the Issuer, the Servicer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.
“Servicer” shall have the meaning specified in the preamble to this Agreement.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Adjustment” shall mean 0.15%.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.
“Specified Tax Changes” shall have the meaning specified in Section 2.5(a) of this Agreement.
“Supplemental Advance Notice” shall have the meaning specified in Section 2.1(h) of this Agreement.
“Support Advances” shall mean any loans or advances, or any participation or other interest, funded or held by a Support Party pursuant to a Support Facility (but excluding any such loans or advances made to fund the applicable Conduit Purchaser’s obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its interest in a Series 2017-VFN Note).
“Support Facility” shall mean any liquidity or credit support agreement in favor a Conduit Purchaser which relates to this Agreement, the Series 2017-VFN Note held by the Ownership Group of which such Conduit Purchaser is a member and the other Transaction Documents (including any agreement to purchase an assignment of or participation in, or to extend a liquidity loan with respect to, such Conduit Purchaser’s interest in such Series 2017-VFN Note).
“Support Party” shall mean any bank, insurance company or other financial institution extending or having a commitment or option to extend funds to or for the account of a Conduit Purchaser (including by agreement to purchase an assignment of, or participation in, the Series 2017-VFN Note held by the Ownership Group of which such Conduit Purchaser is a member) under a Support Facility. Each Committed Purchaser shall be deemed to be a Support Party for the Conduit Purchaser(s) in the related Ownership Group.
“Taxes” shall have the meaning specified in Section 2.5(a) of this Agreement.
“TD Bank” shall mean The Toronto-Dominion Bank, a Schedule I bank organized under the federal laws of Canada.
“TD Bank Funding Rate” shall mean with respect to any Interest Period:
(A)    with respect to Banner Trust as a Conduit Purchaser, to the extent that Banner Trust is funding or maintaining (directly or indirectly) any Series 2017-VFN Notes (or portion thereof) through the issuance of Commercial Paper Notes, a rate equal to the Banner Trust CP Rate plus the Program Fee Rate;
(B) with respect to Banner Trust as a Conduit Purchaser, to the extent that Banner Trust is funding or maintaining any Series 2017-VFN Notes (or portion thereof) other than through the issuance of Commercial Paper Notes, a rate equal to the Liquidity Funding Rate for such Interest Period or portion thereof; and
(C) with respect to TD Bank as a Committed Purchaser, the applicable Benchmark plus the Program Fee Rate;
provided, however, that during the Amortization Period, the TD Bank Funding Rate shall be the applicable rate determined pursuant to clause (a), (b) or (c) above plus the Amortization Rate; provided further, that if an Event of Default has occurred and is continuing, then the TD Bank Funding Rate shall be the rate determined pursuant to clause (a), (b) or (c) above plus the sum of (1) the Amortization Rate and (2) the Default Rate. Notwithstanding anything in this definition to the contrary, in no event shall then-current Benchmark be less than zero for purposes of this Agreement or any other Transaction Document.
“TD Bank Managing Agent” shall mean the Managing Agent for the TD Bank Owners identified on the signature pages hereto, together with its successors and assigns.
“TD Bank Note” shall mean the Series 2017-VFN Note representing the Ownership Tranche of the Series 2017-VFN Notes funded from time to time by the TD Bank Managing Agent for the benefit of the applicable TD Bank Owners pursuant to this Agreement.
“TD Bank Owners” shall mean the TD Bank Managing Agent, TD Bank, Banner Trust, each assignee of TD Bank or Banner Trust which is a RIC and the TD Bank Purchasers and any assignee thereof chosen by the TD Bank Managing Agent with the consent of the Transferor, which consent shall not be unreasonably withheld.
“TD Bank Purchasers” shall mean each of the purchasers party to the TD Bank Global Style Liquidity Agreement and any other Conduit Support Provider related to Banner Trust.
“Termination Date” shall mean the earliest to occur of (i) the Scheduled Commitment Termination Date, (ii) the date on which an Amortization Event occurs with respect to Series 2017-VFN and (iii) the date on which an Event of Default occurs (or, to the extent required, is declared).

“Thunder Bay” shall mean Thunder Bay Funding, LLC, a Delaware limited liability company, together with its successors and assigns.
“Thunder Bay Funding Rate” shall mean:
(A) with respect to any Interest Period, to the extent any Thunder Bay Purchaser (or a RIC which is an assignee of Thunder Bay) is funding the Thunder Bay Tranche during such Interest Period through the issuance of commercial paper, the sum of (i)(x) unless the Thunder Bay Managing Agent has determined that the Thunder Bay Pooled CP Rate shall be applicable, a rate per annum equal to the rate per annum calculated by the Thunder Bay Managing Agent to reflect Thunder Bay’s (or such RIC’s) cost of funding such Ownership Tranche, taking into account the weighted daily average interest rate payable in respect of such commercial paper notes during such period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as the Thunder Bay Managing Agent in good faith deems appropriate, or (y) to the extent the Thunder Bay Managing Agent has determined that the Thunder Bay Pooled CP Rate shall be applicable, the Thunder Bay Pooled CP Rate and (ii) the Program Fee Rate; provided, however, that if any component of the rate determined pursuant to this clause (A) is a discount rate, in calculating the “Thunder Bay Funding Rate” for such Interest Period the Thunder Bay Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; or
(B) to the extent that Thunder Bay or any other Owner that is a member of its related Ownership Group is funding or maintaining any Series 2017-VFN Notes (or portion thereof) other than through the issuance of Commercial Paper Notes, a rate equal to the Liquidity Funding Rate for such Interest Period or portion thereof;
provided, however, that during the Amortization Period, the Thunder Bay Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the Amortization Rate; provided further, that if an Event of Default has occurred and is continuing, then the Thunder Bay Funding Rate shall be the rate determined pursuant to clause (A) or clause (B) above, as applicable, plus the sum of (1) the Amortization Rate and (2) the Default Rate.
“Thunder Bay Liquidity Asset Purchase Agreement” shall mean the liquidity asset purchase agreement dated as of the date hereof among Thunder Bay, the Thunder Bay Managing Agent and each of the Thunder Bay Purchasers signatory thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Thunder Bay Managing Agent” shall mean the Managing Agent for the Thunder Bay Owners identified on the signature pages hereto, together with its successors and assigns.
“Thunder Bay Note” shall mean the Series 2017-VFN Note representing the Ownership Tranche of the Series 2017-VFN Notes funded from time to time by the Thunder Bay Managing Agent for the benefit of the applicable Thunder Bay Owners pursuant to this Agreement.
“Thunder Bay Owners” shall mean the Thunder Bay Managing Agent, Thunder Bay, each assignee of Thunder Bay which is a RIC and the Thunder Bay Purchasers and any assignee thereof chosen by the Thunder Bay Managing Agent with the consent of the Transferor, which consent shall not be unreasonably withheld.
“Thunder Bay Pooled CP Rate” shall mean, for any day during any Interest Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by Thunder Bay from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by Thunder Bay maturing on dates other than those certain dates on which Thunder Bay is to receive funds) in respect of the promissory notes issued by Thunder Bay that are allocated, in whole or in part, by the Managing Agent (on behalf of Thunder Bay) to fund or maintain any Series 2017-VFN Notes during such period, as determined by the Managing Agent (on behalf of Thunder Bay) and reported to the Transferor, which rates shall reflect and give effect to (1) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Managing Agent (on behalf of Thunder Bay) and (2) other borrowings by Thunder Bay, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the Thunder Bay Pooled CP Rate, the Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Thunder Bay Purchasers” shall mean each of the purchasers party to the Thunder Bay Liquidity Asset Purchase Agreement and any other Conduit Support Provider related to Thunder Bay.
“Thunder Bay Tranche” shall mean the Ownership Tranche funded from time to time by the Thunder Bay Managing Agent for the benefit of the applicable Thunder Bay Owners pursuant to this Agreement.
“Tranche Invested Amount” shall mean, at any time as to any Series 2017-VFN Note and any Ownership Tranche, that portion of the Note Principal Balance allocated to the Series 2017-VFN Note representing that Ownership Tranche.
“Tranche Period” shall mean a specified period during which an Ownership Tranche will accrue interest by reference to a component of a Note Rate, including the Benchmark Rate (or the correlative rate based on the then-current Benchmark), the Prime Rate or a Federal Funds Effective Rate.
“Transaction” shall have the meaning specified in Section 7.3(b) of this Agreement.
“Transfer” shall have the meaning specified in Section 6.1(c) of this Agreement.
“Transfer Supplement” shall have the meaning specified in Section 6.1(e) of this Agreement.

“Transferee” shall have the meaning specified in Section 6.1(c) of this Agreement.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Upfront Fee” with respect to any Ownership Group, shall have the meaning specified in the applicable Fee Letter.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USCC” shall have the meaning specified in the preamble to this Agreement.
“USCC Services” shall have the meaning specified in the preamble to this Agreement.
“VFN Maximum Principal Amount” shall mean, with respect to any date of determination, the Facility Limit on such date.
“VFN Maximum Principal Amount Increase Notice” shall have the meaning specified in Section 2.2(b).
“VFN Non-Use Fee” shall have the meaning specified in Section 2.3(c).
“VFN Non-Use Fee Rate” shall mean, with respect to any Ownership Group, any Series 2017-VFN Note and any Interest Period, the per annum rate specified as such in the applicable Fee Letter for such Ownership Group.
“Volcker Rule” shall have the meaning specified in Section 4.1(i) of this Agreement.
“written” or “in writing” (and other variations thereof) shall mean any form of written communication or a communication by means of facsimile or electronic mail.
SECTION 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings as set forth herein when used in any certificate or other document made or delivered pursuant hereto.
(b)    The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words “including” and “include” shall be deemed to be followed by the words “without limitation.”
ARTICLE II
TERMS OF THE SERIES 2017-VFN NOTES
SECTION 2.1    Issuance of Series 2017-VFN Notes; Note Principal Balance Increases; Note Principal Balance Reductions.
(a)    On the terms and subject to the conditions set forth in the 2017 Agreement, the Series 2017-VFN Supplement and the other Transaction Documents, and in reliance on the covenants, representations, warranties and agreements set forth herein and therein, as applicable, the Issuer has offered to each Managing Agent, on behalf of its respective Ownership Group, and each Managing Agent, on behalf of its respective Ownership Group, has funded a variable funding loan evidenced by the Series 2017-VFN Notes.
(b)    [Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    Subject to the terms and conditions set forth in this Agreement and the Transaction Documents, on any Business Day during the Revolving Period, the Issuer may in its discretion request a Note Principal Balance Increase from the Owners by delivering to each Managing Agent and the Administrative Agent, a Funding Notice by 12:00 p.m. New York City time at least three (3) Business Days prior to the applicable requested Increase Date, provided, that as of the applicable Funding Date, each of the following conditions is satisfied:
(i)    after giving effect to such Note Principal Balance Increase, (A) the Note Principal Balance shall not exceed the VFN Maximum Principal Amount at such time; (B) the Ownership Group Share of the Note Principal Balance funded by each Ownership Group shall not exceed its respective Commitment; and (C) the portion of the Note Principal Balance funded by any Committed Purchaser shall not exceed its Adjusted Commitment;

(ii)    the Funding Notice shall (x) specify: (A) the proposed date of such Note Principal Balance Increase, which date shall be a Business Day occurring no earlier than the third (3rd) Business Day after the date of such Funding Notice, (B) the amount of such Note Principal Balance Increase (which shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, and (C) the bank account to which the funds from such Note Principal Balance Increase should be sent and (y) have been received by the Managing Agents and the Administrative Agent not later than 12:00 p.m. on the third (3rd) Business Day prior to the proposed date of the requested Note Principal Balance Increases;
(iii)    there shall be no more than two (2) requests for Note Principal Balance Increases by the Issuer during any calendar week; and
(iv)    each funding of a Note Principal Balance Increase hereunder shall be funded by the Ownership Groups ratably in accordance with the Ownership Group Shares of the amount of the requested Note Principal Balance Increase.
(f)    Subject to the terms and conditions set forth in this Agreement (including Section 3.2 hereof) and the other Transaction Documents, on each Funding Date, the Conduit Purchasers in each Ownership Group, acting through the related Managing Agent, may (but are not committed to) at the request of the Issuer pursuant to a Funding Notice, fund such Ownership Group’s Ownership Group Share of any requested Note Principal Balance Increase in amounts to be allocated among such Conduit Purchasers by the related Managing Agent. If any Conduit Purchaser chooses at any time not to fund its portion of such Ownership Group’s Ownership Group Share of any Note Principal Balance Increase when requested by the Issuer, on the applicable Funding Date, the related Committed Purchasers, acting through the related Managing Agent, shall, subject to the conditions set forth in Section 3.2 hereof, fund their respective Committed Percentages of such Note Principal Balance Increase. Each funding of an Ownership Group’s Ownership Group Share of Note Principal Balance Increase shall be paid by the related Owners to an account designated by the related Managing Agent. Each funding of a Note Principal Balance Increase by the Owners hereunder shall represent an increase in the Note Principal Balance by an equal amount. Each Managing Agent shall provide prompt notice to the Issuer and each other Managing Agent if any Conduit Purchaser in its Ownership Group elects not to fund its Ownership Group’s Ownership Group Share of any requested Note Principal Balance Increase.
(g)    Amounts due in respect of each Note Principal Balance Increase shall be transmitted by the respective Managing Agents for payment not later than 1:00 p.m. New York City time on the applicable Increase Date by wire transfer of immediately available funds to the Transferor’s account no. 4507149870 maintained at Wells Fargo Bank, N.A. (ABA #121000248) (or such other account as may from time to time be specified by the Issuer in a notice to the applicable Managing Agent); provided, however, that notwithstanding anything to the contrary herein, at any time after the Issuer delivers a Funding Notice pursuant to this Section 2.1, a Managing Agent that is part of a Delayed Funding Ownership Group may notify the Issuer in writing, not later than 10:00 a.m. New York City time on the Business Day immediately preceding the proposed Increase Date (a “Delayed Funding Notice”), of its intention to fund all or any portion of the amount of the related Note Principal Balance Increase on a date that is on or before the Delayed Funding Date with respect to such Funding Notice rather than on the requested Increase Date. In the event a Managing Agent delivers the notice described in the preceding sentence, the Issuer may at any time without penalty revoke, in whole or in part, the Note Principal Balance Increase set forth in the related Funding Notice.
(h)    In the event that one or more Delayed Funding Ownership Groups timely delivers a Delayed Funding Notice with respect to any portion of the amount of the Note Principal Balance Increase requested on the proposed Increase Date (a “Delayed Funding Amount”), the Issuer shall promptly notify the Managing Agents of each other Ownership Group that has not given timely notice of a Delayed Funding Amount (each, a “Non-Delaying Ownership Group”) that the amount of its Note Principal Balance Increase on the related Increase Date is being increased to accommodate a Delayed Funding Amount, which notice shall specify the amount of such increase (such notice, a “Supplemental Advance Notice”). Each such Non-Delaying Ownership Group shall increase the amount of its respective Note Principal Balance Increase to be made by it on the related Increase Date by the amount specified in the Supplemental Advance Notice, which amounts shall be allocated among each Non-Delaying Ownership Group pro rata based on its respective unused Commitment, up to the Delayed Funding Amount, but not in excess of the unused portion of its respective Commitment. Notwithstanding any other provision to the contrary in any Transaction Documents (including, without limitation, Section 2.1(i) of this Agreement), in the event there is any Note Principal Balance Reduction or other repayment of principal prior to the funding of a Delayed Funding Amount by a Delayed Funding Ownership Group, the amount of such repayment shall be allocated first to the Non-Delaying Ownership Groups that increased the amount funded by them pro rata on the basis of the amount funded by such Non-Delaying Ownership Groups until such amount is repaid in full, and then pro rata among all Ownership Groups to reduce the Note Principal Balance of the Series 2017-VFN Note held by each Ownership Group, and the amount requested under the applicable Funding Notice and the Delayed Funding Amount for each Delayed Funding Ownership Group shall be deemed to be reduced by the amount of such payment, pro rata on the basis of their respective Delayed Funding Amounts. Upon the funding of any Delayed Funding Amount by a Delayed Funding Ownership Group, such amount shall be allocated and paid by the Issuer to the applicable Non-Delaying Ownership Groups on the Delayed Funding Date on the basis of the amount of the Delayed Funding Amount funded by such Non-Delaying Ownership Groups that remains unpaid (after giving effect to any Note Principal Balance Reductions or other payments of principal during such delayed funding period), until such amount is repaid in full.
(i)    Subject to the terms and conditions set forth herein and in the other Transaction Documents, on any Business Day during the Revolving Period, the Issuer shall have the right to reduce the Note Principal Balance (each such reduction, a “Note Principal Balance Reduction”) by at least $250,000 or an integral multiple of $50,000 in excess thereof; provided, that (i) on such Business Day and immediately after giving effect thereto, no Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default shall exist; (ii) the Issuer shall give prior written notice to the Managing Agents, the Administrative Agent and the Indenture Trustee in respect of such Note Principal Balance Reduction at least three (3) Business Days prior to the date of such proposed Note Principal Balance Reduction; (iii) such Note Principal Balance Reduction shall be applied to reduce the Note Principal Balance of the Series 2017-VFN Note held by each Ownership Group ratably in accordance with its Ownership Group Share and (iv) the Issuer shall pay to the Managing Agents (for the account of the Owners in the related Ownership Group), the amount of any Breakage Costs incurred by the Owners in connection with such Note Principal Balance Reduction in accordance with Section 2.6(e) of this Agreement.
(j)    On the Termination Date, the Commitments of all Owners shall automatically, without further action on the part of any Person, terminate.

SECTION 2.2    Reduction, Increase and Extension of Commitments.
(a)    The Issuer may at any time, upon at least thirty (30) days’ prior written notice to each Managing Agent and the Administrative Agent, with a copy to the Indenture Trustee, reduce in part the VFN Maximum Principal Amount or the unused Commitment (but not below the related outstanding Note Principal Balance of the Series 2017-VFN Note for any Ownership Group at such time); provided, however, that each partial reduction shall (i) be in an amount equal to $10,000,000 or any integral multiples of $1,000,000 in excess thereof and (ii) reduce each Commitment hereunder ratably in accordance with the respective Ownership Group’s Ownership Group Share of such reduction to the VFN Maximum Principal Amount. Notwithstanding the preceding sentence, the Issuer may at any time terminate in whole the VFN Maximum Principal Amount and the Facility Limit, upon (1) at least ten (10) Business Days’ prior written notice to each Managing Agent and the Administrative Agent, with a copy to the Indenture Trustee, which notice shall specify the proposed payment date of such termination; and (2) payment in full of (A) the Note Principal Balance of the Series 2017-VFN Notes, (B) any accrued and unpaid Monthly Interest, Breakage Costs, Additional Amounts and VFN Non-Use Fees due to the Series 2017-VFN Noteholders through the date of termination, and (C) payment in full of any other amounts payable to the Series 2017-VFN Noteholders pursuant to this Agreement or the other Transaction Documents.
(b)    The Issuer may, from time to time upon at least thirty (30) days’ prior written notice to each Managing Agent and the Administrative Agent (or such shorter period as shall be approved by the Administrative Agent and the Managing Agents of the Ownership Groups increasing their commitments), request an increase to the VFN Maximum Principal Amount. Each such notice shall be in a form reasonably acceptable to the Administrative Agent (each a “VFN Maximum Principal Amount Increase Notice”) and shall specify (i) the proposed date such increase shall become effective, (ii) the proposed amount of such increase, which amount shall be at least $25,000,000 or an integral multiple of $5,000,000 in excess thereof; (iii) the identity of the Ownership Group(s) (and members thereof) whose Commitment(s) will be increased in connection therewith; (iv) the identity of all Owners in such Ownership Group and the amount of their respective Commitments after giving effect to such increase in the VFN Maximum Principal Amount; and (v) a recalculation of the Ownership Group Shares which will become effective upon such increase in the VFN Maximum Principal Amount. No such increase shall become effective unless and until (A) the Commitments of the Owners in one or more existing Ownership Groups have been increased by the amount of such increase in the VFN Maximum Principal Amount (or a portion thereof, if such increase is accomplished by a combination of means pursuant to clause (D) below), as evidenced by an agreement in writing executed by the Issuer, the Servicer, the Committed Purchasers and the Managing Agents for such increasing Ownership Groups, (B) one or more additional Ownership Groups have become parties to this Agreement by executing a joinder agreement in form and substance reasonably acceptable to the Series 2017-VFN Controlling Holders and the Issuer, which new Ownership Groups have Commitments equal to the amount of such increase in the VFN Maximum Principal Amount (or a portion thereof, if such increase is accomplished by a combination of means pursuant to clause (D) below), (C) the available commitments of the Conduit Support Providers hereunder or under the applicable Conduit Support Documents of the applicable Conduit Purchasers are increased as necessary to maintain the then-current ratings of such Conduit Purchaser’s Commercial Paper Notes, or (D) a combination of the foregoing. Notwithstanding anything to the contrary set forth herein, nothing contained in this Agreement shall constitute a commitment or obligation on the part of any Owner to increase its Commitment hereunder.
(c)    The Issuer may, at any time during the period which is no more than sixty (60) days or less than forty-five (45) days immediately preceding the Scheduled Commitment Termination Date (as such Scheduled Commitment Termination Date may have previously been extended pursuant to this Section 2.2), request that the then-applicable Scheduled Commitment Termination Date (the “Existing Scheduled Commitment Termination Date”) be extended for an additional period of up to 364 days. Any such request shall be in writing and delivered to each Managing Agent, and shall be subject to the following conditions: (a) none of the Owners shall have any obligation to extend the Existing Scheduled Commitment Termination Date at any time, and (b) any such extension shall be effective with respect to any Ownership Group only upon the written agreement of the Managing Agent, each Committed Purchaser in such Ownership Group, the Issuer and the Servicer. Each Managing Agent will (on behalf of the related Committed Purchasers) respond to any such request by providing a response to the Issuer, the Servicer and each other Managing Agent not later than fifteen (15) days prior to the Existing Scheduled Commitment Termination Date, provided, that a failure by any Managing Agent to respond on or before the fifteenth (15th) day prior to the Existing Scheduled Commitment Termination Date shall be deemed to be a rejection of the requested extension. On the fifteenth (15th) day prior to the Existing Scheduled Commitment Termination Date, the Issuer will notify each Managing Agent in writing which Ownership Groups, if any, have elected to extend the Existing Scheduled Commitment Termination Date for an additional period. Notwithstanding the foregoing, no agreement to an extension with respect to any Conduit Purchaser shall be effective unless the available commitments of the Conduit Support Providers under the applicable Conduit Support Documents and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of their respective Conduit Purchaser will continue to be in effect after such extension in the aggregate amounts, and for the period of time, necessary to maintain the then-current ratings of the respective Conduit Purchaser’s Commercial Paper Notes.
(d)    If the Issuer requests the Managing Agents to extend the Scheduled Commitment Termination Date pursuant to Section 2.2(c), and some but less than all of the Managing Agents consent to such extension, then the Issuer may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-renewing Managing Agent in accordance with the terms hereof; provided, however, that any such assignment must result in the payment in full of all amounts then payable to each such non-renewing Managing Agent and each member of its related Ownership Group (each, a “Non-Renewing Ownership Group”). Any such assignment shall become effective on the Existing Scheduled Commitment Termination Date. Each Managing Agent for a Non-Renewing Ownership Group, and each member of such Non-Renewing Ownership Group, shall cooperate fully with the Issuer in effectuating any such assignment.
(e)    If the Issuer requests the Managing Agents to extend the Scheduled Commitment Termination Date pursuant to Section 2.2(c), and some but less than all of the Managing Agents consent to such renewal, and if none or less than all the Commitments of the Managing Agents for the Non-Renewing Ownership Groups are assigned as provided hereunder, then:
(i)    the extended Scheduled Commitment Termination Date shall be effective with respect to the renewing Ownership Groups only;
(ii)    the Commitments of all Non-Renewing Ownership Groups shall expire on the Existing Scheduled Commitment Termination Date;

(iii)    this Agreement and the Commitments of the renewing Ownership Groups shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the Non-Renewing Ownership Groups; and
(iv)    an Amortization Period shall commence with respect to the portion of the Series 2017-VFN Notes allocated to any Non-Renewing Ownership Group and Available Funds shall be applied in respect thereof as provided in Section 4.2(e) of the Series 2017-VFN Supplement.
When the principal amount of the Ownership Tranche of any Non-Renewing Ownership Group has been reduced to zero and all accrued interest allocable thereto and all other amounts owing to such Ownership Group hereunder shall have been paid in full, then the members of such Ownership Group shall cease to be parties to this Agreement for any purpose.
(f)    If the Issuer requests the Managing Agents to extend the Scheduled Commitment Termination Date and none of the Managing Agents consent to such renewal, then:
(i)    the original Scheduled Commitment Termination Date shall remain in effect; and
(ii)    the Amortization Period shall commence as of the Existing Scheduled Commitment Termination Date.
SECTION 2.3    Interest, Fees, Expenses, Payments, Etc.
(a)    Each Owner’s Percentage Interest of the Note Principal Balance of its Ownership Group’s Series 2017-VFN Note shall bear interest for each Interest Period at a rate per annum equal to the Note Rate applicable to such Owner. The amount of monthly interest (“Monthly Interest”) distributable with respect to the Series 2017-VFN Notes on any Payment Date, shall be an amount equal to the aggregate sum for each Owner during the related Interest Period of (i) the product of (x) the Note Rate for such Ownership Group, (y) the average daily Note Principal Balance of the related Ownership Group during the preceding Interest Period and (z) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360 and (ii) the total accrued and unpaid VFN Non-Use Fee for the related Ownership Tranche for the preceding Interest Period; provided, however, that when calculating the Note Rate for any Ownership Group by reference to the then-current Benchmark, in the event the then-current Benchmark would be a rate less than zero percent per annum, such rate shall be rounded up to zero percent per annum. On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the “Monthly Interest Shortfall”), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Payment Date over (y) the amount which will be available to be distributed to Series 2017-VFN Noteholders on such Payment Date in respect thereof pursuant to the Series 2017-VFN Supplement. If the Monthly Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount (“Monthly Additional Interest”) equal to the product of (i) the Note Rate for the Interest Period commencing on the related Payment Date (or, for subsequent Interest Periods, the Note Rate for such subsequent Interest Period), (ii) such Monthly Interest Shortfall (or the portion thereof which has not been paid to Series 2017-VFN Noteholders) and (iii) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) until such amount is paid, and the denominator of which is 360, shall be payable as provided in the Series 2017-VFN Supplement with respect to the Series 2017-VFN Notes on each Payment Date following such Payment Date to and including the date on which such Monthly Interest Shortfall is paid to Series 2017-VFN Noteholders. Notwithstanding anything to the contrary herein or in the Series 2017-VFN Supplement, Monthly Additional Interest shall be payable or distributed to Series 2017-VFN Noteholders only to the extent permitted by applicable law.
(b)    The Note Principal Balance of each Series 2017-VFN Note shall be paid as provided in the Series 2017-VFN Supplement. Monthly Interest for each Interest Period shall be due and payable on each Payment Date as provided in the Series 2017-VFN Supplement. Each Managing Agent shall allocate payments in reduction of the Note Principal Balance of the Series 2017-VFN Note held by it to the Owners in the related Ownership Group pro rata based on their respective Percentage Interests. Each Managing Agent shall allocate payments of interest in respect of the Note Principal Balance of the Series 2017-VFN Note held by it to Owners in the related Ownership Group based upon the respective amounts of interest due and payable to them (calculated at the applicable Note Rate), determined as provided in this Section 2.3.
(c)    On the ~~2022~~2023 Amendment Closing Date, the Transferor shall pay to each Managing Agent, for the account of the Owners in the related Ownership Group, the Upfront Fee. On each Payment Date, the Issuer shall pay to each Managing Agent (as a portion of the Monthly Interest payable on such Payment Date), for the account of the Owners in the related Ownership Group, a fee equal to the product of (i) the VFN Non-Use Fee Rate applicable to the immediately preceding Interest Period (or portion thereof) and (ii) an amount equal to the excess (if any) of (A) the daily weighted average Commitment for such Ownership Group as in effect from time to time during the immediately preceding Interest Period (or portion thereof) over (B) the daily weighted average Note Principal Balance of the Series 2017-VFN Note held by such Ownership Group during the immediately preceding Interest Period (or portion thereof) (the “VFN Non-Use Fee”).
(d)    Any interest, fees or other amounts due and payable hereunder (without regard to any limitations set forth herein on the sources from which such amount may be paid) which are not paid on the due date thereof (including Monthly Interest payable pursuant to clause (b) and fees payable pursuant to clause (c)) shall accrue interest (after as well as before judgment) at the applicable Note Rate from time to time in effect from and including the due date thereof to but excluding the date such amount is actually paid.
(e)    Unless otherwise specified in this Agreement, interest calculated by reference to the Commercial Paper Rate or the Benchmark Rate (or the correlative rate based on the then-current Benchmark) shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated by reference to the Prime Rate or the Federal Funds Effective Rate shall be calculated on the basis of a 365 or 366 day year, as applicable, for the actual days elapsed. Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in this Agreement or the applicable Fee Letter, on the basis of a 360 day year and for the actual days elapsed.

(f)    All payments to be made hereunder or under the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 p.m., New York City time, on the due date thereof to the Administrative Agent or the applicable Managing Agent, as the case may be, at its account specified by the Administrative Agent or such Managing Agent on Schedule I hereto or otherwise specified from time to time, in U.S. dollars and in immediately available funds. Payments received by such Managing Agent after 12:00 p.m., New York City time, shall be deemed to have been made on the next Business Day, unless otherwise agreed to by such Managing Agent. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Issuer, the Indenture Trustee or the Servicer makes a payment to the Administrative Agent or a Managing Agent or Owner or (ii) the Administrative Agent or a Managing Agent or Owner receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Administrative Agent or such Managing Agent or Owner, as the case may be.
(g)    At or before 4:00 p.m., New York City time, on the second Business Day following the last day of each Interest Period (the “Note Rate Determination Date”), each Managing Agent shall notify the Servicer, the Administrative Agent, the Indenture Trustee and the Issuer of (i) the Note Rate for such Managing Agent’s related Ownership Group for the related Interest Period (or portion thereof), and (ii) if applicable, the date on which the Liquidity Funding Rate became applicable to the Percentage Interest of the Note Principal Balance or a portion thereof held by an Owner in the related Ownership Group. Such notification may be based on such Managing Agent’s determination of the Note Rate (and each component thereof) for such immediately preceding Interest Period.
SECTION 2.4    Requirements of Law.
(a)    In the event that any Owner shall have reasonably determined that any Regulatory Change shall result in (i) any fee, expense or increased cost charged to, incurred or otherwise suffered by such Owner, (ii) the imposition or modification of any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Owner, (iii) a reduction in the rate of return on such Owner’s capital or reduction in the amount of any sum received or receivable by such Owner or (iv) an internal capital charge or other imputed cost determined by such Owner to be allocable to the Issuer or the transactions contemplated in this Agreement in connection therewith, and the result of any of the foregoing is to increase the cost to such Owner, by an amount which such Owner in good faith deems to be material, of maintaining its Commitment or its interest in the Series 2017-VFN Notes or to reduce any amount receivable in respect thereof, then, in any such case, after submission by such Owner to the Managing Agent for its Ownership Group, if applicable, of a written request therefor and the submission by such Managing Agent to the Issuer, the Administrative Agent and the Servicer of such written request therefor, the Issuer shall pay, in accordance with the priorities set forth in the Series 2017-VFN Supplement, to such Managing Agent for the account of such Owner, any additional amounts necessary to compensate such Owner for such increased cost or reduced amount receivable, to the extent not already reflected in the applicable interest rate, from the Payment Date following receipt by the Issuer of such request for compensation under this Section 2.4(a) of this Agreement, if such request is received by the Issuer at least five Business Days prior to such Payment Date, and otherwise from the following Payment Date, until payment in full thereof (after as well as before judgment).
(b)    In the event that any Owner shall have reasonably determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Owner’s capital or on the capital of any Person controlling any Owner as a consequence of its obligations hereunder or its maintenance of its Commitment or its interest in the Series 2017-VFN Notes to a level below that which such Owner, or such Person could have achieved but for such Regulatory Change (taking into consideration such Owner’s or such Person’s policies with respect to capital adequacy) by an amount in good faith deemed by such Owner or such Person to be material, then, from time to time, after submission by such Owner to the Managing Agent for its Ownership Group, if applicable, of a written request therefore and submission by such Managing Agent to the Issuer, the Administrative Agent and the Servicer of such written request therefor, the Issuer shall pay to such Managing Agent for the account of such Owner such additional amount or amounts as will compensate such Owner or such Person, as applicable, for such reduction, from the Payment Date following receipt by the Issuer of such request for compensation under this Section 2.4(b), if such request is received by the Issuer at least five (5) Business Days prior to such Payment Date, and otherwise from the following Payment Date, until payment in full thereof (after as well as before judgment). Nothing in this Section 2.4(b) shall be deemed to require the Issuer to pay any amount to an Owner to the extent such Owner has been compensated therefor under another provision of this Agreement or to the extent such amount is already reflected in the applicable interest rate.
(c)    Each Owner claiming increased amounts described in Section 2.4(a) or 2.4(b) of this Agreement will prepare and, if applicable, furnish to the Managing Agent for its Ownership Group (together with its request for compensation), a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Owner for any such increased amounts or reductions referred to in Section 2.4(a) or 2.4(b) hereof. Any such certificate shall be conclusive absent manifest error, and such Managing Agent shall deliver a copy thereof to the Issuer, the Administrative Agent and the Servicer. Any failure on the part of any Owner to demand compensation for any amount pursuant to Section 2.4(a) or 2.4(b) hereof with respect to any period shall not constitute a waiver of such Owner’s right to demand compensation with respect to such period.

SECTION 2.5    Taxes.
(a)    All payments made to the Owners, the Managing Agents or the Administrative Agent under this Agreement and the Indenture (including all amounts payable with respect to the Series 2017-VFN Notes) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”), excluding (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of such Owner, Participant, Managing Agent or the Administrative Agent (as the case may be) or the gross receipts or income of such Owner, Participant, Managing Agent or the Administrative Agent, as the case may be; (ii) any Taxes that would not have been imposed but for the failure of such Owner, Participant, Managing Agent or the Administrative Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by such Owner, Participant, Managing Agent or the Administrative Agent, as applicable; (iii) any Taxes imposed as a result of a change by any Owner or Participant of its Investing Office (other than changes required by law); and (iv) any U.S. federal withholding Taxes imposed under FATCA (all such excluded taxes being hereinafter called “Excluded Taxes”). If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any Taxes, other than Excluded Taxes (all such changes being hereinafter called “Specified Tax Changes”), are required to be withheld from any amounts payable to an Owner or Managing Agent or the Administrative Agent hereunder or under the Indenture, then, after submission by any Owner to the Managing Agent for its Ownership Group (in the case of an amount payable to an Owner) and by any Managing Agent or the Administrative Agent to the Issuer and the Servicer of a written request therefor, the amounts so payable to such Owner or Managing Agent or the Administrative Agent, as applicable, shall be increased by the Issuer, and the Issuer shall pay, in accordance with the priorities set forth in the Series 2017-VFN Supplement, to the applicable Managing Agent for the account of such Owner or for its own account or to the Administrative Agent, as applicable, the amount of such increase to the extent necessary to yield to such Owner or Managing Agent or the Administrative Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement and the Indenture; provided, however, that the amounts so payable to such Owner or Managing Agent or the Administrative Agent shall not be increased pursuant to this Section 2.5(a) if such requirement to withhold results from the failure of such Person to comply with Section 2.5(c) hereof. Whenever any Taxes are payable on or with respect to amounts distributed to an Owner or Managing Agent or the Administrative Agent, as promptly as possible thereafter the Servicer shall send to the Managing Agent, on behalf of such Owner, or to such Managing Agent or the Administrative Agent, as applicable, a certified copy of an original official receipt showing payment thereof. If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Managing Agent, on behalf of itself or such Owner, or to such Managing Agent or the Administrative Agent, as applicable, the required receipts or other required documentary evidence, the Issuer shall promptly pay to such Managing Agent on behalf of such Owner or to such Managing Agent or the Administrative Agent for its own account, as applicable, any incremental taxes, interest or penalties that may become payable by such Owner or Managing Agent or the Administrative Agent, as applicable, as a result of any such failure.
(b)    An Owner claiming increased amounts under Section 2.5(a) hereof for Taxes paid or payable by such Owner will furnish to the applicable Managing Agent a certificate prepared in good faith setting forth the basis and amount of each request by such Owner for such Taxes, and such Managing Agent shall deliver a copy thereof to the Issuer, the Administrative Agent and the Servicer. A Managing Agent or the Administrative Agent claiming increased amounts under Section 2.5(a) hereof for its own account for Taxes paid or payable by such Managing Agent or the Administrative Agent, as applicable, will furnish to the Issuer and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by the Managing Agent or the Administrative Agent for such Taxes. Any such certificate of an Owner or Managing Agent or the Administrative Agent shall be conclusive absent manifest error. Failure on the part of any Owner or Managing Agent or the Administrative Agent to demand additional amounts pursuant to Section 2.5(a) of this Agreement with respect to any period shall not constitute a waiver of the right of such Owner or Managing Agent or the Administrative Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to such Managing Agent on behalf of such Owner or to such Managing Agent or the Administrative Agent for its own account, as the case may be, on the Payment Date following receipt by the Issuer of such certificate, if such certificate is received by the Issuer at least five (5) Business Days prior to the Determination Date related to such Payment Date and otherwise shall be due and payable on the following Payment Date (or, if earlier, on the Series 2017-VFN Stated Maturity Date).
(c)    Each Owner and each Participant holding an interest in Series 2017-VFN Notes agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Issuer, the Servicer, the Indenture Trustee, the applicable Managing Agent and the Administrative Agent (i) (x) if such Owner or Participant is not a “United States person” as defined in Section 7701(a)(30) of the Code, two duly completed copies of the U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN claiming treaty benefits, Form W-8BEN-E, Form W-8IMY or Form W-8EXP, or successor applicable forms required to evidence that the Owner or Participant is entitled to receive payments under this Agreement and with respect to the Series 2017-VFN Notes without deduction or withholding of any United States federal income taxes, or (y) if such Owner or Participant is a “United States person,” a duly completed U.S. Internal Revenue Service Form W-9 or successor applicable or required forms, and (ii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding and backup withholding taxes. Each Owner or Participant holding an interest in Series 2017-VFN Notes also agrees to deliver to the Issuer, the Servicer, the Indenture Trustee, the applicable Managing Agent and the Administrative Agent two further copies of such Form W-8ECI, Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8EXP or Form W-9, as applicable, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Servicer, the Indenture Trustee, the Issuer, a Managing Agent or the Administrative Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, the Owner is no longer eligible to deliver the then-applicable form set forth above and so advises the Servicer, the Indenture Trustee, the Issuer, the applicable Managing Agent and the Administrative Agent.

(d)    If a payment made to a recipient hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to the Issuer, the Servicer, the Indenture Trustee, the applicable Managing Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such persons such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer, the Servicer, the Indenture Trustee, the applicable Managing Agent and the Administrative Agent as may be necessary for such persons to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
SECTION 2.6    Indemnification.
(a)    The Issuer hereby agrees, subject to the terms of the Series 2017-VFN Supplement, to indemnify (and pay to) the Administrative Agent, each Managing Agent, each Conduit Trustee, each Collateral Agent and each Owner, and their respective officers, directors, employees, stockholders, members, agents, representatives, assignees, successors, and affiliates (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs, expenses and for all other amounts payable, including reasonable accountants’ and attorneys’ fees (which attorneys may be employees of the applicable Indemnified Party or its assigns) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them, excluding (x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; (y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or (z) Excluded Taxes relating to an Indemnified Amount solely in respect of Taxes, arising out of or as a result any of the following:
(i)    the failure of any Receivable reported by the Issuer as an Eligible Receivable to be an Eligible Receivable at the time of transfer to the Issuer;
(ii)    any representation or warranty made or deemed made by the Issuer (or any officers of the Issuer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(iii)    the failure by the Issuer to comply with any applicable Requirement of Law with respect to any Contract or Receivable;
(iv)    any failure of the Issuer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(v)    any products liability, personal injury or damage suit or other similar claim arising out of or in connection with products or services that are the subject of any Contract or any Receivable;
(vi)    any dispute, defense, claim or offset (other than the bankruptcy of an Obligor, unless the basis for any avoidance action, or any diminution in the claim related to any Receivable, during any bankruptcy proceeding relates to any action or omission on the part of the Issuer) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(vii)    the commingling of Collections of Receivables at any time with other funds;
(viii)    any investigation, litigation or proceeding related to or arising from this Agreement or the other Transaction Documents, the transactions contemplated hereby and thereby, the transfer of the Receivables to the Issuer, or any other investigation, litigation or proceeding relating to the Issuer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(ix)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune at the time of the transfer of such Receivable from the applicable Originator to the Seller, from the Seller to the Transferor, and from the Transferor to the Issuer, from civil and commercial law and suit;
(x)    any failure to vest and maintain vested in the Issuer, legal and equitable title to, and ownership of, the Receivables (and the Related Rights relating thereto), the Trust Assets and the Collections, free and clear of any Lien;
(xi)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Lien of the Indenture Trustee in the Collateral;
(xii)    the failure of the Transferor to receive reasonably equivalent value for the Receivables and Related Rights that it transfers to the Issuer;
(xiii)    any action or omission by the Issuer that reduces or impairs the rights of the Issuer or its assigns with respect to any Receivable or the ability to collect the principal balance of such Receivable;
(xiv)    any transfer under the Receivables Sale Agreement, the Receivables Purchase Agreement or the Transfer and Servicing Agreement being found to be void by a court of competent jurisdiction;

(xv)    the failure by the Issuer to pay when due any taxes owed by it, including, without limitation, sales, excise or personal property taxes;
(xvi)    any attempt by any Person to void any transfer hereunder based on the acts or omissions of the Issuer; or
(xvii)    the failure of the principal balance of any Receivable to equal the amount reported or represented by the Issuer as the principal balance of such Receivable.
(b)    The Servicer shall indemnify and hold harmless each Indemnified Party against Indemnified Amounts, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with, or otherwise with respect to, any breach of any representation, warranty, covenant, agreement or other obligation of the Servicer set forth in this Agreement, the Transfer and Servicing Agreement or any other Transaction Document to which the Servicer is a party, or any breach of any representation or warranty set forth in any certificate or report of the Servicer delivered pursuant hereto or thereto; provided, however, that (i) the Servicer shall not be so required to indemnify any such Indemnified Party or otherwise be liable to any such Indemnified Party hereunder for any Indemnified Amounts incurred for or on account of or arising from or in connection with or otherwise with respect to any breach of a covenant set forth in the Transfer and Servicing Agreement a remedy for the breach of which is provided in Sections 2.05 of the Transfer and Servicing Agreement and (ii) the Servicer shall not be required to indemnify any Indemnified Party for (x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; (y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or (z) Excluded Taxes.
(c)    Subject to paragraph (d) below, in order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party, such Indemnified Party must notify the Issuer or the Servicer, as applicable, of the claim made by a third party promptly after receipt by such Indemnified Party of written notice of such claim. Thereafter, the Indemnified Party shall deliver to the Issuer or the Servicer, as applicable, within a reasonable time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim.
(d)    If any action or proceeding (including, without limitation, any governmental proceeding) is brought or asserted against any Indemnified Party in respect of which indemnity may be sought against the Issuer or the Servicer, as applicable, the Indemnified Party shall promptly notify the Issuer or the Servicer, as applicable, of the commencement of such action or proceeding; provided, however, that failure to notify the Issuer or the Servicer, as applicable, will not relieve the Issuer or the Servicer, as applicable, of any liability or obligation hereunder except to the extent it is materially prejudiced by such failure. Upon receipt of such notice, the Issuer or the Servicer, as applicable, may assume the defense of such action or proceeding, including the employment of counsel satisfactory to the Indemnified Parties in their reasonable judgment and the payment of all related expenses; provided that the Issuer or the Servicer, as applicable, admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at its own expense unless (a) the Issuer or the Servicer, as applicable, shall have failed to assume or continue the defense of such action or proceeding, (b) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Issuer or the Servicer, as applicable, or another person or entity that may be entitled to indemnification from the Issuer or the Servicer, as applicable (by virtue of this Agreement or otherwise), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Issuer or the Servicer, as applicable, or such other party or shall otherwise have reasonably determined the co-representation would present such counsel with a conflict of interest, or (c) the Issuer or the Servicer, as applicable, and the Indemnified Parties shall have mutually agreed to the retention of separate counsel. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuer nor the Servicer shall be required or entitled to assume the defense of any part of a third party claim that specifically seeks an order, injunction or other equitable relief or relief for other than money damages against an Indemnified Party.
(e)    In the event that for any reason, (i) the basis for calculation of interest on any Conduit Purchaser’s Percentage Interest of the Note Principal Balance shall change from the Commercial Paper Rate to the Liquidity Funding Rate, (ii) any Owner receives any repayment of its share of the Note Principal Balance (x) that is on a date other than a Payment Date or (y) upon fewer than three (3) Business Days’ prior written notice, or (iii) the Issuer shall fail to borrow any Note Principal Balance Increase on the date specified in the related Funding Notice, then, in any such case the Issuer agrees to indemnify each affected Owner against, and to promptly pay directly to such Owner, subject to the terms of the Series 2017-VFN Supplement, the amount equal to the Breakage Costs with respect thereto. A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section, submitted by an Owner or Managing Agent or by the Administrative Agent, as the case may be, to the Issuer and the Servicer shall be conclusive absent manifest error.
SECTION 2.7    Expenses, Etc.
(a)    The Issuer agrees to pay to the Administrative Agent, each Managing Agent and each Owner, all reasonable costs and expenses, including, without limitation, the reasonable fees and out of pocket expenses of counsel, incurred by any of them in connection with (i) the preparation, execution, and delivery of this Agreement and each other Transaction Document, (ii) any amendments of, or waivers or consents under, this Agreement or the Transaction Documents, and (iii) the enforcement of this Agreement or any of the Transaction Documents, and the other documents delivered thereunder or in connection therewith.
(b)    The Issuer agrees to pay any and all reasonable fees and expenses (including, without limitation, rating agency fees and expenses and fees and expenses of counsel) incurred by any Conduit Purchaser or Committed Purchaser in connection with an investment in the Series 2017-VFN Notes and any and all stamp, transfer and other similar taxes (other than Excluded Taxes and Taxes covered by Section 2.5 hereof) and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Transaction Documents and each related Support Facility, and agrees to hold each Owner and Managing Agent and the Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

SECTION 2.8    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Eligible Interest Rate Cap shall be deemed not to be a “Transaction Document” for purposes of this Section 2.8), upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Transferor (with the consent of the Managing Agents, which consent shall not be unreasonably withheld) may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Series 2017-VFN Noteholders and the Transferor so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Series 2017-VFN Majority Holders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.8 will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Transferor and the Series 2017-VFN Noteholders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Transferor of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.8(c) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Series 2017-VFN Noteholder (or group of Series 2017-VFN Noteholders) pursuant to this Section 2.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.8.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in consultation with the Managing Agents and in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent and the Transferor may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Transferor’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Transferor may revoke any Funding Notice for which the related Increase Date has not occurred.
(f)    Indenture Trustee and Paying Agent Obligations and Liabilities.
(i)    Neither the Indenture Trustee nor Paying Agent shall be under any obligation (1) to monitor, determine or verify the unavailability or cessation of the then-current Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of any Benchmark Transition Event, Benchmark Unavailability Period or Benchmark Replacement Date, (2) to select, determine or designate any Benchmark Replacement, Unadjusted Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (3) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (4) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.
(ii)    Neither the Indenture Trustee nor Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the then-current Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.
(iii)    The Indenture Trustee and Paying Agent shall not have any liability for (x) the selection of major London banks or major New York banks whose quotations may be requested and used for purposes of the then-current Benchmark or for the failure or unwillingness of any major London banks or major New York banks to provide a quotation or (y) any quotations received from such London banks or New York banks, as applicable. For the avoidance of doubt, if the rate appearing on the SOFR Administrator’s Website, neither the Paying Agent nor the Indenture Trustee shall be under any duty or obligation to take any action in each case whether or not quotations are provided by such London banks or New York banks, as applicable.

ARTICLE IIA
CLOSING
Section 2A.1    Closing. The closing (the “Closing”) of the transactions described in Section 2A.2 hereof shall take place at 11:00 a.m. at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603 on ~~March 10~~September 27, ~~2022~~2023, or if the conditions to closing set forth in Article III of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the “~~2022~~2023 Amendment Closing Date”).
Section 2A.2    Transactions to be Effected at the Closing. At the Closing, upon the satisfaction of the conditions precedent described in Article III hereof, the following transactions shall be effected:
(a)    The Commitment under each of the TD Bank Note and the Thunder Bay Note shall be equal to the applicable amount specified on Schedule I hereto.
(b)    On the ~~2022~~2023 Amendment Closing Date, after giving effect to the transactions contemplated in this Article IIA, each of the Series 2017-VFN Notes shall have the respective Ownership Group Commitments, Ownership Group Percentage Interests and Tranche Invested Amounts specified on Schedule I hereto.
ARTICLE III
CONDITIONS PRECEDENT
SECTION 3.1    Conditions to ~~2022~~2023 Amendment Closing Date. On or prior to the ~~2022~~2023 Amendment Closing Date, each of the following conditions shall have been satisfied (any or all of which may be waived by the Managing Agents in their sole and absolute discretion):
(a)    Documents. The Managing Agents shall have received on or before the date hereof each of the items listed on Schedule IV hereto, each (unless otherwise indicated) dated the date hereof, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Managing Agents.
(b)    Performance by USCC, the Transferor, the Issuer, the Performance Guarantor, the Originators and the Indenture Trustee. All of the conditions precedent set forth in the Indenture have been satisfied and all of the terms, covenants, agreements and conditions set forth in this Agreement, the Indenture, each other Transaction Document to be complied with and performed by USCC, the Transferor, the Issuer, the Servicer, the Performance Guarantor, the Originators or the Indenture Trustee, as the case may be, by the date hereof have been complied with or otherwise waived by the Managing Agents.
(c)    Representations and Warranties. Each of the representations and warranties of USCC, the Transferor, the Issuer, the Servicer, the Performance Guarantor, each Originator and the Indenture Trustee made in this Agreement, the Indenture and each other Transaction Document, as applicable, are true and correct in all material respects as of the date hereof as though made as of such time (except to the extent that they expressly relate to an earlier or later time).
(d)    Officer’s Certificate. The Administrative Agent and each Managing Agent shall have received an Officer’s Certificate from the Servicer and the Transferor in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent and their respective counsel, dated as of the ~~2022~~2023 Amendment Closing Date, certifying as to the satisfaction of the conditions set forth in Section 3.1(b) and Section 3.1(c) hereof.
(e)    Financing Statements; Search Reports. The Administrative Agent and each Managing Agent shall have received evidence satisfactory to it that financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the Transaction Documents have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid, including:
(i)    Evidence satisfactory to the Administrative Agent and each Managing Agent of all UCC financing statements, assignments and amendments filed on or reasonably near the Original Closing Date in the offices of the Secretary of State of the applicable states and in the appropriate office or offices; and
(ii)    Certified copies of requests for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Managing Agents and their counsel) dated a date reasonably near the ~~2022~~2023 Amendment Closing Date and listing all effective financing statements which name any Originator, the Transferor, USCC and the Issuer, as seller, assignor or debtor, as applicable, and which are filed in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.
(f)    Ratings. To the extent applicable, the Administrative Agent and each Managing Agent shall have received evidence that each Conduit Purchaser’s Commercial Paper Notes shall continue to be rated at least (i) “A-1” by Standard & Poor’s and “P-1” by Moody’s, or (ii) the required rating applicable for the related Conduit Purchaser with respect to any other Rating Agency that is rating such Conduit Purchaser’s Commercial Paper Notes, in each case as a result of entering into the transactions contemplated by this Agreement, including after giving effect to any funding to occur hereunder on the ~~2022~~2023 Amendment Closing Date, if applicable.
(g)    No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Transaction Documents and the documents related thereto in any material respect.
(h)    Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto shall have been obtained or made.

(i)    Transferor Amount. The Administrative Agent and each Managing Agent shall have received evidence that the “Transferor Amount” is greater than or equal to the “Minimum Transferor Amount.”
(j)    Asset Base. The Administrative Agent and each Managing Agent shall have received evidence that no Asset Base Deficiency exists as of two (2) Business Days prior to the ~~2022~~2023 Amendment Closing Date.
(k)    Corporate Documents. The Administrative Agent and each Managing Agent shall have received copies, each of which shall be in form and substance satisfactory to the Administrative Agent and each Managing Agent, of the (i) certificate of formation or certificate of incorporation, limited liability company agreement or by-laws, and good standing certificate of the Transferor, the Servicer and the Performance Guarantor, as applicable, (ii) certified copy of the certificate of trust of the Issuer and the Trust Agreement, (iii) Board of Directors’ resolutions of the Transferor, the Servicer and the Performance Guarantor with respect to the Transaction Documents to which such Person is a party, and (iv) incumbency certificate of the Transferor, the Servicer and the Performance Guarantor, in each case as certified by appropriate corporate authorities, if applicable.
(l)    Opinions of Counsel. Counsel to each of the Transferor, the Issuer, the Servicer, the Originators and the Performance Guarantor shall have delivered to the Administrative Agent and each Managing Agent opinions of counsel reasonably satisfactory in form and substance to the Administrative Agent and its counsel, dated as of the ~~2022~~2023 Amendment Closing Date, with respect to corporate matters, legality, validity and enforceability of the Transaction Documents, no conflict of law, and non-contravention of charter documents, addressed to the Administrative Agent and each Managing Agent.
(m)    [Reserved].
(n)    No Amortization Events, etc. No Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default shall have occurred and be continuing (in each case, before and after giving effect to the purchase).
(o)    Fees. All fees required to be paid to the Administrative Agent, the Managing Agents or the Owners on or prior to the date hereof in accordance with this Agreement, the Fee Letters and each other Transaction Document shall have been paid in full in accordance with the terms thereof.
(p)    Other Documents. The Administrative Agent and each Managing Agent shall have received such additional documents, instruments, certificates or letters as the Administrative Agent or such Managing Agent may reasonably request.
SECTION 3.2    Conditions to Note Principal Balance Increases. The following shall be conditions precedent to the obligation of any Owner to fund its share of any Note Principal Balance Increase on any Funding Date:
(a)    each Managing Agent shall have timely received a properly completed Funding Notice;
(b)    all conditions precedent to such Note Principal Balance Increase on such Funding Date set forth in the Indenture or any other Transaction Document shall have been satisfied;
(c)    after giving effect to the issuance of the Series 2017-VFN Notes or the funding of such Note Principal Balance Increase on such Funding Date, as applicable, all representations and warranties of USCC, the Transferor, the Issuer, the Performance Guarantor, the Servicer and each Originator, as applicable, contained herein or in the other Transaction Documents or otherwise made in writing pursuant to any of the provisions hereof or thereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (other than representations and warranties which specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date);
(d)    USCC, the Transferor, the Issuer, the Performance Guarantor, the Servicer and each Originator shall be in compliance in all material respects with all of their respective covenants contained in the Transaction Documents to be performed on or prior to such date;
(e)    the Transferor or the Servicer shall have delivered to the Managing Agents an executed Contract Additions Report relating to the applicable Transferred Assets and Related Rights;
(f)    the Transferor and the Servicer shall have taken any actions necessary or advisable to maintain the Indenture Trustee’s perfected security interest in the Transferred Assets for the benefit of the Owners;
(g)    no Asset Base Deficiency, Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default shall have occurred and be continuing (in each case, before and after giving effect to such Note Principal Balance Increase);
(h)    immediately after giving effect to such Note Principal Balance Increase:
(1)    the Note Principal Balance shall not exceed the VFN Maximum Principal Amount; and
(2)    if the Transferor Amount does not satisfy any of the requirements of Regulation RR, the Transferor Amount is greater than the Minimum Transferor Amount; and
(3)    the Administrative Agent and each Managing Agent shall have received evidence that USCC, as sponsor, satisfies the Seller’s Interest Retention Requirements (either directly or through one or more “Wholly-Owned Subsidiaries” (as defined in and permitted by Regulation RR);

(i)    the Scheduled Commitment Termination Date shall not have occurred;
(j)    with respect to a Conduit Purchaser, such Conduit Purchaser has agreed to participate in such Note Principal Balance Increase;
(k)    the Managing Agents shall have received a Monthly Report, computed after giving effect to the Note Principal Balance Increase on such Funding Date;
(l)    no event has occurred and is continuing that would have a Material Adverse Effect; and
(m)    the Servicer shall have delivered each Monthly Report, certificate or report required to be delivered by it pursuant to this Agreement, the Transfer and Servicing Agreement and each other Transaction Document to which it is a party.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 4.1    Representations and Warranties of the Servicer, the Transferor and the Issuer. Each of the Servicer, the Transferor and the Issuer represents and warrants (each with respect to itself only) to the Owners, the Managing Agents and the Administrative Agent that as of the Original Closing Date, as of the ~~2022~~2023 Amendment Closing Date and as of each Funding Date:
(a)    Organization, Qualification and Good Standing. It is a duly organized and validly existing corporation, statutory trust or limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its assets and to conduct its business in which it is currently engaged. It is duly qualified to do business as a foreign company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of it or its ability to perform its duties under this Agreement and the other Transaction Documents to which it is a party.
(b)    Due Authorization; Binding Obligation. It has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and has taken all necessary corporate, limited liability company or trust action, as applicable, to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it and constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder, and by the availability of equitable remedies.
(c)    No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, and the performance by it of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof by it, including the issuance, sale, assignment and conveyance of the Series 2017-VFN Notes, will not conflict with or violate any provision of any existing law or regulation or any order or decree of any court or the certificate of formation, certificate of trust or limited liability company agreement of such party, or constitute (with or without notice or lapse of time or both) a default under or material breach of any mortgage, indenture, contract, deed of trust, instrument or other agreement to which it is a party or by which it or any of its properties may be bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, nor violate any law or, to the best of such party’s knowledge, any order, rule or regulation applicable to such party of any Governmental Authority having jurisdiction over it or its properties (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on such party or the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the other Transaction Documents to which it is a party).
(d)    No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such party, threatened against it before any court, arbitrator or Governmental Authority (i) asserting the invalidity of this Agreement and the other Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by it of its obligations under this Agreement and the other Transaction Documents to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the other Transaction Documents to which it is a party, which, in each case, if adversely determined would be reasonably likely to result in a Material Adverse Effect, or (v) seeking to materially and adversely affect the income or franchise tax attributes of it under the United States federal or any state income or franchise tax systems. It is not in default with respect to any order, judgment or decree of any court, arbitrator or Governmental Authority, except to the extent that any such default does not have a Material Adverse Effect.
(e)    All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is a party and the performance of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party by such party have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not have a material adverse effect on this Agreement, the other Transaction Documents or the transactions contemplated thereby or on the ability of such party to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
(f)    Licensing. It is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, acquire, own, hold or service the Receivables, as applicable, except where the failure to be so licensed would not have a Material Adverse Effect.

(g)    Compliance with Requirements of Law. It (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, and (ii) in the case of the Servicer, it (A) will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable, and (B) will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable, except where the failure to so comply would not have a Material Adverse Effect.
(h)    Protection of Rights. It shall take no action in violation of this Agreement which, nor omit to take in violation of this Agreement any action the omission of which, would substantially impair the rights of the Owners, the Issuer or the Indenture Trustee in any Receivable.
(i)    Investment Company Act. (i) Each of the Transferor and the Issuer is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”); (ii) the Issuer satisfies the requirements to rely on the exemption from the definition of “investment company” provided by the exclusion provided by Section 3(c)(5) under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer; and (iii) the interests under the Transaction Documents will not cause the Owners, the Managing Agents or the Administrative Agent to have an “ownership interest” in a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956 (commonly referred to as the “Volcker Rule”).
(j)    Legal Name; Location. Its sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. Its principal place of business and chief executive office and its federal employer identification number and Delaware organizational identification number is set forth on Schedule III hereto. It has not, and has not used at any time during the past five years, any prior legal names, trade names, fictitious names, assumed names or “doing business as” names except as set forth on Schedule III hereto.
(k)    Accuracy of Information. All certificates, reports, statements, documents and other information furnished by it to the Indenture Trustee, the Administrative Agent, the Managing Agents or any Noteholder pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, shall, at the time the same are so furnished, be complete and correct in all material respects on the date the same are furnished.
(l)    Solvency. No Insolvency Event with respect to it has occurred and no transfer of the Receivables and the Related Rights has been made in contemplation of the occurrence thereof. It (i) is not “insolvent” (as such term is defined in §101(32)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they come due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
(m)    Use of Proceeds. No proceeds of a funding hereunder will be used by the Transferor for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.
(n)    Taxes. It has filed all United States federal income tax returns (if any) and all other tax returns which are required to be filed by it and has paid all material taxes, assessments or governmental charges of any kind that are due and payable by it pursuant to such returns or pursuant to any assessment received by it; provided, that it may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when it is in good faith contesting the same, so long as (i) adequate reserves have been established in accordance with GAAP, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a material adverse effect on its financial condition or operations or its ability to perform its obligations under the Transaction Documents to which it is a party, and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest. The charges, accruals and reserves on its books in respect of taxes and other governmental charges are, in its opinion, adequate. The Transferor is exclusively resident for tax purposes in the United States and, for the purposes of this Agreement and the other Transaction Documents to which it is a party, will not act through any branch or permanent establishment located outside of the United States.
(o)    ERISA. With respect to the Transferor and the Issuer only, such entity does not maintain or contribute to any Plan or Multiemployer Plan, nor has it maintained or contributed to any Plan or Multiemployer Plan within the preceding five years and its assets do not constitute the “plan assets” of any “benefit plan investor” each within the meaning of Section 3(42) of ERISA and the U.S. Department of Labor regulations set forth at 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA.
(p)    No Amortization Event, Event of Default or Servicer Default. No Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default.
(q)    Eligibility. As of the ~~2022~~2023 Amendment Closing Date, the Initial Addition Date and as of each date on which the Asset Base is calculated, each Receivable included in such calculation as an Eligible Receivable is an Eligible Receivable on such date.
(r)    Commodity Futures Trading Act. It is not a “commodity pool” such that an Owner would be a “commodity pool operator” with respect thereto or a “commodity pool” by reason of its ownership of the Series 2017-VFN Notes.
(s)    Transaction Documents. Each of its representations and warranties in the Indenture and the other Transaction Documents to which it is a party is true and correct in all material respects.
(t)    Compliance with Credit and Collection Policies. It has complied in all material respects with the Credit and Collection Policies with regard to each Contract and the related Receivables and Related Rights. It has not made any change to such Credit and Collection Policies, other than as permitted under Section 4.7(u) hereof.

(u)    Separateness. Each of the Seller and USCC is, and all times since its organization has been, operated in such a manner that it would not be substantively consolidated with the Transferor and such that the separate existence of the Transferor would not be disregarded in the event of a bankruptcy or insolvency of the Seller or USCC.
(v)    [Reserved].
(w)    Anti-Corruption Laws and Sanctions. It has implemented and maintains in effect policies and procedures designed to ensure compliance by it and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and it, each of its respective Subsidiaries, its respective officers and employees, and to its knowledge, its respective directors and agents, is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of it, any of its Subsidiaries or any director, officer, employee, agent or affiliate of it or any of its Subsidiaries that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No Note Principal Balance Increase, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(x)    Anti-Money Laundering. It is acting on its own behalf with respect to all matters associated with this Agreement. It undertakes to provide the Indenture Trustee and each Owner, upon its reasonable request, with all information and documents which the Indenture Trustee or such Owner requires in order to comply with its obligations under all applicable anti-money laundering laws.
(y)    Authentication of Contract Additions Reports and Receivables Schedules. The Transferor represents, warrants and agrees that transmission of each Contract Additions Report and each Receivables Schedule consisting of, including or accompanied by an electronic file (which may be a PDF or the insertion of the relevant language and names in a Word, Excel or other electronic document) and transmitted either (a) from an email address of a representative of the Seller, the Servicer or the Transferor or (b) through a virtual data room acceptable to the Administrative Agent, shall be evidence of its present intent to adopt or accept such record as the authentication of a security agreement for purposes of Sections 9-102 and 9-203 of the UCC.
SECTION 4.2    Additional Representations and Warranties of the Servicer. The Servicer, in its capacity as Servicer, represents and warrants to the Owners, the Managing Agents and the Administrative Agent that as of the Original Closing Date, as of the ~~2022~~2023 Amendment Closing Date and as of each Funding Date:
(a)    Material Adverse Effect. Since the immediately preceding Funding Date (and in the case of the ~~2022~~2023 Amendment Closing Date, since December 31, ~~2021~~2022), no event has occurred that would have a Material Adverse Effect.
(b)    Compliance with Credit and Collection Policies. It has complied in all material respects with the Credit and Collection Policies with regard to each Contract and the related Receivables and Related Rights. It has not made any change to such Credit and Collection Policies, other than as permitted under Section 4.7(u) hereof.
(c)    Anti-Corruption Laws and Sanctions. It has implemented and maintains in effect policies and procedures designed to ensure compliance by it and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and it, each of its respective Subsidiaries, its respective officers and employees, and to its knowledge, its respective directors and agents, is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of it, any of its Subsidiaries or any director, officer, employee, agent or affiliate of it or any of its Subsidiaries that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No Note Principal Balance Increase, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(d)    Authority. It is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a Material Adverse Effect on the interests of the Owners.
(e)    ERISA. (i) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and (ii) no ERISA Event has occurred.
SECTION 4.3    Additional Representations and Warranties of the Transferor. The Transferor represents and warrants to the Owners, the Managing Agents and the Administrative Agent that as of the Original Closing Date, as of the ~~2022~~2023 Amendment Closing Date and as of each Funding Date:
(a)    Issuer Existence and Authorization. The Issuer has been duly created and is validly existing under the laws of the State of Delaware, and the Transferor has authorized the Issuer to issue the Series 2017-VFN Notes.
(b)    Investment Letter. Assuming the continuing accuracy of the representations set forth in the Investment Letter(s) delivered pursuant to this Agreement, the sale of any Series 2017-VFN Notes pursuant to the terms of this Agreement, the Indenture and the Series 2017-VFN Supplement will not require registration of such Series 2017-VFN Notes under the Securities Act.
(c)    Series 2017-VFN Notes. The Series 2017-VFN Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and the Series 2017-VFN Supplement, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture and the Series 2017-VFN Supplement.
(d)    Ownership of the Equity Certificate. The Transferor owns of record the Equity Certificate free and clear of all Liens, warrants, options and rights to purchase.
SECTION 4.4    [Reserved].

SECTION 4.5    Representations and Warranties of the Conduit Purchasers and Committed Purchasers. Each Conduit Purchaser and Committed Purchaser (each with respect to itself only) hereby makes the following representations and warranties to the Issuer, the Transferor and the Performance Guarantor.
(a)    Qualified Institutional Buyer. It is a “qualified institutional buyer” as defined in Rule 144A of the Securities Act of 1933, as amended.
SECTION 4.6    Covenants of the Issuer and Transferor. Each of the Issuer and the Transferor severally covenants and agrees, in each case as to itself individually or in such respective capacities, each with respect to itself only, through the Series 2017-VFN Stated Maturity Date, that:
(a)    Compliance with Covenants. It will perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by it in this Agreement and in the Transaction Documents to which it is a party.
(b)    Maintain Existence. It will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign trust or limited liability company in each jurisdiction where its business is conducted, and will obtain and maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.
(c)    Compliance with Requirements of Law. It shall comply in all material respects with all Requirements of Law and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such applicable Requirements of Law or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectability of the Receivables, its ability to conduct its business or its ability to perform its obligations under the Transaction Documents in all material respects.
(d)    Ownership. It shall take all necessary action to (i) vest legal and equitable title to the Receivables, Related Rights and Collections on such Receivables irrevocably in the Issuer, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Issuer’s interest in such Receivables, Related Rights and Collections on such Receivables and such other action to perfect, protect or more fully evidence the interest of Issuer therein as the Administrative Agent or the Indenture Trustee, acting at the written direction of the Requisite Global Majority, may reasonably request), and (ii) cooperate (as the Indenture Trustee, acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request) in the establishment and maintenance, in favor of the Indenture Trustee (for the benefit of the Owners), of a valid and perfected first priority perfected security interest in the Collateral to the full extent contemplated herein and within the Indenture, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Indenture Trustee’s security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Indenture Trustee (for the benefit of the Owners) as the Indenture Trustee, acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request.
(e)    Furnish Certain Information; Further Assurances. It will furnish (or cause to be furnished) to each Managing Agent: (i) promptly after the execution thereof, copies of all amendments of and waivers with respect to the Transaction Documents; (ii) copies of all financial statements that the Transferor or the Issuer furnished (or required to be furnished) pursuant to the Transaction Documents concurrently therewith; (iii) a copy of each material certificate, report, statement, notice or other communication furnished (or required to be furnished) by or on behalf of the Transferor or the Issuer pursuant to the Transaction Documents concurrently therewith; (iv) a copy of each material notice, demand or other communication furnished (or required to be furnished) by or on behalf of the Transferor or the Issuer pursuant to the Transaction Documents concurrently therewith; and (v) such other information, documents, records or reports respecting the Trust Assets, the related Obligors, the Transferor or the Issuer which is in the possession or under the control of the Transferor or the Issuer, as applicable, as any such Managing Agent may from time to time reasonably request.
(f)    No Liens. Except for the conveyances under the Transaction Documents, it will not sell, pledge, assign (by operation of law or otherwise) or transfer to any other Person, or otherwise dispose of, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, Related Rights or Collections on such Receivables, whether now existing or hereafter created, or any interest therein, or assign any right to receive income in respect thereof, or take any other action inconsistent with the Issuer’s ownership of, the Receivables, Related Rights and Collections on such Receivables, except to the extent arising under any Transaction Document, and it shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Receivables, the Related Rights and the Collections on such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under USCC or its assigns.
(g)    Name Change, Offices and Records. It will not make any change to its name (within the meaning of Section 9-507 of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records it notifies the Issuer, the Indenture Trustee, the Servicer and the Administrative Agent thereof and (except with respect to a change of location of books and records) delivers to the Indenture Trustee (i) such financing statements (Forms UCC-1 and UCC-3) which the Indenture Trustee (or its assigns), acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Administrative Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to the perfection and priority of the Issuer’s ownership interest in, and the Indenture Trustee’s security interest in the Receivables, Related Rights and Collections on such Receivables and (iii) such other documents, agreements and instruments that the Indenture Trustee, acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request in connection therewith.

(h)    Protection of Noteholders’ Rights. It will take no action, nor omit to take any action, which could reasonably be expected to materially impair the rights of the Administrative Agent, the Managing Agents, the Owners and the Noteholders in the Receivables and the Related Rights granted pursuant to the Indenture, or materially adversely affect the collectability of the Trust Assets, or reschedule, revise or defer payments due on any Receivable, or amend, modify or waive in any material respect any term or condition relating to payments due on any Receivable, or modify the terms of any Receivable in a manner that would result in the dilution of such Receivable or that would otherwise prevent such Receivable from being an Eligible Receivable, except (i) in accordance with the Credit and Collection Policies (ii) as ordered by a court of competent jurisdiction or other Governmental Authority, (iii) such Receivable is deemed not to be an Eligible Receivable and such event does not result in an Asset Base Deficiency, (iv) with the prior consent of the Administrative Agent and each Managing Agent or (v) pursuant to Requirements of Law.
(i)    Inspection. It shall cooperate with USCC, the Administrative Agent and each Managing Agent in connection with any Inspection pursuant to Section 4.7(f); provided, that any such inspection of the Transferor or the Issuer shall occur at the same time as any Inspection of USCC pursuant to Section 4.7(f).
(j)    Fulfillment of Obligations. It will (i) duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under this Agreement, the Transaction Documents and the Receivables, (ii) subject to the terms hereof and the Credit and Collection Policies, duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Receivables, and (iii) pay when due (or contest in good faith) any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable by the Transferor in connection with the Receivables and their creation and satisfaction.
(k)    Enforcement. It will take all action necessary and appropriate to enforce its rights and claims under the Transaction Documents.
(l)    Notices. It will notify each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, such written notice shall be accompanied by a statement of the chief financial officer or chief accounting officer of the Transferor describing the steps, if any, being taken with respect thereto:
(i)    any Asset Base Deficiency, Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default, but in any event within five (5) days;
(ii)    the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Issuer or the Transferor which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or the entry of any judgment or decree or the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Issuer or the Transferor which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, but in any event within ten (10) Business Days;
(iii)    any Lien made or asserted against any Receivable, Related Right or other Collateral other than conveyances under the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture; and
(iv)    any Material Adverse Effect.
(m)    Transfer of Equity Certificate. The Transferor shall not transfer any Equity Certificate issued pursuant to the Trust Agreement and held by it to any other Person.
(n)    Eligible Interest Rate Caps. The Transferor shall at all times maintain in full force and effect the Eligible Interest Rate Caps or any other hedging agreements in accordance with the Hedging Requirements specified on Exhibit G hereto.
(o)    Statement for and Treatment of Sales. The Transferor shall not treat any transfer of Receivables, Related Rights and Collections on such Receivables by USCC to the Transferor under the Receivables Purchase Agreement in any manner other than as a sale for all purposes (other than tax purposes).
(p)    Compliance and Separateness.
(i)    During the term of this Agreement, the Transferor will, subject to the terms of this Agreement, keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Transaction Documents to which it is a party, and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated thereby.
(ii)    Except as otherwise provided in the Transaction Documents, during the term of this Agreement the Transferor will observe the following applicable legal requirements for the recognition of the Transferor as a legal entity separate and apart from its Affiliates, and the Transferor shall:
(1)    maintain books and records separate from any other person or entity;
(2)    maintain its own deposit, securities and other account or accounts, separate from any other person or entity, with financial institutions;

(3)    ensure that, to the extent it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs;
(4)    conduct its affairs strictly in accordance with its limited liability company agreement and observe all necessary, appropriate and customary company formalities;
(5)    ensure that its board of directors shall at all times include at least one Independent Director;
(6)    not commingle its assets with those of any other person or entity;
(7)    conduct its business (i) in its own name and not that of an Affiliate, and (ii) to the extent it maintains office space, from an office separate from that of the member (but which may be located in the same facility as and leased from the member) at which will be maintained its own separate limited liability company books and records;
(8)    other than as contemplated herein, in the Receivables Purchase Agreement or in one of the Transaction Documents and related documentation, pay its own liabilities and expenses only out of its own funds;
(9)    observe all formalities required under the Delaware Limited Liability Company Act;
(10)    not guarantee or become obligated for the debts of any other person or entity;
(11)    ensure that no Affiliate of the Transferor shall advance funds to the Transferor, and no Affiliate of the Transferor will otherwise guaranty debts of the Transferor;
(12)    not hold out its credit as being available to satisfy the obligation of any other person or entity;
(13)    not acquire the obligations or securities of its Affiliates;
(14)    not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;
(15)    other than as contemplated herein, in the Receivables Purchase Agreement or in one of the Transaction Documents and related documentation, not pledge its assets for the benefit of any other person or entity;
(16)    hold itself out as a separate entity from its Affiliates and not conduct any business in the name of any of its Affiliates;
(17)    correct any known misunderstanding regarding its separate identity;
(18)    ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor;
(19)    other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds;
(20)    not identify itself as a division of any other person or entity;
(21)    conduct business with its Affiliates on an arm’s-length basis on terms no more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties;
(22)    not engage in any business or activity of any kind, or enter into any transaction, indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; and
(23)    comply with the limitations on its business and activities as set forth in its certificate of formation and shall not incur indebtedness other than pursuant to or as expressly permitted by the Transaction Documents.

SECTION 4.7    Covenants of the Servicer. The Servicer covenants and agrees through the Series 2017-VFN Stated Maturity Date, that:
(a)    Compliance with Covenants. The Servicer will perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by it in the Transaction Documents to which it is a party.
(b)    Furnish Certain Information. The Servicer will furnish (or cause to be furnished) to each Managing Agent: (i) promptly after the execution thereof, copies of all amendments of and waivers with respect to the Transaction Documents; (ii) copies of all financial statements, compliance certificates and other financial reports that the Servicer, the Seller, any Originator or the Servicer furnished (or required to be furnished) pursuant to the Transaction Documents concurrently therewith; (iii) a copy of each certificate, report, statement, notice or other communication furnished (or required to be furnished) by or on behalf of the Servicer, the Seller, any Originator, the Transferor, the Issuer or the Servicer to the Issuer, the Servicer, the Administrative Agent or the Indenture Trustee pursuant to the Transaction Documents concurrently therewith; (iv) a copy of each material notice, demand or other communication furnished (or required to be furnished) by or on behalf of the Servicer, the Seller, any Originator, the Transferor, the Issuer, the Servicer or the Indenture Trustee pursuant to the Transaction Documents concurrently therewith; and (v) such other information, documents, records or reports respecting the Trust Assets, the Obligors, the Servicer, the Seller, any Originator or the Servicer, or the condition or operations, financial or otherwise, of the Servicer, the Seller and the Originators, which is in the possession or under the control of the Servicer, as any such Managing Agent may from time to time reasonably request.
(c)    Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Indenture Trustee and each Managing Agent at least ten (10) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policies, a copy of the Credit and Collection Policies then in effect and a notice (i) indicating such change or amendment, and (ii) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectability of the Receivables (or any Related Rights), or materially decrease the credit quality of any newly created Receivables, requesting the consent of the Administrative Agent and the Managing Agents thereto pursuant to Section 4.7(u).
(d)    Notices. The Servicer will notify each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, such written notice shall be accompanied by a statement of the chief financial officer or chief accounting officer of the Servicer describing the steps, if any, being taken with respect thereto:
(i)    any Asset Base Deficiency, Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default, and in any event within five (5) days;
(ii)    the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Servicer, the Seller, any Originator or any of their respective subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or the entry of any judgment or decree or the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Servicer, the Seller, any Originator or any of their respective subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and in any event within ten (10) Business Days;
(iii)    any Lien made or asserted against any Receivable, Related Rights or other Collateral, other than conveyances under the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture;
(iv)    the decision to appoint a new director or manager of the Transferor as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”; and
(v)    any Material Adverse Effect or any event which would be reasonably likely to have a Material Adverse Effect.
(e)    Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Trust Assets and the related Receivables, shall maintain in effect all material qualifications required under applicable Requirements of Law in order to properly service the Trust Assets and the related Receivables and shall comply in all material respects with all other applicable Requirements of Law in connection with servicing the Trust Assets and the related Receivables.
(f)    Inspections. The Servicer shall furnish to each Managing Agent from time to time such information with respect to it and the Trust Assets as such Managing Agent may reasonably request. The Servicer will, and will cause each of USCC, the Transferor, the Issuer and the Seller to, from time to time at the sole cost and expense of the Servicer, and during regular business hours upon reasonable prior notice, permit the Administrative Agent and the Managing Agents (or their respective agents or representatives), not more than twice per calendar year unless an Asset Base Deficiency, Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default has occurred and is continuing, to visit and inspect any of its properties (or the properties of the Seller or any Originator), to examine and make abstracts from any of its books and records (including, without limitation, computer files and records) in the possession or under the control of the Seller, any Originator, the Servicer, the Transferor or the Issuer relating to the Trust Assets and the related Receivables, Contracts and Obligors, and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants (such visit, inspection and examination, collectively, an “Inspection”). From and after the occurrence of an Asset Base Deficiency, Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default, the Administrative Agent shall be entitled to conduct an unlimited number of Inspections at the expense of the Servicer. Nothing in this Section 4.7(f) shall derogate from the obligation of the Administrative Agent or the Servicer, the Seller or any Originator to observe any applicable Requirement of Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer, the Seller or any Originator to provide access as provided in this Section 4.7(f) as a result of such obligation shall not constitute a breach of this Section 4.7(f).

(g)    Maintenance of Records and Books. The Servicer shall, and shall cause the Seller and each Originator to (if applicable), maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables (and the Related Rights) in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Trust Assets. Such documents, books and computer records shall reflect all facts giving rise to the Receivables (and the Related Rights), all payments and credits with respect thereto, and such documents, books and computer records shall identify the Trust Assets clearly and unambiguously to reflect that the Trust Assets are owned by the Issuer and pledged to the Indenture Trustee. The Servicer will give the Administrative Agent and each Managing Agent prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence, to the extent such change is likely to have a Material Adverse Effect.
(h)    Compliance with Credit and Collection Policies. The Servicer will, and will cause the Seller and each Originator to (as applicable), timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Trust Assets, and (ii) comply in all material respects with the Credit and Collection Policies in regard to the Trust Assets and the related Contracts.
(i)    Ownership. The Servicer shall, and shall cause the Seller and each Originator to (as applicable), take all necessary action to (i) vest legal and equitable title to the Receivables, Related Rights and Collections on such Receivables irrevocably in the Issuer, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Issuer’s interest in such Receivables, Related Rights and Collections on such Receivables and such other action to perfect, protect or more fully evidence the interest of Issuer therein as the Administrative Agent or the Indenture Trustee, acting at the written direction of the Requisite Global Majority, may reasonably request), and (ii) cooperate (as the Indenture Trustee, acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request) in the establishment and maintenance, in favor of the Indenture Trustee (for the benefit of the Owners), of a valid and perfected first priority perfected security interest in the Collateral to the full extent contemplated herein and within the Indenture, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Indenture Trustee’s security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Indenture Trustee (for the benefit of the Owners) as the Indenture Trustee, acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request).
(j)    Collections. The Servicer shall instruct all Obligors on the Receivables to remit all payments with respect to the Trust Assets directly to the Servicer. The Servicer will not instruct any Obligor to make payments in respect of the Receivables or the other Trust Assets to any Person, address or location other than to the Servicer. The Servicer shall not make any change in its instructions to Obligors regarding payments to be made to it (other than changes with respect to the mailing addresses for remittances) unless the Managing Agents shall have received, at least ten (10) Business Days before the proposed effective date therefore, written notice of such change. In the event that any payment relating to the Trust Assets is remitted directly to the Seller or any Originator, the Servicer will, and will cause the Seller or such Originator to, cause such payments to be remitted directly to an account specified by the Servicer within two (2) Business Days following receipt thereof without deposit into any intervening account and, at all times prior to such remittance, the Servicer or the Seller or the applicable Originator will hold or will cause such payment to be held in trust for the exclusive benefit of the Indenture Trustee and the Noteholders.
(k)    Protection of Noteholders’ Rights. The Servicer shall, and shall cause the Seller and each Originator to, take no action, nor omit to take any action, which could reasonably be expected to materially impair the rights of the Noteholders in the Receivables or materially adversely affect the collectability of the Trust Assets.
(l)    [Reserved].
(m)    ERISA Reporting and Covenant.
(i)    Promptly upon becoming aware of the occurrence of any ERISA Event which together with all other ERISA Events occurring within the prior twelve (12) months could reasonably be expected to involve a payment of money by or an aggregate liability of any member of the ERISA Group or any combination of such entities in excess of $10,000,000, the Servicer shall give the Administrative Agent and each Managing Agent a written notice specifying the nature thereof, what action the Servicer or any member of the ERISA Group has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.
(ii)    Promptly upon receipt thereof, the Servicer shall furnish to the Administrative Agent and each Managing Agent copies of (x) all notices received by any member of the ERISA Group of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (y) all notices received by any member of the ERISA Group from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving an aggregate withdrawal liability of such member of any other member or members of the ERISA Group in excess of $10,000,000; and (z) all funding waiver requests filed by any member of the ERISA Group with the Internal Revenue Service with respect to any Plan.
(iii)    The Servicer shall not permit any event or condition which is described in the definition of ERISA Event to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of ERISA Event occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of the Servicer or any member of the ERISA Group in an aggregate amount that would have a Material Adverse Effect on the Servicer or the Issuer
(n)    Taxes. The Servicer will, or will cause USCC to, file all tax returns and reports required by law to be filed by it (or the Seller) and will promptly pay all material taxes and governmental charges at any time owing by it, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

(o)    Separate Existence. The Servicer will take all reasonable steps (including, without limitation, all steps necessary or that the Administrative Agent may from time to time reasonably request) to maintain the Seller’s, the Transferor’s and the Issuer’s identity as a separate legal entity from it and to make it manifest to third parties that each of the Transferor and the Issuer is an entity with assets and liabilities distinct from those of it and each of its other Affiliates.
(p)    Further Assurances. Subject to Section 4.7(b), the Servicer shall, or shall cause the Seller or any Originator to, furnish the Administrative Agent, any Managing Agent or the Indenture Trustee from time to time such statements and schedules further identifying and describing the Trust Assets and such other reports or other information reasonably related to this Agreement in connection with the Trust Assets as the Administrative Agent, such Managing Agent or the Indenture Trustee, acting at the written direction of the Requisite Global Majority, may reasonably request, all in reasonable detail.
(q)    Independent Accountants’ Reports and Servicing Reviews. In the event that any report, compliance statement or attestation, including the reports of the independent accountants, prepared pursuant to the Transaction Documents discloses or identifies any material weakness, deficiency or other adverse occurrence relating to the performance of any Originator’s, the Seller’s, the Servicer’s or the Transferor’s obligations pursuant to the Transaction Documents, then the Servicer shall, and shall cause the applicable Originator, the Seller or the Transferor to, as applicable, use commercially reasonable efforts as promptly as reasonably possible to remedy, cure or correct the issues giving rise to such disclosure.
(r)    No Liens. Except for the conveyances under the Transaction Documents, the Servicer, the Seller and the Originators will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, the Related Rights or Collections on such Receivables, whether now existing or hereafter created, or any interest therein, and the Servicer shall (and shall cause the Seller and the Originators to) defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Receivables, the Related Rights and the Collections on such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under USCC, the Seller, any Originator or their respective assigns.
(s)    Name Change, Offices and Records. USCC will not, and shall cause the Seller and the Originators not to, make any change to its name (within the meaning of Section 9-507 of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records USCC notifies the Issuer, the Indenture Trustee and the Administrative Agent thereof and (except with respect to a change of location of books and records) delivers to the Indenture Trustee (i) such financing statements (Forms UCC-1 and UCC-3) which the Indenture Trustee (or its assigns), acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Administrative Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to the perfection and priority of the Issuer’s ownership interest in, and the Indenture Trustee’s security interest in the Receivables, Related Rights and Collections on such Receivables and (iii) such other documents, agreements and instruments that the Indenture Trustee, acting at the written direction of the Requisite Global Majority, or the Administrative Agent may reasonably request in connection therewith.
(t)    Third Party Reviews; Reports. In addition to the reports prepared pursuant to Section 3.04 and Section 3.05 of the Transfer and Servicing Agreement, (i) If a Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default is not continuing, then once per year (A) on or prior to September 30 (beginning September 30, 2021), or (B) on or prior to such other date as the Administrative Agent, each Managing Agent and the Transferor may mutually agree, or (ii) if a Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default has occurred and is continuing, then at such frequency and on such dates as the Administrative Agent may request, but not more frequently than once per calendar quarter, the Administrative Agent and each Managing Agent shall receive a written report delivered by an independent accounting firm reasonably acceptable to the Administrative Agent and each Managing Agent addressing such procedures and scope identified on Annex I hereto, or otherwise addressing such additional procedures and scope reasonably requested by the Administrative Agent and the Managing Agents from time to time and consented to by the Transferor (which consent shall not be unreasonably withheld). The procedures performed and written report prepared with respect thereto shall be at the expense of the Servicer and shall be in form and substance satisfactory to the Administrative Agent and each Managing Agent.
(u)    Modifications to Credit and Collection Policies. The Servicer will not, and shall cause the Seller and each Originator not to, without the prior written consent of the Administrative Agent and each of the Managing Agents, make any change in, or amendment to, the Credit and Collection Policies or the Contracts (or any form of Contract) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectability of the Receivables (or any Related Rights), materially decrease the credit quality of any newly originated Receivables or have a Material Adverse Effect on the Series 2017-VFN Noteholders. At least ten (10) days prior notice of the effectiveness of any change in, or amendment to, the Contracts or the Credit and Collection Policies that would be reasonably likely to materially adversely affect the collectability of the Receivables (or any Related Rights) or materially decrease the credit quality of any newly created Receivables or have a Material Adverse Effect on the Series 2017-VFN Noteholders, the Servicer shall furnish to the Administrative Agent and the Managing Agents a notice indicating such proposed change or amendment, together with a request for the consent of the Administrative Agent and the Managing Agents thereto. Not later than one week following any other change in, or amendment to, the Contracts or the Credit and Collection Policies, the Servicer shall furnish to the Administrative Agent and the Managing Agents a copy of the Contracts or the Credit and Collection Policies, as applicable, then in effect, together with a notice indicating such change or amendment.
(v)    Extension or Amendment of Receivables. The Servicer will not, and will cause the Seller and the Originators not to, extend, rescind, cancel, amend or otherwise modify the terms of any Receivable (or any Related Rights), including rescheduling, revising or deferring payments due on any Receivable, except in each case as would not individually or in the aggregate materially adversely affect the Administrative Agent, the Managing Agents, the Owners or the Noteholders, or in accordance with the Credit and Collection Policies and the Transfer and Servicing Agreement, or as ordered by a court of competent jurisdiction or other Governmental Authority, or with the prior consent of the Administrative Agent and each Managing Agent, or pursuant to Requirements of Law.

(w)    Limitation on Transactions with the Transferor and the Issuer. The Servicer will not, and shall cause the Seller and the Originators not to, enter into, or be a party to any transaction with the Transferor or the Issuer, except for (i) the transactions contemplated by this Agreement and the other Transaction Documents; and (ii) to the extent not otherwise prohibited under the Transaction Documents, other transactions in the nature of employment contracts and directors’ fees, upon fair and reasonable terms materially no less favorable to the Transferor or the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
(x)    Accounting. The Servicer will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Receivables Purchase Agreement and the Transfer and Servicing Agreement in any manner other than the sales and contributions of the Purchased Assets by the Seller to the Transferor, and the transfers of the Transferred Assets by the Transferor to the Issuer, or in any other respect account for or treat the transactions contemplated hereby in any manner other than as sales of such Purchased Assets to the Transferor and transfers of such Transferred Assets to the Issuer, except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.
(y)    Receivables Schedules. The Servicer shall deliver (or cause to be delivered) to the Administrative Agent the initial Receivables Schedule delivered to the Indenture Trustee on the Initial Addition Date and each updated or supplemented Receivables Schedule and Contract Additions Report delivered to the Indenture Trustee pursuant to the Transaction Documents on each Determination Date or Addition Date, as applicable (which delivery may occur in electronic format).
(z)    Maintain Existence. The Servicer will, and will cause the Seller and each Originator to, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where its business is conducted, and will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.
(aa)    Fulfillment of Obligations. The Servicer will, and will cause the Seller and each Originator to, (i) duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under this Agreement, the Transaction Documents and the Receivables, (ii) subject to the terms hereof and the Credit and Collection Policies, duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Receivables, (iii) do nothing to materially impair the rights, title and interest of the Owners in and to the Collateral and (iv) pay when due (or contest in good faith) any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable by the Servicer, the Seller or any Originator in connection with the Receivables and their creation and satisfaction.
(bb)    Total Systems Failure. The Servicer shall promptly notify the Administrative Agent and each Managing Agent of any total failure of any systems necessary for the performance of its servicing obligations under the Transaction Documents (a “total systems failure”) and shall advise the Administrative Agent and each Managing Agent of the estimated time required to remedy such total systems failure and of the estimated date on which a Monthly Report can be delivered. Until a total systems failure is remedied, the Servicer shall (i) furnish to the Administrative Agent and each Managing Agent such periodic status reports and other information relating to such total systems failure as the Administrative Agent and any Managing Agent may reasonably request and (ii) promptly notify the Administrative Agent and each Managing Agent if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the Monthly Report can be delivered. The Servicer shall promptly notify the Administrative Agent and each Managing Agent when a total systems failure has been remedied.
(cc)    Insurance. The Servicer shall, or shall cause USCC to, for itself and the Seller, keep insured by financially sound and reputable insurers all property of a character usually insured by companies engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such companies, and carry such other insurance as is usually carried by such companies.
(dd)    Modification of Systems. The Servicer agrees, promptly after the replacement or any material modification of any computer system, automation system or other operating system (in respect of hardware or software) used to perform the Servicer’s material services as servicer or to make any calculations or reports hereunder or under the Transaction Documents, to give notice of any such replacement or modification to the Administrative Agent and each Managing Agent.
(ee)    Monthly Report. In addition to the information required to be included in each Monthly Report pursuant to Section 5.3 of the Indenture Supplement, the Servicer shall include in each Monthly Report relating to the Series 2017-VFN Notes, such other information or calculations relating to the Receivables owned by the Issuer on an aggregate basis as the Administrative Agent may reasonably request.
(ff)    Keeping of Records and Books of Account. The Servicer will, or will cause each of the Seller and the Originators to, as applicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Assets in the event of the destruction of the originals thereof), and keep safely for the benefit of the Owners all records, and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the identification and collection of all Transferred Assets (including, without limitation, records adequate to permit the identification of all Collections in respect of and adjustments to each existing Transferred Asset).
(gg)    Customer List. The Servicer will, or will cause each of the Seller and the Originators to, as applicable, at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Transferred Assets, including the name, address, telephone number and contract identification number of each such Obligor.
(hh)    Compliance Certificate. Together with the annual report required under Section 4.9(b)(i), the Servicer shall furnish to the Administrative Agent and each Managing Agent a compliance certificate in substantially the form of Exhibit C hereto signed by the chief accounting officer or treasurer of the Servicer stating that no Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default exists, or if any such event exists, stating the nature and status thereof.

(ii)    Servicer Statements and Reports. The Servicer shall deliver to the Administrative Agent and each Managing Agent each certificate and other report of the Servicer prepared pursuant to Section 3.04 and Section 3.05 of the Transfer and Servicing Agreement. In the event that the Servicer or one of its Affiliates is no longer acting as Servicer, the Servicer agrees to cause any Successor Servicer to deliver or make available to the Administrative Agent and each Managing Agent each certificate and report to be provided thereafter pursuant to Section 3.04 and Section 3.05 of the Transfer and Servicing Agreement or otherwise under this Agreement.
(jj)    Compliance with Requirements of Law. The Servicer shall, and shall cause the Seller and each Originator to, duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Contract, if any, and will maintain in effect all qualifications and licenses required under Requirements of Law in order to service properly each Receivable and the related Contract, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables, except to the extent the failure to so comply would not have a Material Adverse Effect.
(kk)    Access to Certain Documentation and Information Regarding the Receivables. In addition to any rights the Series 2017-VFN Noteholders may have pursuant to Section 6.08 of the Transfer and Servicing Agreement, the Servicer shall provide to the Administrative Agent access to the documentation regarding the Receivables in such cases where the Administrative Agent is required in connection with the enforcement of the rights of Owners or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures, (d) at reasonably accessible offices in the continental United States designated by the Servicer, and (e) once per calendar year. Nothing in this Section 4.7(kk) shall derogate from the obligation of the Transferor, the Administrative Agent and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 4.7(kk) as a result of such obligation shall not constitute a breach of this Section 4.7(kk).
(ll)    Examination of Records. The Servicer shall cause the Originators and the Seller to indicate in their computer files or other records that the Transferred Assets have been conveyed from the applicable Originator to the Seller pursuant to the Receivables Sale Agreement, and from the Seller to the Transferor pursuant to the Receivables Purchase Agreement. The Servicer shall cause the Originators and the Seller to, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Transferred Asset sold to the Transferor and transferred to the Issuer (for the benefit of the Owners).
SECTION 4.8    [Reserved].
SECTION 4.9    Additional Covenants of the Transferor and the Servicer. Each of the Transferor and the Servicer severally covenants and agrees, in each case as to itself individually or in such respective capacities, each with respect to itself only, unless otherwise consented to or waived in accordance with the provisions of Section 7.1, that:
(a)    Ratings of Commercial Paper Notes. To the extent that any rating provided with respect to a Conduit Purchaser’s Commercial Paper Notes by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Transferor or the Servicer, then such party, as applicable, shall take all reasonable actions to furnish such documents and take any such other action.
(b)    Information from the Seller, the Originators, the Transferor and the Servicer. So long as any Series 2017-VFN Notes remain outstanding, each of the Transferor and the Servicer will, and will cause the Performance Guarantor to, furnish to the Administrative Agent and each Managing Agent:
(i)    a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of such party to the Indenture Trustee or any Rating Agency under the Indenture or the Series 2017-VFN Supplement or any other Transaction Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of such party under the Indenture or the Series 2017-VFN Supplement; and
(ii)    such other information (including non-financial information), documents, records or reports reasonably related to the Transaction Documents or the transactions contemplated thereby and respecting the Issuer, the Receivables, the Transferor, the Seller, the Originators, the Performance Guarantor and the Servicer, as the Administrative Agent, any Conduit Purchaser or any Managing Agent may from time to time reasonably request.
(iii)    promptly following the sending or filing thereof, copies of all registration statements which the Transferor, USCC, the Seller, the Performance Guarantor or the Servicer files with the Commission or any national securities exchange in connection with the Issuer, the Indenture, the Series 2017-VFN Supplement or any Series 2017-VFN Notes.
(c)    Amendments. None of any Originator, the Seller, the Transferor or the Servicer will make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under the Transaction Documents except in accordance with Section 7.1(c).
(d)    Prohibition on Indebtedness. Except as permitted by the Transaction Documents, the Transferor agrees that during the term of this Agreement, it shall not incur any indebtedness, or assume or guarantee indebtedness of any other entity, without the consent of Managing Agents representing Ownership Groups holding 100% of the aggregate outstanding Note Principal Balance on such date.
(e)    Revision of Eligibility Criteria. The Transferor and the Servicer, for itself and on behalf of the Seller and the Originators, each agree that it will not modify, amend or delete any portion of the definition of Eligible Institution, Eligible Investments, Eligible Receivable or Eligible Servicer, except in accordance with the provisions of Section 7.1(c).

(f)    Mutual Obligations. On and after the ~~2022~~2023 Amendment Closing Date, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Agreement.
(g)    Notice of Liens; Documentation of Transfer. The Transferor and the Servicer each agree that it will notify the Administrative Agent and each Managing Agent within ten (10) Business Days of any event that would cause any Originator, the Seller, the Transferor, the Servicer or the Indenture Trustee to be required to file financing statements, continuation statements or amendments thereto under the UCC pursuant to the Receivables Sale Agreement, the Receivables Purchase Agreement or the Transfer and Servicing Agreement (including, but not limited to, Section 9.02 of the Transfer and Servicing Agreement) or otherwise as would be necessary to perfect and maintain the security interest (and its priority) in and to the Eligible Receivables contemplated by the Transaction Documents.
(h)    Delegation of Duties. Except as permitted under the Transaction Documents, the Servicer agrees that it will not delegate any of its duties under the Transfer and Servicing Agreement pursuant to Section 6.09 thereof without the prior written consent of the Administrative Agent and each Managing Agent.
(i)    Anti-Corruption Laws and Sanctions.
(i)    The Servicer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Servicer and the Transferor, and each of their respective Subsidiaries and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions.
(ii)    The Issuer will not request any Note Principal Balance Increase, and neither of the Servicer nor the Transferor shall procure for its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Note Principal Balance Increase (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions applicable to any party hereto.
(j)    Third Party Payments. So long as any Series 2017-VFN Notes remain outstanding, neither the Transferor nor the Servicer will enter into any agreement with a third party that provides for the payment of all or a portion of the remaining Receivables Balance relating to any Contract held by or to be transferred to the Issuer, without the consent of the Series 2017-VFN Controlling Holders.
SECTION 4.10    Merger or Consolidation of, or Assumption, of the Obligations of the Transferor or the Seller.
(a)    The Transferor shall not consolidate or merge with any other Person.
(b)    The Performance Guarantor shall not permit the sale, consolidation or merger to an entity or entities unaffiliated with the Performance Guarantor, of one or more Originators which are Affiliates of the Performance Guarantor, and that are responsible for the origination and sale to the Seller (pursuant to the Receivables Sale Agreement) of a material portion of the Receivables intended to be sold and transferred to the Issuer pursuant to the Transaction Documents or if any such action would be reasonably likely to have a Material Adverse Effect.
(c)    Any Person (i) into which the Transferor or the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Transferor or the Seller, as applicable, shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Transferor or the Seller, as applicable, or (iv) succeeding to the business of the Performance Guarantor, USCC, the Transferor or the Seller, as applicable, which Person shall execute an agreement of assumption to perform every obligation of the Transferor or the Seller, as applicable, under this Agreement, shall be the successor to the Transferor or the Seller, as applicable, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Transferor or the Seller, as applicable, shall provide notice of any merger, consolidation, succession, conveyance or transfer pursuant to this Section 4.10(b) to each Managing Agent.
(d)    Notwithstanding the foregoing, none of the Transferor or the Seller shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
(i)    the Person formed by such consolidation or into which the Transferor or the Seller, as applicable, is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor or the Seller, as applicable, substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Transferor or the Seller, as applicable, is not the surviving Person, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Transferor or the Seller, as applicable, hereunder;
(ii)    immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III hereof shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default shall have occurred; and

(iii)    the Transferor or the Seller, as applicable, has delivered to the Administrative Agent and each Managing Agent an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 4.10 and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the agreement referred to in Section 4.10(c)(iv) above is the legal, valid and binding obligation of such successor Person enforceable against such successor Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
ARTICLE V
THE AGENTS
SECTION 5.1    Appointment.
(a)    Each Owner hereby irrevocably designates and appoints the Administrative Agent as the agent of such Owner under this Agreement, and each such Owner irrevocably authorizes the Administrative Agent, as the agent for such Owner, to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Owner in each Ownership Group hereby irrevocably designates and appoints the Managing Agent for such Ownership Group as the agent of such Owner under this Agreement, and each such Owner irrevocably authorizes such Managing Agent, as the agent for such Owner, to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Managing Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by the Owners, the determination or calculation of the Owners shall control absent manifest error. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Managing Agent (the Administrative Agent and each Managing Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Owner, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent.
(b)    Each Owner hereby accepts the appointment of the related Managing Agent specified on Schedule I hereto as its Managing Agent hereunder, and authorizes such Managing Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Managing Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.
(c)    Except for actions which any Agent is expressly required to take pursuant to this Agreement or any Conduit Support Document, no Agent shall be required to take any action which exposes the Administrative Agent or such Agent to personal liability or which is contrary to applicable law unless such Agent shall receive further assurances to its satisfaction from the Owners of the indemnification obligations under Section 5.7 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Managing Agent and each Owner prompt notice of each notice and determination given to it by the Transferor, the Servicer or the Performance Guarantor, pursuant to the terms of this Agreement. Each Managing Agent agrees to give the Administrative Agent and such Managing Agent’s respective Conduit Purchaser, Committed Purchaser and Conduit Support Provider(s) prompt notice of each notice and determination given to it by the Transferor, the Servicer or the Performance Guarantor, pursuant to the terms of this Agreement. Subject to Section 5.9 hereof, the appointment and authority of the Administrative Agent and each Managing Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Owner and each Managing Agent of all amounts owing to such Owner and Managing Agent hereunder and (B) the Administrative Agent of all amounts due hereunder and (ii) the termination of this Agreement.
SECTION 5.2    Delegation of Duties. Each Agent may execute any of its duties under any of the Transaction Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
SECTION 5.3    Exculpatory Provisions.
(a)    Neither any Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable to any of the Owners for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the Transaction Documents (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Owners for any recitals, statements, representations or warranties made by the Servicer, the Issuer, the Performance Guarantor or the Indenture Trustee or any officer thereof contained in any of the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by an Agent under or in connection with, any of the Transaction Documents or for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Transaction Documents or for any failure of the Servicer, the Issuer, the Performance Guarantor or the Indenture Trustee to perform its obligations thereunder. No Agent shall be under any obligation to any Owner to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Transaction Documents, or to inspect the properties, books or records of the Servicer, the Issuer, the Performance Guarantor or the Indenture Trustee.

(b)    Unless otherwise advised in writing by an Agent or by any Owner on whose behalf such Agent is purportedly acting, each party to this Agreement may assume that (i) such Agent is acting for the benefit of the Conduit Purchaser, Committed Purchaser and/or the Conduit Support Provider(s) included in the Owner on behalf of which it is acting, as well as for the benefit of each assignee or other transferee from such Conduit Purchaser, Committed Purchaser or Conduit Support Provider(s), and (ii) such action taken by such Agent has been duly authorized and approved by all necessary action on the part of the Owner on whose behalf it is purportedly acting. Each Owner shall have the right to designate a new Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Administrative Agent written notice thereof signed by such Owner(s) and the newly designated Agent; provided, however, if such new Agent is not an Affiliate of an Agent that is party hereto, any such designation of a new Agent shall require the consent of the Transferor, which consent shall not be unreasonably withheld or delayed. Such notice shall be effective when receipt thereof is acknowledged by the Administrative Agent, which acknowledgement the Administrative Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be the Agent for such Owner under this Agreement. Each Agent and its related Owner shall agree among themselves as to the circumstances and procedures for removal and resignation of such Agent.
SECTION 5.4    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, electronic mail, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any of the Transaction Documents unless it shall first receive such advice or concurrence of (x) the Series 2017-VFN Controlling Holders, in the case of the Administrative Agent, or (y) the Committed Purchasers in its Ownership Group, in the case of a Managing Agent, as it deems appropriate or it shall first be indemnified to its satisfaction by (i) in the case of the Administrative Agent, the Committed Purchasers or (ii) in the case of a Managing Agent, Committed Purchasers in its Ownership Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Purchasers in such Ownership Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Transaction Documents in accordance with a request of the Series 2017-VFN Controlling Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Ownership Group. Each Managing Agent shall determine with its related Ownership Group the manner in which such Owner (and the Conduit Purchaser, Committed Purchaser and/or Conduit Support Provider(s) included therein) shall request or direct such Managing Agent to take action, or refrain from taking action, under this Agreement and the other Transaction Documents on behalf of such Owner. Such Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with such determination, and such request and any action taken or failure to act pursuant thereto shall be binding upon such Managing Agent’s related Owner.
SECTION 5.5    Notices. No Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default unless such Agent has received notice from the Issuer, the Servicer, USCC, the Indenture Trustee or any Owner, referring to this Agreement and describing such event. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Managing Agent, and in the event any Managing Agent receives such a notice, it shall promptly give notice thereof to the Owners in its Ownership Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Series 2017-VFN Controlling Holders, and each Managing Agent shall take such action with respect to such event as shall be reasonably directed by Owners in its Ownership Group in the manner determined among such Managing Agent and such Owners for taking any such action; provided, that unless and until such Managing Agent shall have received such directions, such Managing Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Owners or of the Owners in its Ownership Group, as applicable.
SECTION 5.6    Non Reliance on Agents and Other Owners. Each Owner expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Servicer, the Issuer, the Performance Guarantor or the Indenture Trustee shall be deemed to constitute any representation or warranty by any Agent to any Owner. Each Owner represents to each Agent that it has, independently and without reliance upon any Agent or any other Owner, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Servicer, the Issuer, the Performance Guarantor, the Receivables and the Indenture Trustee and made its own decision to purchase its interest in the Series 2017-VFN Notes hereunder and enter into this Agreement. Each Owner also represents that it will, independently and without reliance upon any Agent or any other Owner, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Originators, the Seller, the Transferor, the Servicer, the Issuer, the Performance Guarantor, the Receivables and the Indenture Trustee. Except, in the case of an Agent, for notices, reports and other documents received by such Agent under Article V hereof, no Agent shall have any duty or responsibility to provide any Owner with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Originators, the Seller, the Transferor, the Servicer, the Issuer, the Performance Guarantor, the Receivables or the Indenture Trustee which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

SECTION 5.7    Indemnification. (i) The Committed Purchasers agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation, if any, of the Issuer and the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), and (ii) the Committed Purchasers in each Ownership Group agree to indemnify the Managing Agent for such Ownership Group in its capacity as such (without limiting the obligation, if any, of the Issuer and the Servicer to reimburse such Managing Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Note Principal Balance) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that (i) no Owner shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from its own gross negligence or willful misconduct and (ii) no Ownership Group shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Series 2017-VFN Controlling Holders. Without limitation of the generality of the foregoing, each Owner, other than a Conduit Purchaser, agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document; provided, that none of the Owners shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision. The agreements in this Section shall survive the payment of the obligations under this Agreement, including the Note Principal Balance.
SECTION 5.8    Agents in their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with USCC, the Originators, the Seller, the Issuer, the Performance Guarantor or the Servicer as though such Agent were not an agent hereunder. In addition, the Owners acknowledge that one or more Persons which are Agents may act (i) as administrator, sponsor or agent for one or more Conduit Purchasers and in such capacity act and may continue to act on behalf of each such Conduit Purchaser in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Conduit Purchasers is party and in various other capacities relating to the business of any such Conduit Purchaser under various agreements. Any such Person, in its capacity as Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent other than as expressly provided in this Agreement. Any Person which is an Agent may act as an Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.
SECTION 5.9    Successor Agents.
(a)    The Administrative Agent may resign as Administrative Agent upon sixty (60) days’ notice to the Owners, each Managing Agent, the Indenture Trustee, the Issuer, the Performance Guarantor and the Servicer with such resignation becoming effective upon a successor administrative agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this Section 5.9. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Series 2017-VFN Controlling Holders shall appoint from among the Committed Purchasers a successor administrative agent. Any Managing Agent may resign as Managing Agent upon ten (10) days’ notice to the Owners in its Ownership Group, the Administrative Agent, the Indenture Trustee, the Issuer and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Managing Agent pursuant to this Section 5.9. If a Managing Agent shall resign as Managing Agent under this Agreement, then (i) Owners in its Ownership Group having Percentage Interests aggregating greater than 50% of the aggregate Percentage Interests of all Owners in such Ownership Group, and (ii) Committed Purchasers in its Ownership Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Purchasers in such Ownership Group shall appoint from among the Committed Purchasers in such Ownership Group a successor agent for such Ownership Group.
(b)    The Issuer may replace the Administrative Agent by giving at least one hundred twenty (120) days’ prior written notice to the Administrative Agent, the Owners, the Managing Agents, the Transferor, the Servicer, the Performance Guarantor and the Indenture Trustee. Any such replacement Administrative Agent shall be subject to the prior written approval of 100% of the Managing Agents as of such date (other than the Person then acting as the Administrative Agent, in such capacity, but including such Person, if applicable, in its capacity as an Owner), which approval shall not be unreasonably withheld or delayed. If 100% of the Managing Agents do not approve a replacement Administrative Agent, the Administrative Agent shall continue to serve in such capacity until it resigns in accordance with Section 5.9(a) or is replaced in accordance with this Section 5.9(b).
(c)    Any successor administrative agent or agent shall succeed to the rights, powers and duties of the resigning Agent, and the term “Administrative Agent” or “Managing Agent,” as applicable, shall mean such successor administrative agent or managing agent effective upon its appointment, and the former Managing Agent’s rights, powers and duties as Managing Agent shall be terminated, without any other or further act or deed on the part of such former Managing Agent or any of the parties to this Agreement. After the retiring Managing Agent’s resignation as Managing Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Agent under this Agreement.
SECTION 5.10    Funding Decision. Each Owner acknowledges that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to fund an interest in the Invested Amount. Each Owner also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document.

ARTICLE VI
TRANSFERS OF SERIES 2017-VFN NOTES
SECTION 6.1    Transfers of Series 2017-VFN Notes.
(a)    Each Owner agrees that the interest in the Series 2017-VFN Notes purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Owner will not offer to sell or otherwise dispose of any Series 2017-VFN Note acquired by it (or any interest therein) in violation of any of the requirements of the Securities Act or any applicable state or other securities laws. Each Owner acknowledges that it has no right to require the Issuer to register, under the Securities Act, or any other securities law, the Series 2017-VFN Notes (or any interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Series 2017-VFN Notes, such Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(b)    Each initial owner of a Series 2017-VFN Note or any interest therein and any Assignee thereof or Participant therein shall certify, as of the date it acquired an interest or Participation in the Series 2017-VFN Notes, to the Issuer, the Servicer, the Indenture Trustee, the Administrative Agent and the Managing Agent for its Ownership Group that it is either (i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) who is entitled to receive payments under this Agreement and with respect to the Series 2017-VFN Notes without deduction or withholding of any United States federal income taxes and who will furnish to the Issuer, the Servicer, the Indenture Trustee, the Administrative Agent, the Managing Agent for its Ownership Group, and to the Owner making the Transfer the forms described in Section 2.5(c).
(c)    Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a “Transfer”) of a Series 2017-VFN Note or any interest therein may be made only in accordance with this Section 6.1 and any applicable provisions of the Indenture, and must be in an amount not less than $5,000,000 except in the event of a transfer to another Owner or Conduit Support Provider within the same Ownership Group. No Series 2017-VFN Note or any interest therein may be transferred by Assignment or Participation to any Person (each, a “Transferee”) unless the Transferee is a Permitted Transferee. In connection with any Transfer, each such Transferee will execute and deliver an Investment Letter as required in Section 6.1(e); provided, no Investment Letter will be required in connection with any Participation to a Permitted Transferee that is an Affiliate of the related Owner, as provided in Section 6.1(d).
Each of the Issuer and the Servicer authorizes each Owner to disclose to any Transferee and Support Party and to any prospective Transferee or Support Party which is a Permitted Transferee any and all Confidential Information in the Owner’s possession concerning this Agreement or the Transaction Documents or concerning USCC, the Originators, the Seller, the Servicer, the Transferor, the Issuer, the Receivables, the Trust Assets or such party which has been delivered to any Managing Agent or such Owner pursuant to this Agreement or the Transaction Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Owner by or on behalf of the Issuer or the Servicer in connection with such Owner’s credit evaluation of the Receivables, the Trust Assets, the Issuer or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Series 2017-VFN Notes.
(d)    Each Owner may, in accordance with applicable law, at any time grant participations in all or part of its Commitment or its interest in the Series 2017-VFN Notes, including the payments due to it under this Agreement and the Transaction Documents (each, a “Participation”), to any Person who is a Permitted Transferee (each such Person, a “Participant”); provided, however, that no Participation shall be granted to any Person unless and until the Managing Agent for such Owner’s Ownership Group shall have consented thereto (such consent not to be unreasonably withheld); provided further, that the parties hereto agree that any Owner may grant a Participation to a Permitted Transferee that is an Affiliate of such Owner in connection with such Owner’s respective obligations under this Agreement without consent of any other party and without any further documentation. In connection with any such Participation, each Managing Agent for an Ownership Group shall maintain a register of each Participant of members of its Ownership Group and the amount of each related Participation. Each Owner hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Owner’s direct obligations hereunder, and (B) neither the Indenture Trustee, the Issuer nor the Servicer shall have any obligation to have any communication or relationship with any Participant. Each Owner and each Participant shall comply with the provisions of Section 2.5(c) of this Agreement. No Participant shall be entitled to transfer all or any portion of its Participation, without the prior written consent of the Managing Agent for its Ownership Group (such consent not to be unreasonably withheld). Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 2.4, 2.5 and 2.6 hereof as if such Participant were an Owner and such Sections applied to its Participation; provided, in the case of Section 2.5, that such Participant has complied with the provisions of Section 2.5(c) hereof as if it were an Owner. Each Owner shall give the Managing Agent for its Ownership Group notice of the consummation of any sale by it of a Participation. It shall be a further condition to the grant of any Participation (except in the case of Participants that are Affiliates of the applicable Owner granting such Participation) that the Participant shall have certified, represented and warranted that (i) it is entitled to (A) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes, and (B) an exemption from United States backup withholding tax, and (ii) to the extent such Participant has not otherwise directly provided such forms to the Servicer and the Indenture Trustee, (A) prior to the date on which the first interest payment is due to such Participant, such Participant will provide to the Servicer, the Administrative Agent and Indenture Trustee, the forms described in Section 2.5(c) (as applicable and as set forth therein) as though the Participant were an Owner, and (B) such Participant similarly will provide subsequent forms as described in Section 2.5(c) with respect to such Participant as though it were an Owner.

(e)    Each Owner may, with the consent of the Managing Agent for its Ownership Group (such consent not to be unreasonably withheld) and in accordance with applicable law, sell, assign or grant a security interest in or pledge (each, an “Assignment”), to any Permitted Transferee (each, an “Assignee”) all or any part of its Commitment (if any) or its interest in the Series 2017-VFN Notes and its rights and obligations under this Agreement and the Transaction Documents pursuant to an agreement substantially in the form attached hereto as Exhibit A hereto (a “Transfer Supplement”), executed by such Assignee and the Owner and delivered to the Managing Agent for its Ownership Group for its acceptance and consent (such consent not to be unreasonably withheld); provided, however, that (i) except for (A) an assignment by a Conduit Purchaser of its interest in the Series 2017-VFN Notes and its rights and obligations under this Agreement and the Transaction Documents to any one or more of the Committed Purchasers or Conduit Support Providers in its Ownership Group, or to such Conduit Purchaser’s Collateral Agent or a Conduit Trustee for its commercial paper program, or (B) an assignment by a Conduit Purchaser of the type described in the second sentence of Section 7.5, no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in Section 6.1 hereof, shall have been satisfied, (ii) no assignment or sale which results in the addition of a new Ownership Group shall be effective without the consent of the Administrative Agent, except in the event that an Amortization Event or Event of Default has occurred and is continuing, and (iii) in no event shall the consent of a Managing Agent be required in the case of an assignment by a Conduit Purchaser of its interest in the Series 2017-VFN Notes and its rights and obligations under this Agreement and the Transaction Documents to any one or more of the Committed Purchasers or Conduit Support Providers in its Ownership Group, or to the Collateral Agent or a Conduit Trustee for the related Conduit Purchaser’s commercial paper program. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of an Owner hereunder as set forth therein and (y) the transferor Owner shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Owner shall have been assumed by an Assignee or Assignees. No pledge and/or collateral assignment by any Conduit Purchaser to a Support Party under a Support Facility of an interest in the rights of such Conduit Purchaser in any Note Principal Balance Increase made by such Conduit Purchaser and the obligations under this Agreement shall constitute an assignment and/or assumption of such Conduit Purchaser’s obligations under this Agreement, such obligations in all cases remaining with such Conduit Purchaser. Moreover, any such pledge and/or collateral assignment of the rights of such Conduit Purchaser shall be permitted hereunder without further action or consent and any such pledgee may foreclose on any such pledge and perfect an assignment of such interest and enforce such Conduit Purchaser’s right hereunder notwithstanding anything to the contrary in this Agreement. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests or Committed Percentages arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Managing Agent for the applicable Ownership Group (or, in the case of an Assignment by which a new Ownership Group is added to this Agreement, the Administrative Agent) shall on the effective date determined pursuant thereto give notice of such acceptance to the Issuer, the Servicer and the Indenture Trustee.
Upon instruction to register a transfer of an Owner’s interest in the Series 2017-VFN Notes (or portion thereof) and surrender for registration of transfer of such Owner’s Series 2017-VFN Note(s) (if applicable) and delivery to the Issuer and the Registrar of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Registrar of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such interest in the Series 2017-VFN Notes (or portion thereof) shall be transferred in the records of the Registrar and the applicable Managing Agent and, if requested by the Assignee, new Series 2017-VFN Notes shall be issued to the Assignee and, if applicable, the transferor Owner in amounts reflecting such Transfer as provided in the Indenture. To the extent of any conflict between the provisions of this Section 6.1 and any provisions of Section 2.17 of the Indenture applicable to Transfers of Series 2017-VFN Notes (or interests therein), the provisions of Section 2.17 of the Indenture shall control. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.
(f)    Each Owner may pledge its interest in the Series 2017-VFN Notes to any Federal Reserve Bank as collateral in accordance with applicable law without further action or consent.
(g)    Any Owner shall have the option to change its Investing Office, provided, that such Owner shall have prior to such change in office complied with the provisions of Section 2.5 hereof and provided further, that such Owner shall not be entitled to any amounts otherwise payable under Section 2.4 or Section 2.5 hereof resulting solely from such change in office unless such change in office was mandated by applicable law or by such Owner’s compliance with the provisions of this Agreement.
(h)    Each Support Party shall be entitled to receive additional payments and indemnification pursuant to Section 2.4, Section 2.5 or Section 2.6 hereof as though it were an Owner and such Section applied to its interest in or commitment to acquire an interest in the Series 2017-VFN Notes; provided, that such Support Party shall not be entitled to additional payments pursuant to (i) Section 2.4 by reason of Regulatory Changes which occurred prior to the date it became a Support Party except as otherwise provided in such Section or (ii) Section 2.5 attributable to its failure to satisfy the requirements of Section 2.5 as if it were an Owner, and provided further, that unless such Support Party is a Permitted Transferee or has been consented to by the Issuer, such Support Party shall be entitled to receive additional amounts pursuant to Section 2.4 or Section 2.5 only to the extent that its related Conduit Purchaser would have been entitled to receive such amounts in the absence of the Commitment and Support Advances from such Support Party. The provisions of Section 2.4 shall apply to each Managing Agent and to such of its Affiliates as may from time to time administer, make referrals to or otherwise provide services or support to the Conduit Purchaser in the corresponding Ownership Group (in each case as though such Managing Agent or Affiliate were an Owner and such Section applied to its administration of or other provisions of services or support to such Conduit Purchaser in connection with the transactions contemplated by this Agreement), whether as an administrator, administrative agent, referral agent, managing agent or otherwise.
(i)    Each Support Party claiming increased amounts described in Section 2.4 or Section 2.5 hereof shall furnish, through its related Conduit Purchaser, to the Issuer, the Administrative Agent, the Servicer, the Indenture Trustee and the Managing Agent for the applicable Ownership Group a certificate setting forth the basis and amount of each request by such Support Party for any such amounts referred to in Section 2.4 or Section 2.5, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.

ARTICLE VII
MISCELLANEOUS
SECTION 7.1    Amendments and Waivers.
(a)    This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 7.1. With the written consent of the Administrative Agent and the Managing Agents of Ownership Groups holding 100% of the Outstanding Amount of the Series 2017-VFN Notes, the parties hereto may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount or extend the maturity of any Series 2017-VFN Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Owner hereunder or under the Indenture, in each case without the consent of the Owner affected thereby, or (ii) (x) increase or otherwise modify the Commitment of any Ownership Group; (y) amend, modify or waive any provision of this Section 7.1 or (z) amend, modify or waive any provision of Article V of this Agreement, without the written consent of each Managing Agent affected by such amendment, modification or waiver; and provided further, that no provision of this Agreement that pertains specifically to any Conduit Purchaser, Committed Purchaser, a Support Party or an Note Principal Balance Increase made by such Conduit Purchaser or Committed Purchaser, may be amended or waived without the written consent of such Conduit Purchaser or Committed Purchaser. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement. Any amendment under this Section 7.1(a) is subject only to the requirements that the Issuer delivers to each Owner and Managing Agent and the Indenture Trustee an Officer’s Certificate of the Issuer to the effect that the proposed amendment meets the requirements set forth in this Section 7.1(a).
(b)    Without derogating from the absolute nature of the assignment granted to Indenture Trustee pursuant to the Indenture or the rights of Indenture Trustee under the Indenture, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee (acting at the written direction of Noteholders representing the Series 2017-VFN Controlling Holders), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Receivable or the Related Rights (except to the extent otherwise provided or permitted in the Transfer and Servicing Agreement or any other Transaction Document, other than those amendments affecting solely other Series) or the Transaction Documents (except to the extent otherwise provided or permitted in the Transaction Documents, other than those amendments affecting solely other Series), or waive timely performance or observance by the Servicer or the Transferor of their respective obligations under the Transfer and Servicing Agreement; provided, however, that any such amendment shall not (A) reduce the amount or extend the maturity of any Series 2017-VFN Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Owner hereunder or under the Indenture, in each case without the consent of the Owner affected thereby, or (B) reduce the aforesaid percentage of the Series 2017-VFN Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Series 2017-VFN Notes. If any such amendment, modification, supplement or waiver shall be so consented to by Indenture Trustee (at the written direction of such Noteholders), the Issuer agrees, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as are necessary or appropriate in the circumstances. The Indenture Trustee shall have no obligation to consent or agree to any amendment or modification that would affect the Indenture Trustee’s duties, obligations, rights, responsibilities, indemnities or immunities under any Transaction Document. Promptly upon execution of any amendment to this Agreement, the Issuer shall deliver a copy of such amendment to the Indenture Trustee.
(c)    Except with respect to provisions of the Transaction Documents permitting amendments without consent of Noteholders, and subject to the requirements of such provisions, none of the Transferor, the Issuer, the Servicer or the Performance Guarantor shall permit or consent to any amendment, waiver, supplement or other modification of any of the Transaction Documents without the prior written consent of the Administrative Agent and Managing Agents of Ownership Groups holding 66-2/3% of the Outstanding Amount of the Series 2017-VFN Notes; provided, however, that no such amendment, waiver, supplement, modification, consent or change to any Transaction Document may (i) reduce the amount or extend the maturity of any Series 2017-VFN Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Owner under any Transaction Document, (ii) modify in any respect the definitions of “Advance Amount,” “Advance Rate,” “Aggregate Advance Amount,” “Amortization Period,” “Asset Base,” “Asset Base Deficiency,” “Change of Control,” “Defaulted Receivable,” “Delinquent Receivable,” “Determination Date,” “Excess Concentrations,” “Hedging Requirements,” “Note Rate,” “Required Hedge Rate,” “Requisite Global Majority,” “Series 2017-VFN Controlling Holders,” “Series 2017-VFN Majority Holders,” “Series 2017-VFN Default Ratio,” “Series 2017-VFN Delinquency Ratio,” “Series 2017-VFN Dilution Ratio,” “Series Discount Percentage,” “Supplemental Principal Payment Amount,” “Target Deposit Amount,” or any other definition included on Annex A to the Series 2017-VFN Indenture Supplement, or any component thereof (or any definitions comprising such definitions if such change would alter the calculation of such amount) under the Series 2017-VFN Supplement, (iii) modify in any respect the Events of Default, Amortization Events or Servicer Defaults applicable to Series 2017-VFN, (iv) modify, amend or delete any portion of the definition of Eligible Institution, Eligible Investments, Eligible Receivable or Eligible Servicer, (v) release or otherwise waive the Performance Guarantor’s performance of its obligations pursuant to the Performance Guaranty, (vi) make any change that could reasonably be expected to impair the creation or perfection of the security interest in favor of the Indenture Trustee for the benefit of the Series 2017-VFN Noteholders, (vii) change or waive any of the provisions of Sections 2.06, 4.02, 4.04 or 6.07 of the Transfer and Servicing Agreement, Sections 4.1 or 4.2 of the Series 2017-VFN Supplement, or Sections 2.2, 3.2, 4.6(n), 4.6(p), 4.7(o), 4.7(t), 4.7(u), 4.9(c), 4.10, or 7.1 of this Agreement, or (viii) amend, modify or waive any provision of this Section 7.1(c), without the written consent of the Administrative Agent and each Managing Agent affected thereby; provided, further, that no consent of the Administrative Agent or any Managing Agent shall be required for any amendment, modification or change to, or provide any waiver under any Fee Letter to which the Administrative Agent or such Managing Agent is not a party; provided, further, that no consent of the Administrative Agent or any Managing Agent shall be required for any amendment, modification or change to any Transaction Document:
(i)    to cure any ambiguity;
(ii)    to correct or supplement any provision in any Transaction Document that may be defective or inconsistent with any other provision in this Agreement or any other Transaction Document;

(iii)    to add or supplement any Enhancement Agreement for the benefit of any Ownership Group (provided that if any such addition shall affect any Ownership Group differently than any other Ownership Group, then such addition shall not, as evidenced by an Opinion of Counsel, materially and adversely affect in any material respect the interests of any Ownership Group);
(iv)    to add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Owner Trustee or the Indenture Trustee for the benefit of the Owners;
(v)    to add, change or eliminate any other provision of this Agreement or any other Transaction Document in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Owners; or
(vi)    to enter into indentures supplemental to the Indenture pursuant to Article X thereof for purposes of issuing a new Series of Notes or to amend, modify or supplement any such series supplement.
SECTION 7.2    Notices.
(a)    All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies or electronic communication) and shall be delivered or mailed by first class United States mail, postage prepaid, hand delivery, prepaid courier service or facsimile transmission (during business hours on a Business Day), as to each party hereto, at its address identified on Schedule I, Schedule II or Schedule III hereto, as applicable, or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be deemed delivered and shall be effective (i) if given by registered or certified first class United States mail, three Business Days after such communication is deposited in the mails in such fashion, (ii) if given by facsimile transmission, upon transmission to the facsimile number specified hereunder (as evidenced by electronic confirmation of such transmission), or (iii) if given by any other means (including prepaid courier), when delivered to the address of the recipient for notices hereunder.
(b)    All payments to be made to the Administrative Agent or any Managing Agent or Owner hereunder shall be made in U.S. dollars and in immediately available funds not later than 2:00 p.m., New York City time, on the date payment is due, and, unless otherwise specifically provided herein, shall be made to the applicable Managing Agent, for the account of one or more of the Owners or for its own account, as the case may be. Unless otherwise directed by the Administrative Agent, all payments to it hereunder shall be made by federal wire to the Administrative Agent at such account as the Administrative Agent may designate in writing to the Issuer. Unless otherwise directed by a Managing Agent or Owner, all payments to it shall be made by federal wire to the account specified on Schedule I hereto or in the Transfer Supplement by which it became a party hereto (provided, in the case of an account specified in a Transfer Supplement, that the Managing Agent, the Administrative Agent, the Issuer, the Servicer or the Indenture Trustee, as the case may be, shall have received notice thereof).
SECTION 7.3    Confidentiality.
(a)    Each of USCC, the Transferor, the Issuer, the Servicer and the Performance Guarantor, severally and with respect to itself only (or, with respect to USCC, for itself and on behalf of the Seller and the Originators), covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents or the identity of any Owner under this Agreement), except as the Administrative Agent or such Managing Agent or Owner may have consented to in writing prior to any proposed disclosure and except that it may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Issuer or the Servicer or (iii) to the extent it should be (A) required by law, rule or regulation, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that in the case of clause (iii)(A), USCC, the Issuer, the Transferor, the Servicer and the Performance Guarantor, as applicable, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the affected Administrative Agent, Managing Agent or Owners of its intention to make any such disclosure prior to making such disclosure.
(b)    Each of the Administrative Agent, each Managing Agent and each Owner, severally and with respect to itself only, agrees that it will use the Confidential Information solely for the purpose of the Transaction (as defined below) and agrees to reveal the Confidential Information only to its affiliates, subsidiaries, directors, officers, employees and agents (collectively, the “Affiliates”) with a need to know the Confidential Information for the purposes of the transaction evidenced by this Agreement and the other Transaction Documents (the “Transaction”). Each of the Administrative Agent, each Managing Agent and each Owner agrees not to disclose to any third party any such Confidential Information now or hereafter received or obtained by it without the Servicer’s and the Issuer’s prior written consent; provided, however, that it may disclose any such Confidential Information to its respective accountants, attorneys and other confidential advisors (collectively “Advisors”) who need to know such information for the purpose of assisting it in connection with the Transaction. Each of the Administrative Agent and each Managing Agent and Owner agrees to be responsible for any breach of this Agreement by its Affiliates and Advisors and agrees that its Affiliates and Advisors will be advised by it of the confidential nature of such information and shall agree to be bound by this Agreement.

(c)    None of the Administrative Agent, any Managing Agent or any Owner nor any of their Affiliates or Advisors, without the prior written consent of the Servicer and the Issuer, will disclose to any person the fact that Confidential Information has been provided to it or them, that discussions or negotiations have taken place with respect to the Transaction, or the existence, terms, conditions, or other facts of the Transaction, including the status thereof. Notwithstanding the foregoing, the Confidential Information and the fact that discussions or negotiations are taking place with respect to a Transaction or the existence, terms, conditions, or other facts of such Transaction, including the status thereof may be disclosed on a confidential basis (i) to the Administrative Agent, the Managing Agents, the Owners, the Conduit Support Providers or any program administrator for a Conduit Purchaser by each other, (ii) by the Administrative Agent, the Managing Agents or the Owners to any prospective or actual assignee or participant of any of them, (iii) by the Administrative Agent, any Managing Agent, any Owner or any program administrator for any Conduit Purchaser to any nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Exchange Act (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction), commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Conduit Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Managing Agent or Committed Purchaser acts as the administrative agent and (iv) pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
(d)    Notwithstanding anything herein to the contrary, if the Administrative Agent, any Managing Agent or Owner or any of their Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations are taking place with respect to the Transaction) it may disclose such Confidential Information; provided, that it promptly notify the Servicer and the Issuer of such requirement so that the Servicer and/or the Issuer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. Each of the Administrative Agent and each Managing Agent and Owner agrees to use commercially reasonable efforts to assist the Servicer and the Issuer in obtaining any such protective order. Failing the entry of a protective order or the receipt of a waiver hereunder, it may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it has been advised by counsel that it is legally compelled to disclose; provided that it agrees to use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.
(e)    Notwithstanding anything herein to the contrary, it is understood that the Administrative Agent, the Managing Agents and the Owners or their affiliates may disclose the Confidential Information or portions thereof at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, the Managing Agents or the Owners and their respective Affiliates by a bank examiner or other regulatory authority without any notice to the Issuer or the Servicer.
(f)    Notwithstanding anything herein to the contrary, the obligations of confidentiality contained herein shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party and Owner (and any employee, representative or agent of any party or Owner) may disclose to any and all persons, without limitation of any kind, all materials of any kind (including opinions or other tax analyses) that are provided relating to such federal tax structure and federal tax treatment of the Transaction. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions among the parties regarding the transactions contemplated by this Agreement and the other Transaction Documents. For these purposes, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the transactions entered into under this Agreement and the other Transaction Documents.
(g)    Notwithstanding anything herein to the contrary, the Transferor acknowledges and agrees that the Conduit Purchasers, the Committed Purchasers and the Managing Agents are permitted to provide to the Conduit Support Providers, respective Collateral Agent or Conduit Trustee for its commercial paper program (if applicable), permitted assignees and participants, the placement agents for their respective Commercial Paper Notes, the rating agencies with respect to such notes and other liquidity and credit providers under their respective Commercial Paper Notes or commercial paper programs, opinions, certificates, documents and other information relating to the Transferor and the Receivables delivered to the Administrative Agent, the Committed Purchasers, the Conduit Purchasers or the Managing Agents pursuant to this Agreement.
SECTION 7.4    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
SECTION 7.5    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of USCC, the Issuer, the Servicer, the Performance Guarantor, the Administrative Agent, the Managing Agents, the Owners, any Transferee and their respective successors and permitted assigns, and, to the extent provided herein, to each Indemnified Party, Participant and Support Party and their respective successors and assigns; provided, that, except as provided in Section 4.10, none of USCC, the Issuer, the Transferor, the Servicer or the Performance Guarantor may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of all of the Managing Agents; provided further, that (i) in connection with any such assignment the assignee shall expressly agree in writing to assume all the obligations of USCC, the Issuer, the Transferor, the Servicer or the Performance Guarantor, as applicable, hereunder and (ii) no such assignment made without the prior written consent of all of the Managing Agents shall relieve USCC, the Issuer, the Transferor, the Servicer or the Performance Guarantor, as applicable, of any of its obligations hereunder; and provided further that no assignment permitted hereunder shall relieve USCC, the Issuer, the Transferor, the Servicer or the Performance Guarantor, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein). Each of the Issuer and the Transferor acknowledges (i) that Thunder Bay may at any time assign, pledge or grant a security interest in this Agreement or all or any portion of the rights such Conduit Purchaser may have hereunder to a collateral trustee in order to comply with Rule 3a-7 of the Investment Company Act, and (ii) that each Conduit Purchaser may assign a security interest in or pledge this Agreement and any rights such Conduit Purchaser may have hereunder to the Collateral Agent or a Conduit Trustee for its commercial paper program to secure obligations of such Conduit Purchaser, in each case without notice to or consent of the Transferor or the Issuer; provided, that no such assignment by any Conduit Purchaser specified in clauses (i) or (ii) above shall relieve such Conduit Purchaser of any of its obligations hereunder.

SECTION 7.6    Successors to Servicer. In the event that a transfer of servicing occurs under the Transfer and Servicing Agreement pursuant to the terms thereof, (i) from and after the effective date of such transfer, the Successor Servicer shall be the successor in all respects to the Servicer and shall be responsible for the performance of all functions to be performed by the Servicer from and after such date, except as provided in the Transfer and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, and (ii) as of the date of such transfer, the Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made in Section 4.2 hereof with appropriate factual changes; provided, however, that the references to the Servicer contained in Section 2.6(b) of this Agreement shall be deemed to refer to the Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Successor Servicer acts as Servicer under the Transfer and Servicing Agreement; provided, however, to the extent that an obligation to indemnify Indemnified Parties under Section 2.6 hereof arises as a result of any act or failure to act of any Successor Servicer in the performance of servicing obligations under the Transfer and Servicing Agreement, such indemnification obligation shall be of the Successor Servicer and not its predecessor.
SECTION 7.7    Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 7.8    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
SECTION 7.9    Integration. This Agreement represents the agreement of the Issuer, the Transferor, the Servicer, the Administrative Agent, the Managing Agents and the Owners with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to subject matter hereof not expressly set forth or referred to herein or therein or in the Transaction Documents.
SECTION 7.10    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.
SECTION 7.11    WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE TRANSFEROR, THE SERVICER, THE PERFORMANCE GUARANTOR, THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND THE OWNERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE SERIES 2017-VFN NOTES OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE ISSUER, THE TRANSFEROR, THE SERVICER, THE PERFORMANCE GUARANTOR, THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND THE OWNERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND FOR OWNERS PURCHASING AN INTEREST IN THE SERIES 2017-VFN NOTES DESCRIBED HEREIN AND THE ADMINISTRATIVE AGENT AND EACH MANAGING AGENT AGREEING TO ACT AS SUCH HEREUNDER.
SECTION 7.12    Jurisdiction; Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising out of or relating to this Agreement; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (v) consents to service of process in the manner provided for notices in Section 7.2 of this Agreement (provided that, nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law); and (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.
SECTION 7.13    Termination. This Agreement shall remain in full force and effect until the Termination Date; provided, that the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 5.1, 5.2, 5.7, 7.10, 7.12, 7.13, 7.14, and 7.16 shall survive termination of this Agreement and any amounts payable to the Administrative Agent, the Managing Agents, the Owners or any Support Party thereunder shall remain payable thereto.

SECTION 7.14    Limited Recourse; No Proceedings.
(a)    The obligations of the Issuer under this Agreement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith are solely the obligations of the Issuer to pay any amounts hereunder or under the Transaction Documents shall be limited solely to the application of amounts available pursuant to the Indenture. No recourse shall be had for the payment of any fee or any other obligations or claim arising out of or based upon this Agreement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith against any employee, officer, director, incorporator, agent or trustee of the Issuer or any Affiliate of the Issuer.
(b)    The Performance Guarantor, the Administrative Agent, each Managing Agent, and each Owner covenants and agrees that it shall not institute against, or join any other Person in instituting against the Transferor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(c)    Each of the parties hereto (each a “Restricted Person”) hereby agrees that it will not institute against any Conduit Purchaser or the Issuer, or join any other Person in instituting against any Conduit Purchaser or any Committed Purchaser that is a multi-seller asset-backed commercial paper conduit, any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, present a petition for the winding up or liquidation of a Conduit Purchaser, a Committed Purchaser that is a multi-seller asset-backed commercial paper conduit, or the Issuer, or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for a Conduit Purchaser or a Committed Purchaser that is a multi-seller asset-backed commercial paper conduit, or for all or substantially all of any such Person’s assets prior to the date that is one year and a day (or, if longer, the applicable preference period then in effect) after the last day on which any senior indebtedness issued by a Conduit Purchaser shall have been outstanding. Nothing in the foregoing clause shall limit the right of any Restricted Person to file any claim in or otherwise take any action with respect to any proceeding of the type described herein that was instituted against a Conduit Purchaser or a Committed Purchaser that is a multi-seller asset-backed commercial paper conduit by any Person other than such Restricted Person.
SECTION 7.15    Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Series 2017-VFN Notes hereunder, any transfer of Series 2017-VFN Notes, and the termination of this Agreement.
SECTION 7.16    No Recourse.
(a)    No Conduit Purchaser shall, or shall be obligated to, fund or pay any amount pursuant to any obligation under this Agreement unless such Conduit Purchaser has received funds which may be used to make such funding or other payment and which funds are not required to repay Commercial Paper Notes issued by, or finance activities of, such Conduit Purchaser when due, and after giving effect to such payment, either (i) such Conduit Purchaser could issue Commercial Paper Notes to refinance all of its outstanding Commercial Paper Notes (assuming such outstanding Commercial Paper Notes matured at such time) in accordance with the program documents governing its commercial paper program or (ii) all of the Commercial Paper Notes are paid in full. The obligations of each Conduit Purchaser under this Agreement shall be solely the corporate obligations of such Conduit Purchaser. Any amount which such Conduit Purchaser does not advance pursuant to the operation of this paragraph shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Purchaser for any such insufficiency.
(b)    No recourse under any obligation, covenant or agreement of a Conduit Purchaser contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Purchaser, any Managing Agent, any Support Party, the Administrative Agent or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Purchaser, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Purchaser, any Managing Agent, any Support Party, the Administrative Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.
SECTION 7.17    RBC Roles. RBC acts as Administrative Agent and a Managing Agent and Support Party for certain Conduit Purchasers, and may provide other services or facilities from time to time (the “RBC Roles”). Without limiting the generality hereof, each of the parties hereto hereby acknowledges and consents to any and all RBC Roles, waives any objections it may have to any actual or potential conflicts of interest caused by RBC acting as the Administrative Agent, a Managing Agent, or as a Support Party with respect to any Conduit Purchaser or RBC maintaining any of the RBC Roles, and agrees that in connection with any RBC Role may take, or refrain from taking, any action that it in its discretion deems appropriate.
SECTION 7.18    USA PATRIOT Act. Each Owner that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Issuer that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Owner to identify the Issuer in accordance with the Act.
SECTION 7.19    Tax Characterization. Each party to this Agreement (a) acknowledges and agrees that it is the intent of the parties to this Agreement that, for federal, state and local tax purposes only, the Series 2017-VFN Notes will be treated as evidence of indebtedness secured by the Receivables, the Collateral and proceeds thereof and the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Series 2017-VFN Notes as indebtedness for federal, state and local tax purposes and (c) agrees that the provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

SECTION 7.20    Accounting Treatment by Owners. Each party to this Agreement acknowledges and agrees that it is the intent of the Owners to treat the variable funding loan evidenced by its Series 2017-VFN Note as a lending for its purposes under GAAP, including but not limited to the purposes of Financial Accounting Standard No. 115 of the Financial Accounting Standards Board.
SECTION 7.21    Collections.
(a)    Each of USCC (on behalf of the Seller) and the Transferor represents and warrants as to itself that each remittance of Collections by the Seller to the Transferor under the Receivables Purchase Agreement will have been (i) in payment of a debt or other obligation incurred by the Seller, in the ordinary course of business or financial affairs of the Seller and the Transferor and (ii) made in the ordinary course of business or financial affairs of the Seller and the Transferor.
(b)    Each of the Transferor and the Issuer represents and warrants as to itself that each remittance of Collections by the Transferor to the Servicer, on behalf of the Issuer, under the Transfer and Servicing Agreement will have been (i) in payment of a debt or other obligation incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and the Issuer and (ii) made in the ordinary course of business or financial affairs of the Transferor and the Issuer.
(c)    Each of the Issuer and the Managing Agents party hereto, on behalf of their respective Ownership Group, represent that the payment of interest on and principal of the Series 2017-VFN Notes will have been (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs on the part of the Issuer and the Series 2017-VFN Noteholders and (ii) made in the ordinary course of business or financial affairs of the Issuer and the Series 2017-VFN Noteholders.
SECTION 7.22    Limitation of Liability of Owner Trustee.
(i)  It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement, and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement.
(ii)  The Transferor, as Equity Certificateholder, hereby:
(A) consents to, and authorizes, empowers and directs the Owner Trustee, in the name and on behalf of the Issuer, to execute and deliver (a) this Agreement, (b) the Supplemental Indenture No. 2, dated of even date herewith, by and among the Issuer, the Servicer and the Indenture Trustee (the “Supplemental Indenture No. 2”), (c) the Amended and Restated Series 2017-VFN Indenture Supplement, dated of even date herewith, by and among the Issuer, the Servicer and the Indenture Trustee (the “A&R Series Supplement”), and (d) each other document, instrument or writing (including, without limitation, any Issuer Order and any Note) as may be referenced in, attached to, contemplated by, or necessary or convenient in connection with the transactions contemplated hereby or thereby;
(B) instructs the Owner Trustee, in connection with the transactions contemplated by the A&R Series Supplement and the Supplemental Indenture No. 2 only, to waive the right to receive an Opinion of Counsel in connection with the execution thereof set forth in Section 2.12(c) of the Indenture; and
(C)    waives any notice in connection with the foregoing and certifies and confirms that (x) it is the sole Equity Certificateholder, (y) the foregoing direction and actions are necessary, suitable, or convenient in connection with the matters described in Section 2.03 of the Trust Agreement, and do not violate or conflict with, are not contrary to, are contemplated and authorized by, and are consistent and in accordance and compliance with the Trust Agreement, this Agreement and the Transaction Documents and the obligations of the Issuer and the Owner Trustee under the Trust Agreement, the this Agreement and the Transaction Documents, and (z) the foregoing directions are made by the Equity Certificateholder pursuant to Section 6.01 of the Trust Agreement, and the execution and delivery of such documents and the waiver of the right to receive an Opinion of Counsel are actions taken pursuant to such direction and therefore covered by the indemnifications provided under the Trust Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Series 2017-VFN Note Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

USCC RECEIVABLES FUNDING LLC,
as Transferor

By:
Name:
Title:

USCC MASTER NOTE TRUST,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

USCC SERVICES, LLC,
as Servicer

By:
Name:
Title:

UNITED STATES CELLULAR CORPORATION,
as Performance Guarantor

By:
Name:
Title:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

THUNDER BAY FUNDING, LLC,
as Conduit Purchaser

By:	Royal Bank of Canada, as attorney-in-fact for Thunder Bay Funding, LLC

By:
Name:
Title:

ROYAL BANK OF CANADA,
as Committed Purchaser

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA,
as Managing Agent

By:
Name:
Title:

By:
Name:
Title:

BANNER TRUST,
as Conduit Purchaser

By:	COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of Banner Trust

By:	TD SECURITIES INC., as its financial services agent

By:
Name:
Title:

THE TORONTO-DOMINION BANK,
as Committed Purchaser

By:
Name:
Title:

THE TORONTO-DOMINION BANK,
as Managing Agent

By:
Name:
Title:

EXHIBIT A
FORM OF TRANSFER SUPPLEMENT
TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (this “Supplement”), among the Transferor Owner set forth in Item 2 of Schedule I hereto (the “Transferor Owner”), the Purchasing Owner set forth in Item 3 of Schedule I hereto (the “Purchasing Owner”), and the Managing Agent set forth in Item 4 of Schedule I hereto (in such capacity, the “Agent”) for the Ownership Group set forth in Item 5 of Schedule I hereto.
W I T N E S S E T H:
WHEREAS, this Supplement is being executed and delivered in accordance with Section 6.1(e) of the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020, among USCC Receivables Funding LLC, as Transferor, USCC Services, LLC, as Servicer, USCC Master Note Trust, as Issuer, United States Cellular Corporation, as Performance Guarantor, the Owners and the Managing Agents parties thereto and Royal Bank of Canada, as Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Purchase Agreement”; unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined);
WHEREAS, the Purchasing Owner (if it is not already an Owner party to the Note Purchase Agreement) wishes to become an Owner party to the Note Purchase Agreement and the Purchasing Owner wishes to acquire and assume from the Transferor Owner, certain of the rights, obligations and commitments under the Note Purchase Agreement; and
WHEREAS, the Transferor Owner wishes to sell and assign to the Purchasing Owner, certain of its rights, obligations and commitments under the Note Purchase Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
(a)    Upon receipt by the Managing Agent of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Transferor Owner, the Purchasing Owner and the Managing Agent, the Managing Agent will transmit to the Servicer, the Issuer, the Indenture Trustee, the Transferor Owner and the Purchasing Owner a Transfer Effective Notice, substantially in the form of Schedule III to this Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall be executed by the Managing Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the “Transfer Effective Date”). From and after the Transfer Effective Date the Purchasing Owner shall be an Owner party to the Note Purchase Agreement for all purposes thereof as a Conduit Purchaser or a Committed Purchaser, as specified on Schedule II to this Supplement.
(b)    At or before 12:00 p.m., local time of the Transferor Owner, on the Transfer Effective Date, the Purchasing Owner shall pay to the Transferor Owner, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Owner and such Purchasing Owner (the “Purchase Price”), of the portion set forth on Schedule II hereto being purchased by such Purchasing Owner of the outstanding Note Principal Balance under the Series 2017-VFN Note owned by the Transferor Owner (such Purchasing Owner’s “Owner Percentage”) and other amounts owing to the Transferor Owner under the Note Purchase Agreement or otherwise in respect of the Series 2017-VFN Notes. Effective upon receipt by the Transferor Owner of the Purchase Price from the Purchasing Owner, the Transferor Owner hereby irrevocably sells, assigns and transfers to the Purchasing Owner, without recourse, representation or warranty, and the Purchasing Owner hereby irrevocably purchases, takes and assumes from the Transferor Owner, the Transferor Owner’s Owner Percentage of (i) the presently outstanding Note Principal Balance under the Series 2017-VFN Notes owned by the Transferor Owner and other amounts owing to the Transferor Owner in respect of the Series 2017-VFN Notes, together with all instruments, documents and collateral pertaining thereto, and (ii) the Transferor Owner’s Owner Percentage of (A) if the Transferor Owner is a Conduit Purchaser, the Owner Percentage of the Transferor Owner and the other rights and duties of the Transferor Owner under the Note Purchase Agreement, or (B) if the Transferor Owner is a Committed Purchaser, the Committed Percentage and the Commitment of the Transferor Owner and other rights, duties and obligations of the Transferor Owner under the Note Purchase Agreement. This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Owner and sale by the Transferor Owner of interests in the Series 2017-VFN Notes, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Owner to the Transferor Owner. The Transferor Owner hereby confirms that the amount of the Note Principal Balance is $_________ and its Percentage Interest thereof is ___%, which equals $ as of _________, 200_. Upon and after the Transfer Effective Date (until further modified in accordance with the Note Purchase Agreement), the Owner Percentage or Committed Percentage, as applicable of the Transferor Owner and the Purchasing Owner and the Commitment and the Committed Percentage, if applicable, if any, of the Transferor Owner and the Purchasing Owner shall be as set forth in Schedule II to this Supplement.
(c)    The Transferor Owner has made arrangements with the Purchasing Owner with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Owner to the Purchasing Owner of any fees heretofore received by the Transferor Owner pursuant to the Note Purchase Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Owner to the Transferor Owner of fees or interest received by the Purchasing Owner pursuant to the Note Purchase Agreement or otherwise in respect of the Series 2017-VFN Notes from and after the Transfer Effective Date.
(d)    (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Owner in respect of the Series 2017-VFN Notes shall, instead, be payable to or for the account of the Transferor Owner and/or the Purchasing Owner, as the case may be, in accordance with their respective interests as reflected in this Supplement.

    (ii) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Owner from and after the Transfer Effective Date pursuant to the Note Purchase Agreement or in respect of the Series 2017-VFN Notes shall, instead, accrue for the account of, and be payable to or for the account of, the Transferor Owner and/or the Purchasing Owner, as the case may be, in accordance with their respective interests as reflected in this Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Owner, the Transferor Owner and the Purchasing Owner will make appropriate arrangements for payment by the Transferor Owner to the Purchasing Owner of such amount upon receipt thereof from the Managing Agent.
(e)    Concurrently with the execution and delivery hereof, the Purchasing Owner and its related Managing Agent will deliver to the Administrative Agent and the Issuer an executed Investment Letter in the form of Exhibit D to the Note Purchase Agreement.
(f)    Each of the parties to this Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement, and (ii) the Managing Agent shall apply each payment made to it under the Note Purchase Agreement, whether in its individual capacity or as Managing Agent, in accordance with the provisions of the Note Purchase Agreement, as appropriate.
(g)    By executing and delivering this Supplement, the Transferor Owner and the Purchasing Owner confirm to and agree with each other, the Managing Agent and the Owners as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Owner makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Owner makes no representation or warranty and assumes no responsibility with respect to the Issuer, the financial condition of the Receivables, the Transferor, the Servicer, the Seller, the Originators, the Performance Guarantor, USCC or the Indenture Trustee, or the performance or observance by the Issuer, the Transferor, the Servicer, the Seller, the Originators, the Performance Guarantor, USCC or the Indenture Trustee of any of their respective obligations under the Note Purchase Agreement or any Transaction Document or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Owner confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) each Purchasing Owner will, independently and without reliance upon the Administrative Agent, any Managing Agent (as defined in the Note Purchase Agreement) the Transferor Owner or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement or the Transaction Documents; (v) the Purchasing Owner appoints and authorizes the Managing Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Note Purchase Agreement and the Transaction Documents as are delegated to the Managing Agent or the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Note Purchase Agreement; and (vi) each Purchasing Owner agrees (for the benefit of the Transferor Owner, the Administrative Agent, the Managing Agents (as defined in the Note Purchase Agreement), the Owners, the Indenture Trustee, the Servicer and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Purchase Agreement are required to be performed by it as an Owner.
(h)    Schedule II hereto sets forth the revised Owner Percentage or the revised Committed Percentage, if applicable, and Commitment of the Transferor Owner, as applicable, the Owner Percentage or the Committed Percentage, if applicable, Commitment and Scheduled Commitment Termination Date of the Purchasing Owner, as applicable, and the initial Investing Office of the Purchasing Owner, as well as administrative information with respect to the Purchasing Owner.
(i)    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
TRANSFER SUPPLEMENT
COMPLETION OF INFORMATION AND
SIGNATURES FOR TRANSFER SUPPLEMENT

Re:     Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020, among USCC Receivables Funding LLC, as Transferor, USCC Master Note Trust, as Issuer, USCC Services, LLC, as Servicer, United States Cellular Corporation, as Performance Guarantor, the Owners and the Managing Agents parties thereto and Royal Bank of Canada, as Administrative Agent
Item 1: Date of Transfer Supplement:
Item 2: Transferor Owner:
Item 3: Purchasing Owner:
Item 4: Name of Agent:
Item 5: Name of Ownership Group:
Item 6: Signatures of Parties to Agreement:

as Transferor Owner

By:
Name:
Title:

By:
Name:
Title:

as Purchasing Owner

By:
Name:
Title:

By:
Name:
Title:

CONSENTED TO AND ACCEPTED BY:
[NAME OF MANAGING AGENT], as Managing Agent

By:
Name:
Title:

By:
Name:
Title:

[if applicable:]
ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

SCHEDULE II TO
TRANSFER SUPPLEMENT
LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES, ASSIGNED INTERESTS AND
PURCHASE AND COMMITTED PERCENTAGES

[Transferor Owner]

A.	Type of Owner: [Conduit Purchaser/Committed]
B.	Owner Percentage:
Transferor Owner Percentage
	Prior to Sale:	_____%
	Owner Percentage Sold:	_____%
	Owner Percentage Retained:	_____%
C.	Commitment (if applicable)
	Transferor Owner Commitment Prior to Sale:	$________
	Commitment Sold:	$________
	Commitment Retained:	$________
Related Conduit Purchaser (applicable to Committed Purchaser):_________
D.	Related Committed Purchasers (applicable to Conduit Purchaser) Committed Purchasers, Commitments and Committed Percentages prior to Sale:

_________________________	$____________	____%
_________________________	$____________	____%
_________________________	$____________	_____%

E. Note Principal Balance:
Transferor Owner
Note Principal Balance Prior to Sale:	$________
Note Principal Balance Sold:	$________
Note Principal Balance Retained:	$________

[Purchasing Owner]

A.	Type of Owner: [Conduit Purchaser/Committed]
B.	Owner Percentage:
Purchasing Owner Percentage After Sale:		____%
C.	Commitment (if applicable)
Purchasing Owner Commitment
	After Sale:	$________
Related Conduit Purchaser (applicable to Committed Purchaser): ___________________
D.	Related Committed Purchasers (applicable to Conduit Purchaser) Committed Purchasers, Commitments and Committed Percentages prior to Sale:

_________________________	$____________	____%
_________________________	$____________	____%
_________________________	$____________	_____%

E. Note Principal Balance:
Purchasing Owner
Note Principal Balance After Sale:	$________

Scheduled Commitment Termination Date:
Address for Notices:

Investing Office:

SCHEDULE III TO
TRANSFER SUPPLEMENT
Form of
Transfer Effective Notice

To:     [Name and address of Issuer,
    Servicer, Indenture Trustee, Administrative
    Agent, Transferor Owner and
    Purchasing Owner]

The undersigned, as Administrative Agent under the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020, among USCC Receivables Funding LLC, as Transferor, USCC Master Note Trust, as Issuer, USCC Services, LLC, as Servicer, United States Cellular Corporation, as Performance Guarantor, the Owners and the Managing Agents parties thereto and Royal Bank of Canada, as Administrative Agent, acknowledges receipt of five executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.
Pursuant to such Supplement, you are advised that the Transfer Effective Date will be _____________, ____.

Very truly yours,
ROYAL BANK OF CANADA
as Administrative Agent

By:
Name:
Title:

EXHIBIT B
FORM OF FUNDING NOTICE
[Date]
U.S. Bank National Association
190 South LaSalle Street
Chicago, IL 60603
MK-IL-SL7C
Telephone: (312) 332-7456
Facsimile: (312) 332-7992
Attention: USCC Master Note Trust
Electronic Mail: Edwin.Janis@usbank.com
USCC Services, LLC,
as Servicer
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com

USCC Services, LLC,
as Servicer
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: (773)-399-8930
Electronic Mail: doug.chambers@uscellular.com

Royal Bank of Canada,
as Administrative Agent
200 Vesey Street
New York, New York 10281-8098
Attn: Securitization Finance
Telephone: (212)-428-6537
Email: conduit.management@rbccm.com
RE:     USCC Master Note Trust
    Series 2017-VFN Notes
Ladies and Gentlemen:
Pursuant to Section 3.2 of the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020 (the “Note Purchase Agreement”) among USCC Receivables Funding LLC, as Transferor, USCC Master Note Trust, as Issuer, USCC Services, LLC, as Servicer, United States Cellular Corporation, as Performance Guarantor, the Owners and the Managing Agents parties thereto and Royal Bank of Canada, as Administrative Agent, the Issuer hereby irrevocably requests the Owners fund a Note Principal Balance Increase as follows. Terms used herein are used as defined in or for purposes of the Note Purchase Agreement.
1.    The requested amount of such Note Principal Balance Increase is $______________.
2.    The date of such Note Principal Balance Increase is to occur is _____________________ (the “Increase Date”).
3.    All conditions precedent to such Note Principal Balance Increase set forth in Section 3.2 of the Note Purchase Agreement have been satisfied.
4.    The proceeds of such Note Principal Balance Increase shall be remitted on the Increase Date in immediately available funds to [specify payment instructions].

Very truly yours,

USCC MASTER NOTE TRUST, as Issuer

By: USCC Services, LLC, as Administrator

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE
Certificate of
Treasurer/Chief Operating Officer
The undersigned do hereby certify pursuant to Section 4.7(c)(iii) of the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020 (the “Note Purchase Agreement”) among USCC Receivables Funding LLC, as Transferor, USCC Master Note Trust, as Issuer, USCC Services, LLC, as Servicer, United States Cellular Corporation, as Performance Guarantor the Owners and Managing Agents party thereto, and Royal Bank of Canada, as Administrative Agent, that on, and as of the date hereof, [to his or her knowledge after due inquiry, no Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default has occurred and is continuing] [the nature and status of the existing (Default / Event of Default / Amortization Event / Potential Amortization Event / Servicer Default / Potential Servicer Default) is                     ].
Capitalized terms not otherwise defined herein have the meanings assigned to them in the Note Purchase Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this                                         day of             , 201    .

USCC RECEIVABLES FUNDING LLC

By:
Name:
Title:

EXHIBIT D

FORM OF INVESTMENT LETTER
[Date]
USCC Master Note Trust
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com

USCC Master Note Trust
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: 773-399-8930
Electronic Mail: doug.chambers@uscellular.com
U.S. Bank National Association,
as Indenture Trustee
111 Fillmore Ave
St. Paul, MN 55107
Attention: USCC Master Note Trust/Bondholder Services
Re:     USCC Master Note Trust
            Series 2017-VFN Notes (the “Notes”)
Ladies and Gentlemen:
Reference is hereby made to the Master Indenture, dated as of December 20, 2017 (as amended or supplemented from time to time, the “Master Indenture”), among USCC Master Note Trust (the “Issuer”), USCC Services, LLC, as servicer (the “Servicer”), and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Amended and Restated Series 2017-VFN Indenture Supplement, dated as of October 23, 2020, among the Issuer, the Servicer and the Indenture Trustee (as amended or supplemented from time to time, the “Series 2017-VFN Indenture Supplement” and, together with the Master Indenture, collectively, the “Indenture”). Capitalized terms used but not defined in this Investment Letter shall have the meanings assigned to such terms in Annex A to the Indenture, or the Note Purchase Agreement (as defined below), and if not defined in the Indenture or the Note Purchase Agreement, then such terms shall have the meanings assigned to them in Regulation D (“Regulation D”) or Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).
This Investment Letter relates to the [transfer][initial funding] of the above-referenced Notes in an aggregate [initial] principal amount of U.S.$ [__________] [to] [by] the undersigned [, as a Managing Agent, Conduit Purchaser or Committed Purchaser, as applicable, and with respect to itself only] [(the “Transferee”)] [(the “Initial Purchaser”)] and is being delivered pursuant to [Section 6.1] [Section 4.3(b)] of the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020, by and among USCC Receivables Funding LLC, as transferor (the “Transferor”), the Issuer, the Servicer, United States Cellular Corporation, as Performance Guarantor, Royal Bank of Canada, as Administrative Agent, and the Owners and Managing Agents party thereto from time to time (as amended or supplemented from time to time, the “Note Purchase Agreement”). In connection with [such transfer, the Transferee hereby, certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture with respect to the Transferee and] [the initial funding, the Initial Purchaser] hereby represents, warrants and agrees for the benefit of the Issuer and the Registrar as follows:
(a)    No Note or any interest therein may be sold or transferred (including by pledge or hypothecation) to any other Person (other than a Person that is an Owner immediately prior to such transfer) unless such sale or transfer is to a Qualified Institutional Buyer. Any purported transfer of the Notes to a transferee that does not comply with the requirements of this letter shall be null and void ab initio.
(b)    The [Transferee] [Initial Purchaser] hereby represents and agrees with the Issuer as follows:
(i)    The [Transferee] [Initial Purchaser] is (a) a Qualified Institutional Buyer, (b) aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A, and (c) acquiring the Notes for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion, and in a principal balance of not less than the minimum denomination of such Note for the purchaser and for each such account. Any purported transfer of the Notes to a purchaser that does not comply with the requirements of this paragraph shall be null and void ab initio. The Issuer may sell any Notes acquired in violation of the foregoing at the cost and risk of purported owner.
(ii)    The Notes may not at any time be held by or on behalf of any Person that is not a Qualified Institutional Buyer.

(iii)    The [Transferee] [Initial Purchaser] understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the Notes have been or will be registered under the Securities Act, and, if in the future the [Transferee] [Initial Purchaser] decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may only be offered, resold, pledged or otherwise transferred in accordance with the Series 2017-VFN Indenture Supplement and the applicable legends set forth on the Notes delivered to us. The [Transferee] [Initial Purchaser] acknowledges that no representation is made by the Transferor or the Issuer, as the case may be, as to the availability of any exemption under the Securities Act or any applicable state securities laws for resale of the Notes.
(iv)    [Transferee] [Initial Purchaser] understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The [Transferee] [Initial Purchaser] has had access to such financial and other information concerning the Issuer, the Receivables, the Servicer and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Servicer and the Issuer. The [Transferee] [Initial Purchaser] has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the [Transferee] [Initial Purchaser] and any accounts for which it is acting is able to bear the economic risk of the [Transferee’s] [Initial Purchaser’s] or of its investment.
(v)    In connection with the transfer of the Notes (a) none of the Issuer, the Servicer, the Transferor or the Indenture Trustee is acting as a fiduciary or financial or investment adviser for the [Transferee] [Initial Purchaser], (b) the [Transferee] [Initial Purchaser] is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer, the Transferor, the Performance Guarantor, USCC or the Indenture Trustee other than in the most current offering memorandum for such Notes and any representations expressly set forth in a written agreement with such party, (c) none of the Issuer, the Servicer, the Transferor nor the Indenture Trustee has given to the [Transferee] [Initial Purchaser] (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Notes, (d) the [Transferee] [Initial Purchaser] has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Series 2017-VFN Indenture Supplement) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Transferor, the Performance Guarantor, USCC or the Indenture Trustee, (e) the [Transferee] [Initial Purchaser] has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions, (f) the [Transferee] [Initial Purchaser] is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks, and (g) the [Transferee] [Initial Purchaser] is a sophisticated investor familiar with transactions similar to its investment in the Notes.
(vi)    Either (1) the [Transferee] [Initial Purchaser] is not and is not acting on behalf of (a) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975, (c) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity or (d) any governmental, church, non-U.S. or other plan subject to any federal, state, local or non-U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (2) the [Transferee’s] [Initial Purchaser’s] purchase, holding and disposition of such Note (or interest therein) will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.
(vii)    The [Transferee] [Initial Purchaser] will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.
(viii)    The [Transferee] [Initial Purchaser] is not acquiring the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.
(ix)    The [Transferee] [Initial Purchaser] will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Series 2017-VFN Indenture Supplement, including the exhibits thereto.
(x)    The [Transferee] [Initial Purchaser] acknowledges that the Notes do not represent deposits with or other liabilities of the Indenture Trustee, the Servicer, the Transferor or any entity related to any of them or any other purchaser of Notes. Unless otherwise expressly provided herein, each of the Indenture Trustee, the Servicer, the Transferor, any entity related to any of them and any other purchaser of Notes will not, in any way, be responsible for or stand behind the capital value or the performance of the Notes or the assets held by the Issuer. The [Transferee] [Initial Purchaser] acknowledges that acquisition of Notes involves investment risks including prepayment and interest rate risks, possible delay in repayment and loss of income and principal invested.
[Signature Page Follows]

Very truly yours,

[_________________],
as [Transferee] [Managing Agent] [Conduit Purchaser] [Committed Purchaser]

By:
Name:
Title:

EXHIBIT E
[RESERVED]

EXHIBIT F
FORM OF INTEREST RATE CAP AGREEMENT
[Attached]

EXHIBIT G
HEDGING REQUIREMENTS
Terms used in this Exhibit G shall have the meaning specified in (i) the Amended and Restated Series 2017-VFN Note Purchase Agreement, dated as of October 23, 2020 (the “Note Purchase Agreement”), among USCC Receivables Funding LLC, as Transferor (the “Transferor”), USCC Master Note Trust, as Issuer (the “Issuer”), USCC Services, LLC, individually and as Servicer (the “Servicer”), United States Cellular Corporation, as performance guarantor, the Owners party thereto, the Managing Agents party thereto and Royal Bank of Canada, as administrative agent, or if not defined therein, in the Series 2017-VFN Supplement (as defined in the Note Purchase Agreement).
(a)    Until the Note Principal Balance have been reduced to zero and all amounts under the Indenture Supplement, the Note Purchase Agreement, the Fee Letter, the Administrative Agent Fee Letter, and all other applicable Transaction Documents have been repaid in full with respect to the Series 2017-VFN Notes, the Issuer shall maintain one or more Eligible Interest Rate Caps with an Eligible Cap Counterparty, in each case in accordance with the following requirements:
(i)    such Eligible Interest Rate Caps shall, in aggregate, be in a notional amount, equal to (A) for any Payment Date prior to the Scheduled Commitment Termination Date, at least the Facility Limit, and (B) for any Payment Date after the Scheduled Commitment Termination Date, the notional amount as of the last Payment Date prior to the Scheduled Commitment Termination Date reduced monthly as per the thirty-six (36) month schedule previously approved by the Administrative Agent;
(ii)    such Eligible Interest Rate Caps shall provide that the applicable Cap Counterparty’s payment obligations be calculated by reference to the notional amount hedged thereunder and a per annum rate specified in the long-form confirmation, a form of which is provided in Exhibit F to the Note Purchase Agreement) (the “Confirmation”), determined for and taking effect as of the relevant dates set forth in the Confirmation;
(iii)    such Eligible Interest Rate Caps shall provide for payments to be paid on the Business Day immediately prior to each Payment Date by the Cap Counterparty by transfer directly into the Collection Account for the benefit of the Owners;
(iv)    such Eligible Interest Rate Caps shall provide for the Servicer to make the full up-front payment of any premium due upon entry by the Issuer into each Eligible Interest Rate Cap;
(v)    such Eligible Interest Rate Caps have been pledged to secure the due and punctual payment of all amounts owing to the Managing Agents and their respective related Owners in connection with the Tranche Invested Amount of each such Owner; and
(vi) the Transferor (on behalf of the Issuer), the Servicer and the Administrative Agent shall have agreed on the strike rate for such Eligible Interest Rate Cap.
(b)    In the event that, due to withdrawal or downgrade, a Cap Counterparty no longer meets the requirements of an Eligible Cap Counterparty, the Transferor (on behalf of the Issuer) shall, (A) as soon as reasonably possible, (i) arrange for the Cap Counterparty to post collateral as required in the long-form confirmation, a form of which is provided in Exhibit F to the Note Purchase Agreement, which will be deposited into a hedge collateral account (to be established at the time of such collateral posting) for the benefit of the Owners, (ii) obtain a guaranty of, or a contingent agreement of another Eligible Cap Counterparty to honor, the Cap Counterparty’s obligations under the related Eligible Interest Rate Cap, or (iii) arrange for the adversely affected Cap Counterparty’s obligations and rights under the related Eligible Interest Rate Cap to be assumed by and assigned to a replacement Eligible Cap Counterparty, and (B) within thirty (30) days of such occurrence, if the Cap Counterparty fails to comply with the requirements of (A) above, terminate the existing Eligible Interest Rate Cap and/or arrange for a new Eligible Interest Rate Cap with an Eligible Cap Counterparty.
(c)    Upon execution of any Eligible Interest Rate Cap with an Eligible Cap Counterparty, the Issuer shall deliver the executed long-form confirmation related to such Eligible Interest Rate Cap to the Administrative Agent within three (3) Business Days.
(d)    Notwithstanding anything to the contrary in this Exhibit G, at any time and from time to time, the Issuer may maintain one or more Eligible Interest Rate Caps with an Eligible Cap Counterparty that mature thirty (30) months after January 13, 2023; provided that, no later than three (3) Business Days prior to the Interest Rate Cap Renewal Date (or such later date as the Administrative Agent may agree in its sole discretion), the Issuer shall (x) enter into an extension of the Eligible Interest Rate Cap or Eligible Interest Rate Caps then in effect or enter into one or more additional Eligible Interest Rate Caps, in each case, that mature thirty-six (36) months (in compliance with paragraph (a)(i)(B) above), as applicable, after the Scheduled Commitment Termination Date (or, if agreed to by the Administrative Agent, a new Interest Rate Cap Renewal Date selected by the Issuer in accordance with the definition of “Interest Rate Cap Renewal Date”) and otherwise satisfy all requirements of this Exhibit G and (y) deliver a copy of such Eligible Interest Rate Cap or Eligible Interest Rate Caps to the Administrative Agent..

ANNEX I

Agreed-Upon Procedures
Scope of Services:

•Review whether a selected sample of Receivables consists of Eligible Receivables at the time of conveyance.
•Review whether such selected sample of Receivables sold by the Transferor is stated as being assigned to the special-purpose vehicle in the Transferor’s books and records.
•Review whether the Credit and Collections Policies are being complied with in accordance with the terms of the Transaction Documents.
◦Determine if accounts are being properly aged in accordance with the terms and methodology (note any receivables that may be aged in a non-conforming manner).
◦Obtain a breakdown, by type, of dilutions and write-offs issued in a Collection Period and whether they are being applied in accordance with the Credit and Collection Policies.
•Review application of Collections under the Transaction Documents to determine if such Collections are being applied and remaining balances are being reflected in accordance with the Transaction Documents.
•Select a sample of Monthly Reports and re-perform certain calculations contained therein in accordance with the Transaction Documents.
◦Review whether Excess Concentration limits are being applied in accordance to the Transaction Documents, as applicable.
◦Review calculation of financial covenants, as applicable, to determine if such covenants are being calculated in accordance with the Transaction Documents.
◦Review calculation of Dilution Ratio, Default Ratio and Delinquency Ratio, as applicable, to determine if such ratios are being calculated in accordance with the Transaction Documents.
•Review whether the Asset Base Deficiency test calculation is being properly completed in connection with the Transaction Documents.
Procedures:
•Sample selection: The adherence to the criteria set forth in the definition of “Eligible Receivable” shall be verified by means of a generally accepted procedure, with an appropriate sample size of Transferred Assets using random number generator as a generally accepted non-statistical sampling method to select the sample of Receivables. Sample selection will also be used to verify the above procedures and calculations.

SCHEDULE I

CONDUIT PURCHASER, COMMITTED PURCHASER, MANAGING AGENTS
AND RELATED INFORMATION1

Name of Conduit Purchaser	Name of Committed Purchaser(s)	Name of Managing Agent	Ownership Group	Address/Telecopy for Notices	Account for Funds Transfer	Ownership Group Commitment	Ownership Group Percentage	Tranche Invested Amount (as of ~~March 10~~September 27, ~~2022~~ 2023)
Thunder Bay Funding, LLC	Royal Bank of Canada	Royal Bank of Canada	Thunder Bay Funding, LLC, as Conduit Purchaser Royal Bank of Canada, as Committed Purchaser, Managing Agent and Conduit Support Provider Delayed Funding Ownership Group (Y/N): Yes	Thunder Bay Funding, LLC c/o Global Securitization Services, LLC 68 South Service Road Suite 120 Melville, New York 11747 Attn: Kevin Burns Tel: (631)-587-4700 Email: conduitadmin@gssnyc.com With a copy to: Royal Bank of Canada Two Little Falls Center 2751 Centerville Road Suite 212 Wilmington, Delaware 19808 Tel: (302) 892-5903 Email: conduit.management@rbccm.com With copies of Funding Notices to: conduit.funding@rbccm.com	Bank: Deutsche Bank Trust Company Americas ABA #: 021-001-033 N/O: Thunder Bay Funding LLC Account #: 00-363-610 Acct. Ref: USCC Master Note Trust	$225,000,000	50%	$~~200,000,000~~2,500,000
1 Subject to update.

Banner Trust	The Toronto-Dominion Bank	The Toronto-Dominion Bank	Banner Trust, as Conduit Purchaser The Toronto-Dominion Bank, as Committed Purchaser, as Managing Agent and as Conduit Support Provider Delayed Funding Ownership Group (Y/N): Yes	The Toronto-Dominion Bank Attn: Imran Qadri 77 King Street West TD North Tower, 25th Floor Toronto, Ontario, M5K 1A2 Tel: (416) 944-5097 Fax: (416) 983-1761 Imran.Qadri@tdsecurities.com With a copy to: Banner Trust 66 Wellington Street West TD Tower, 18th Floor Toronto, Ontario Canada M5K1A2 Attention: Asset Securitization Group Telephone: 416-307-6035 / 416-308-3305 Email: ASGOperations@tdsecurities.com With a copy to: The Toronto-Dominion Bank Attn: Asset Securitization 77 King Street West TD North Tower, 25th Floor Toronto, Ontario, M5K 1A2 Tel: (416) 944-5097 Fax: (416) 983-1761 ASGOperations@tdsecurities.com	Intermediary Bank: Bank of America, New York, NY USA FED ABA #: 026009593 Beneficiary Bank: TD Canada Trust, 55 King Street West, Toronto Swift Code: TDOMCATTTOR Beneficiary Name: Banner Trust (A) With respect to the Committed Purchaser: Beneficiary Account #: 1020-7435402 (B) With respect to the Conduit Purchaser: Beneficiary Account #: 1020-7434503	$225,000,000	50%	$~~200,000,000~~2,500,000

SCHEDULE II

NOTICE INFORMATION

Issuer:
USCC Master Note Trust
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com

With a copy to (which shall not constitute notice):

USCC Master Note Trust
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: (773) 399-8930
Electronic Mail: doug.chambers@uscellular.com

~~and~~
~~Sidley Austin LLP~~
~~One S. Dearborn Street~~
~~Chicago, Illinois 60603~~
~~Attention: Stephen P. Fitzell, General Counsel~~
~~Telephone: (312) 853-7379~~
~~Facsimile: (312) 853-7036~~
~~Electronic Mail: sfitzell@sidley.com~~

Transferor:
USCC Receivables Funding LLC
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com

With a copy to (which shall not constitute notice):

USCC Receivables Funding LLC
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: 773-399-8930
Electronic Mail: doug.chambers@uscellular.com
~~and~~
~~Sidley Austin LLP~~
~~One S. Dearborn Street~~
~~Chicago, Illinois 60603~~
~~Attention: Stephen P. Fitzell, General Counsel~~
~~Telephone: (312) 853-7379~~
~~Facsimile: (312) 853-7036~~
~~Electronic Mail: sfitzell@sidley.com~~

Servicer:
USCC Services, LLC
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com

With a copy to (which shall not constitute notice):

USCC Services, LLC
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: 773-399-8930
Electronic Mail: doug.chambers@uscellular.com
~~and~~
~~Sidley Austin LLP~~
~~One S. Dearborn Street~~
~~Chicago, Illinois 60603~~
~~Attention: Stephen P. Fitzell, General Counsel~~
~~Telephone: (312) 853-7379~~
~~Facsimile: (312) 853-7036~~
~~Electronic Mail: sfitzell@sidley.com~~

Performance Guarantor:
United States Cellular Corporation
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com
With a copy to (which shall not constitute notice):
United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: 773-399-8930
Electronic Mail: doug.chambers@uscellular.com

~~and~~
~~Sidley Austin LLP~~
~~One S. Dearborn Street~~
~~Chicago, Illinois 60603~~
~~Attention: Stephen P. Fitzell, General Counsel~~
~~Telephone: (312) 853-7379~~
~~Facsimile: (312) 853-7036~~
~~Electronic Mail: sfitzell@sidley.com~~

Administrative Agent:	Royal Bank of Canada 200 Vesey Street New York, New York 10281-8098 Attn: Securitization Finance Telephone: (212)-428-6537 Email: conduit.management@rbccm.com

SCHEDULE III

ORGANIZATIONAL INFORMATION
United States Cellular Corporation:
Chief Executive Office;    8410 West Bryn Mawr Avenue
Principal Place of Business:    Chicago, IL 60631

Locations of Records:    8410 West Bryn Mawr Avenue
    Chicago, IL 60631
Delaware Organizational
Identification Number:    2024126
Federal Employer
Identification Number:    62-1147325
Prior Name(s) in the Last 5 Years:    None

USCC Receivables Funding LLC:

Chief Executive Office;    8410 West Bryn Mawr Avenue
Principal Place of Business:    Chicago, IL 60631
Locations of Records:    8410 West Bryn Mawr Avenue
    Chicago, IL 60631
Delaware Organizational
Identification Number:    6574612
Federal Employer
Identification Number:    38-4050222
Prior Name(s) in the Last 5 Years:    None

USCC Services, LLC:

Chief Executive Office;    8410 West Bryn Mawr Avenue
Principal Place of Business:    Chicago, IL 60631
Locations of Records:    8410 West Bryn Mawr Avenue
    Chicago, IL 60631
Delaware Organizational
Identification Number:    2555848
Federal Employer
Identification Number:    36-4046814
Prior Name(s) in the Last 5 Years:    USCC Services LLC (Del. LLC) converted from USCC Payroll Corporation (Delaware corporation) effective 3/1/13

USCC Master Note Trust:

Chief Executive Office;    8410 West Bryn Mawr Avenue
Principal Place of Business:    Chicago, IL 60631
Locations of Records:    8410 West Bryn Mawr Avenue
    Chicago, IL 60631
Delaware Organizational
Identification Number:    6590928
Federal Employer
Identification Number:    32-6490609
Prior Name(s) in the Last 5 Years:    None

SCHEDULE IV

LIST OF CLOSING DELIVERABLES
USCC MASTER NOTE TRUST
~~March 10~~September 27, ~~2022~~2023

“Administrator”	USCC Services, LLC
“Banner Trust”	Banner Trust
“Equity Certificateholder”	USCC Receivables Funding LLC
“Indenture Trustee”	U.S. Bank National Association
“ML”	Morgan, Lewis & Bockius LLP, counsel to RBC and TD
“Morris James”	Morris James LLP, counsel to the Owner Trustee
“Originators”	Various USCC operating company originators party to the Receivables Sale Agreement
“Owner Trustee”	Wilmington Trust, National Association
“Performance Guarantor”	United States Cellular Corporation
“RBC”	Royal Bank of Canada
“RLF”	Richards, Layton & Finger P.A., counsel to Indenture Trustee
“Seller”	USCC EIP LLC
“Servicer”	USCC Services, LLC
“Sidley”	Sidley Austin LLP, counsel to USCC, the Seller, the Servicer, the Transferor and the Trust
“TD”	The Toronto-Dominion Bank
“Thunder Bay”	Thunder Bay Funding, LLC
“Transferor”	USCC Receivables Funding LLC
“Trust”	USCC Master Note Trust
“USCC”	United States Cellular Corporation